SECURITIES EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                  FORM SB-2
           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       Commission file number 026559

                                XIN NET CORP.
            (Exact name of registrant as specified in its charter)

                                     7379
           (Primary Standard Industrial Classification Code Number)

                                   Florida
                           (State of Incorporation)

                                  330751560
                     (I.R.S. Employer Identification No.)

          #830, 789 W. Pender Street, Vancouver B.C., Canada V6CIH2
              (Address of principal executive offices) (Zip Code)

                             Marc Hung, President
          #830, 789 W. Pender Street, Vancouver B.C., Canada V6CIH2
                         Agent for Service of Process


                                (604) 632-9638
                              (Telephone number)

      Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box /X/

      If this Form is filed to register additional securities for an offering pursuant to Rule 462 (b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

      If delivery of the prospectus is expected to be made pursuant to Rule 434; please check the following box / /

                              Page 1 of 75 pages
                       Exhibit Index Begins on Page 76

Calculation of Registration Fee

===================------------------------------------------==================
Title of each      Proposed       Proposed    Proposed       Amount of
class of           Amount of      maximum     maximum        registration fee
securities to be   shares to be   offering    aggregate
registered         registered     price per   offering
                                  share       price(3)
===================------------------------------------------==================
Common Stock       5,885,000     $1.56        $9,180,600     $4,590.30
-------------------------------------------------------------==================

-------------------------------------------------------------==================

===============================================================================
===============================================================================
TOTAL             5,885,000      $1.56        $9,180,600     $4,590.30
===============================================================================

(1) The shares of Common Stock registered hereby represent the number of shares held by selling shareholders.

(2) The shares of Common Stock registered hereby represent the shares held by selling shareholders.

(3) Based on the average of the bid and ask price on the OTC Bulletin Board for the Company's Common Stock for the five trading days preceding filing computed pursuant to Rule 274 on November 1, 1999.

      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to
Section 8(a), may determine.

                            CROSS REFERENCE SHEET

      Pursuant to Item 501(b) of Regulation S-K and Rule 404(a) the following cross-reference sheet shows the location in the Prospectus of the information required to be included in response to Items of Form SB-2.

===========-----------------------------------=================================
PART I     Item                               Location
===========-----------------------------------=================================
Item 1     Forepart of Registration           Forepart of Registration
           Statement and Outside Front Cover  Statement and Outside Front
           Page of Prospectus                 Cover Page of Prospectus
===========-----------------------------------=================================
Item 2     Inside Front and Outside Back      Inside Front and Outside Back
           Cover Pages of Prospectus          Cover Pages of Prospectus
===========-----------------------------------=================================
Item 3     Summary Information, Risk Factors  Summary, Risk Factors
           and Ratio of Earnings to Fixed
           Charges
===========-----------------------------------=================================
Item 4     Use of Proceeds                    Use of Proceeds
===========-----------------------------------=================================
Item 5     Determination of Offering Price    Determination of Offering Price
===========-----------------------------------=================================
Item 6     Dilution                           Not Applicable
===========-----------------------------------=================================
Item 7     Selling Security Holders           Selling Security Holders
===========-----------------------------------=================================
Item 8     Plan of Distribution               Plan of Distribution
===========-----------------------------------=================================
Item 9     Legal Proceedings                  Legal Matters
===========-----------------------------------=================================
Item 10    Directors, Executive Officers,     Directors, Executive Officers,
           Promoters and Control Persons      Promoters and Control Persons
===========-----------------------------------=================================
Item 11    Security Ownership of Certain      Security Ownership of Certain
           Beneficial Ownership and           Beneficial Ownership and
           Management                         Management
===========-----------------------------------=================================
Item 12    Description of Securities          Description of Securities
===========-----------------------------------=================================
Item 13    Interest of Named Experts and      Not Applicable
           Counsel
----------------------------------------------=================================
Item 14 Disclosure of Commission Position Management - Indemnification of on Indemnification For Securities Officers and Directors
           Act Liabilities
----------------------------------------------=================================
Item 15    Organization within Last Five      Business History
           Years
===========-----------------------------------=================================
Item 16    Description of Business            Business History
----------------------------------------------=================================
Item 17    Management Discussion and          Management Discussion and
           Analysis of Operations             Analysis of Operations
----------------------------------------------=================================
----------------------------------------------=================================
Item 18    Description of Property            Business History
----------------------------------------------=================================
----------------------------------------------=================================
Item 19    Certain Relationships and Related  Certain Relationships and
           Party Transactions                 Related Party Transactions
----------------------------------------------=================================
----------------------------------------------=================================
Item 20    Market for Common Equity and       Price Range of Our Common Stock
           Related Stockholder Matters        & Stockholder Matters
----------------------------------------------=================================
----------------------------------------------=================================
Item 21    Executive Compensation             Executive Compensation
----------------------------------------------=================================
----------------------------------------------=================================
Item 22    Financial Statements               Financial Statements
----------------------------------------------=================================
===============================================================================
Item 23    Changes In and Disagreements With  Changes In and Disagreements
           Accountants                        With Accountants
===============================================================================
===============================================================================
PART II
===============================================================================
===========-----------------------------------=================================
Item 24    Indemnification of Officers and    Indemnification
           Directors
===========-----------------------------------=================================
Item 25    Other Expenses of Issuance and     Other Expenses of Offering
           Distribution                       Registration and Distribution
===========-----------------------------------=================================
Item 26    Recent Sales of Unregistered       Recent Sales of Unregistered
           Securities                         Securities
===========-----------------------------------=================================

Item 27    Exhibits, Financial Statements     Exhibits, Financial Statements
           and Schedules                      and Schedules
===========-----------------------------------=================================
Item 28    Undertakings                       Undertakings
===============================================================================
Item 29    Financial Statements and Schedules Financial Statements and
                                              Schedules
===============================================================================

                   PROSPECTUS DATED __________________, 1999

                                XIN NET CORP.

                       5,885,000 Shares of Common Stock

                               ($.001 par value)

     The offering price per Share will be a price based upon current market price. XIN NET CORP. is engaged in an Internet related Joint Venture business in China.

      This Prospectus relates to 5,885,000 shares of common stock, par value $0.001 per share (the "Common Stock"), of XIN NET CORP., a Florida corporation (the "Company");

      We will not receive any proceeds from the shares of common stock sold by the selling stockholders.

      This offering (the "Offering") is not being underwritten. The shares of Common Stock being offered hereunder have been registered for sale by certain of our Selling Stockholders (as defined herein) pursuant to this Prospectus from time to time to purchasers directly, or through agents, brokers or dealers at market or negotiated prices. Thus, the distribution of such shares of Common Stock may occur over an extended period of time. See "Plan of Distribution." Since the Common Stock registered hereunder is being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, the Company cannot include herein information about the price to the public of the Common Stock or the proceeds from any sales of the Common Stock by the Selling Stockholders. The Company will not receive any proceeds of any sale of the shares of Common Stock made by the Selling Stockholders.

      The Selling Stockholders and any broker-dealer who acts in connection with the sale of shares hereunder may be deemed to be "underwriters", as that term is defined in the Securities Act, and any commission received by them and profit on any resale of the shares of Common Stock as principal might be deemed to be underwriting discounts and commissions under the Securities Act. The Selling Stockholders will pay or assume brokerage commissions or underwriting discounts incurred in connection with the sale of their shares of Common Stock, which commissions or discounts will not be paid or assumed by the Company. See "Plan of Distribution."

      The Common Stock of the Company is currently trading on the OTC Bulletin Board under the symbol of "XNET." The last reported sale price of company common stock on November 1, 1999 on the OTCBB was $1.43 closing.

                THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK

      This offering involves special risks concerning the Company, immediate substantial dilution, substantial competition, dependence upon management, continued control by present shareholders, possible market volatility of the share price, lack of any commitment to purchase shares. (See "Risk Factors," "Dilution," and "Plan of Distribution.")

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus if truthful or complete. Any representation to the contrary is a criminal offense.

      THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

=====================---------------------------------------===================
                     Price to Public(1) Selling             Proceeds to
                                        Commissions (2)     Selling
                                                            Shareholders (2)
=====================---------------------------------------===================
Per Share            $1.56              $.08                $1.48
===============================================================================
Total (Maximum)      $9,180,600         $459,030            $8,721,570
===============================================================================

(1) Subject to adjustment in final pricing amendment and based upon computation pursuant to Rule 274.

(2) Before deduction of expenses payable by the shareholders and Company in connection with this offering, estimated at $50,000 for filing, printing, legal fees, accounting fees, Selected Dealers' accountable expense allowances and Blue Sky expenses. The Company will pay all of $7,500 toward these expenses.

      The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form SB-2 (the "Registration Statement") under the Securities Act with respect to the shares of Common Stock being offered by certain Selling Stockholders. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits and schedules thereto, certain portions of which have been omitted pursuant to the rules and regulations of the Commission. Statements made in this Prospectus as to the contents of any contract, agreement or other document are not necessarily complete. With respect to each such contract, agreement or other document filed or incorporated by reference as an exhibit to the Registration Statement, reference is made to such exhibit for a more complete description of the matter involved, and each such statement is qualified in its entirety by such reference.

      The Company is subject to the periodic reporting requirements of Section 13(a) of the Securities Exchange Act and in accordance therewith is required to file reports and other information with the Securities and Exchange Commission. This information may be inspected and copied at the office of Securities and Exchange Commission, Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such materials can be obtained from the Public Reference Section of the Securities and Exchange Commission, Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549, at prescribed rates. The Company undertakes to provide, without charge, to any person to whom a Prospectus is delivered, upon oral or written request of such person, a copy of an any and all information if any, that has been incorporated by reference in the Prospectus. Such information can be obtained from Company at XIN NET CORP., #830, 789 W. Pender Street, Vancouver B.C. , Canada V6CIH2. The Commission also maintains a website that contains reports, proxy and information statements and other information. The website address is http://www.sec.gov.

      INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

      SEE "RISK FACTORS" BEGINNING ON PAGE 7, FOR INFORMATION THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE COMMON STOCK.

      WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS. IF THEY GIVE YOU SUCH REPRESENTATION, YOU MUST NOT RELY UPON THEM AS HAVING BEEN AUTHORIZED BY US OR THE UNDERWRITERS. THIS PROSPECTUS IS NOT AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER, TO BUY, ANY SECURITIES OTHER THAN THESE REGISTERED SECURITIES. IT IS ALSO NOT AN OFFER TO, OR SOLICITATION OF, ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY OFFER OR SALE SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT WE HAVE HAD NO CHANGE IN OUR BUSINESS SINCE THE DATE OF THIS PROSPECTUS OR THAT THE INFORMATION CONTAINED IN THIS PROSPECTUS IS CORRECT AS OF ANYTIME AFTER THE DATE OF THIS PROSPECTUS.

      We use market data and industry forecasts throughout this prospectus, which we have obtained from internal surveys, market research, publicly available information and industry publications. Industry publications generally state that the information they provide has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed. Similarly, we believe that the surveys and market research we or others have performed is reliable, but we have not independently verified this information. We do not represent that any such information is accurate.

                      (OUTSIDE BACK COVER OF PROSPECTIVES)

                              TABLE OF CONTENTS

Summary                                                                 5
Risk Factors                                                            7
Summary of Financial Information                                        23
Business                                                                24
Price Range of Our Common Stock & Stockholder Matters                   40
Management's Discussion and Analysis of Financial
 Condition and Results of Operations                                    41
Capitalization                                                          45
Management                                                              46
Security Ownership of Principal Owners and Management                   50
Selling Stockholders                                                    52
Certain Relationships and Related Transactions                          52
Description of Securities                                               53
Changes and Disagreements with Accountants                              53
Legal Matters                                                           53
Plan of Distribution                                                    55
Selling Stockholders                                                    56
Experts                                                                 61
Where You Can Find More Information                                     61
Index to Financial Statements                                           F-1

                              PROSPECTUS SUMMARY

      THIS SUMMARY  HIGHLIGHTS CERTAIN  SIGNIFICANT  ASPECTS OF OUR BUSINESS AND
THIS OFFERING, BUT YOU SHOULD READ THE ENTIRE PROSPECTUS, INCLUDING THE FINANCIAL DATA AND RELATED NOTES, BEFORE MAKING AN INVESTMENT DECISION. WHEN WE REFER TO OUR COMPANY IN THIS PROSPECTUS, WE REFER TO US AND OUR SUBSIDIARIES, AS A COMBINED ENTITY, EXCEPT WHERE WE INDICATE OTHERWISE. WE HAVE PROVIDED A GLOSSARY OF TERMS FOR YOUR CONVENIENCE BEGINNING ON PAGE A-1. YOUR SHOULD CAREFULLY CONSIDER THE INFORMATION SET FORTH UNDER "RISK FACTORS."

      The information set forth in this Prospectus includes "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Words "estimated", "intends", believes", "plans", "planning", "expects", and "if" are intended to identify forward-looking statements. Although management believes that the assumptions made and expectations reflected in the forward-looking statements are reasonable, it must be recognized that there is no assurance that the underlying assumptions will, in fact, prove to be correct or that actual future results will not be different from the Company's expectations.

The Company

      On September 6, 1996, the we incorporated under the laws of the State of Florida under the name of Placer Technologies, Inc.

     On April 2, 1997, we acquired 100% interest of Infornet Investment Limited, a Hong Kong corporation (Infornet). Through this subsidiary in 1997, we entered into a Joint Venture (the "Joint Venture") with Xin Hai Technology Development Ltd. (Xin Hai), an experienced Internet Service Provider (ISP) which owns and operates Internet licenses in the cities of Beijing, Shenyang and Shanghai, China ("PRC"). The Infornet/Xin Hai agreement provides the Registrant with an 80% interest in the Joint Venture, Placer Technologies Corp. until Infornet has recouped all of its invested capital, at which time the profit sharing reverts 49% to XIN HAI and 51% to Infornet. Infornet and we are required to provide 100% of the capital necessary for operations and equipment in the Placer Technologies Corp. Joint Venture.

      On June 11, 1997, we purchased 100% interest of Infornet Investment Corp., a British Columbia corporation. Our subsidiary, Infornet Investment Corp., manages the daily operations for the company.

      On July 24, 1998, we changed the company name from Placer Technologies, Inc. to Xin Net Corp. in order to reflect our core business.

      We believe the Greater China and Asian markets, and Chinese language users globally, represent one of the largest and fastest growing user groups on the Web today. As the Internet gains broader acceptance as a new business medium in Greater China and Asia, we believe Internet service provider usage, online advertising and e-commerce will also experience significant growth. To capitalize on this opportunity, our business strategy is to continue to improve and expand our existing business under the Joint Venture, either independently or through strategic alliances, partnerships or acquisitions, and to continue to expand our business locations to other cities in Greater China.

      However. business opportunities in the Greater China Internet markets and our ability to implement our business strategy are, and will in the future, be limited by;

o The laws and regulations China in which we conduct our business that impose liability for content retrieved from any websites we may maintain or require that we obtain specific licenses, approvals or consents;

o The failure to realize expected growth in Internet usage and low Internet penetration rates in China that may compromise our future operating results;

o The lack of a sophisticated Internet infrastructure and limited Internet access in some markets necessary to delive our Internet and services, which may compromise our capacity for growth;

o The intense competition from existing and potential competitors with longer operating histories, greater name recognition, larger customer bases and greater resources that reduce our user traffic; and

o The economic developments in Greater China that result in reduced spending for advertising and web solutions services or that affect our ability to collect payments on our accounts receivable.

Although we intend to explore all potential markets for our Internet services throughout Greater Asia, we generated revenue exclusively from the PRC during the 1998 and 1999.

We are  still in the early  stages of  operations,  and we may not  fulfill  our stated goals until much later in the future, if at all. We have had a limited operating history since our organization in 1996 and have experienced significant losses since inception. We are dependent on private placements with investors for our resources and funding. See "Risk Factors."

Selling Shareholders

      Our Selling Shareholders are offering 5,885,000 common shares, which they previously purchased, or were granted, for sale as market conditions allow.(See "Selling Shareholders" and "Plan of Distribution".)

The Offering

      The Selling shareholders propose to offer 5,885,000 shares of our common stock at the market prices, continuously, upon effectiveness of the Registration Statement. (See "Plan of Distribution" for information concerning the offering.)

Net Proceeds to the Selling Shareholders

            Offering @ market price       $ (To be inserted in final amendment)

Common stock Offered
By selling shareholders        5,885,000 shares

Common stock outstanding
prior to offering             15,475,000 shares

Common stock outstanding after
offering                      21,360,000 shares


The Selling Stockholders       5,885,000 shares


Use of Proceeds  .....We  will not receive any proceeds  from the sale of shares of Common Stock by the Selling Stockholders.

OTC Bulletin Board Symbol......XINET

                                 RISK FACTORS

     AN INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE RISKS AND UNCERTAINTIES DESCRIBED BELOW AND THE OTHER INFORMATION IN THIS PROSPECTUS BEFORE DECIDING TO PURCHASE SHARE OF OUR COMMON STOCK. THE RISKS AND UNCERTAINTIES DESCRIBED BELOW ARE NOT THE ONLY ONES FACING OUR COMPANY.

WE CANNOT PREDICT OUR SUCCESS BECAUSE WE HAVE A SHORT OPERATING HISTORY

      We formed our company in September 1996, and we have a short operating history for you to review in evaluating our business. we have limited historical financial and operating data upon which you can evaluate our business and prospects. We entered into our first agreement with Xin Hai in August 1997 and Xin Hai began to offer commercial services in April 1997. We have limited commercial operations and have recognized limited revenues since our inception. In addition, our senior management team and our other employees have worked together at our company for only a short period of time.

WE HAVE A HISTORY OF LOSSES AND WE ANTICIPATE FUTURE LOSSES

     Our recent revenue growth is primarily a result of our entry into the Placer Technologies Corp. Joint Venture, and such growth may not be indicative of our future operating results. We have incurred net losses since our corporate organization in 1996 and as a result of our Joint Venture we have incurred net losses of approximately $242,994 for 1998 and $9,660 for the six month period through June 30, 1999. We anticipate that we will continue to incur operating losses for the foreseeable future due to a high level of planned operating and capital expenditures, increased sales and marketing costs, additional personnel hires, greater levels of product development and our general growth objectives. It is possible that our operating losses may increase in the future and we may never achieve or sustain profitability.

BECAUSE OUR MARKET IS NEW AND EVOLVING, WE CANNOT PREDICT ITS FUTURE GROWTH OR ULTIMATE SIZE, AND WE MAY BE UNABLE TO COMPETE EFFECTIVELY

     Our success will depend on the development of this new and rapidly evolving market of Internet service in China and our ability to compete effectively in this market through the Joint Venture. To address these risks, we must, among other things,

-     expand the geographic coverage of our Internet services;
- enter into agreements and working arrangements with additional Internet companies, some of which we expect to be our competitors;
-     deploy an effective  system in each  Internet  location;
-     attract and retain customers;
- successfully develop relationships and activities with our partners and distributors, including;
-     continue to attract, retain and motivate qualified personnel;
- accurately assess potential markets and effectively respond to competitive developments;
- continue to develop and integrate our operational support system and other back office systems
-     comply with evolving governmental regulatory requirements;
-     increase awareness of our services;
-     continue to up grade our technologies; and
-     effectively manage our expanding operations.

     We may not be successful in addressing these and other risks, and our failure to address risks would materially and adversely affect our business, prospects, operating results and financial condition.

WE CANNOT PREDICT OUR SUCCESS  BECAUSE OUR BUSINESS MODEL IS UNPROVEN

     We have not validated our business model and strategy in the market. We believethat the combination of our unproven business model and the highly competitive and fast changing market in which we compete makes it impossible to predict the extent to which our services will achieve market acceptance and our overall success. To be successful, we must develop and market network services that are widely accepted by businesses at profitable prices. We may never be able to expand as planned, achieve significant market acceptance, favorable operating results or profitability or generate sufficient cash flow to fully expand.

OUR STRATEGY OF EXPANSION MAY NOT BE EFFECTIVE

Our expansion into new markets in China could be substantially impaired by:

o     unexpected changes in regulatory requirements;
o     potentially adverse tax and regulatory consequences;
o     tariffs and other trade barriers;
o     and political instability and fluctuations in currency exchange rates.

   Any of the above could have a material adverse effect on the success of our future operations.

Although  we  expect  to  generate  revenue  from  subscribing   e-commerce  and
advertising in the future, such revenue may not be substantial

Our business plan is dependent on the anticipated expansion of ISP subscribers and e-commerce, webhosting and services in Greater China and the growth of our revenues is dependent on increased revenues generated by subscribers and services. We anticipate that a substantial portion of our future revenues will be derived from e-commerce , hosting, and other services as online advertising becomes more broadly accepted in China. We expect to derive an increasingly significant amount of revenue from:

o     subscription for service/connections
o     domain name registration
o hosting web site on our servers that are focused on the Greater China market; and
o     advertising through our system of ad servers

   The loss of our subscribers to competition or a reduction in traffic on such Web sites or on our ISP network may cause advertisers or Web hosts to withdraw from our business, which, in turn, could reduce our future revenues.

   Finally, the development of Web software that blocks Internet advertisements before they appear on a user's screen may hinder the growth of online advertising. The expansion of ad blocking an the Internet may decrease our revenues because when an ad is blocked, it is not downloaded from our ad server. which means that such advertisements are not tracked as a delivered advertisement In addition, advertisers may choose not to advertise on the Internet and on our advertising network because of the use of Internet advertisement blocking software. The use of Web software that blocks Internet advertisements may materially and adversely affect our business.

FAILURE BY THIRD-PARTY SUPPLIERS TO PROVIDE SOFTWARE AND HARDWARE COMPONENTS WILL AFFECT OUR ABILITY TO OPERATE OUR INTERNET BUSINESS

     We depend on third-party suppliers of software and hardwarecomponents. We rely on components that are sourced from only a few suppliers including computer servers manufactured by IBM or Sun Microsystems Corporation and routers manufactured by Cisco Systems, Inc. The failure of our suppliers to adjust to meet increasing demand may prevent them from supplying us with components and products as and when we require them. Our inability to develop alternative sources for such software and hardware could delay and increase the cost of expanding our network infrastructure and could adversely affect our operating efficiency and results of operations.

WE RELY ON SOFTWARE AND HARDWARE SYSTEMS THAT ARE SUSCEPTIBLE TO FAILURE

      Any system failure or inadequacy that causes interruptions in the availability of our services, or increases the response time of our services, as a result of increased traffic or otherwise, could reduce user satisfaction, future traffic and our attractiveness to advertisers and consumers. In addition, as the amount of Web pages and traffic increases. there can be no assurance that we will be able to scale our systems proportionately. We are also dependent upon Web browsers, other ISPs, and other Web site operators in Greater China and elsewhere, which have experienced significant system failures and electrical outages in the past and our users have experienced difficulties due to system failures unrelated to our systems and services.

      We have limited backup systems and redundancy and we have experienced system failures and electrical outages from time to time in the past, which have disrupted our operations. We do not presently have a disaster recovery plan in the event of damage from fire, floods. typhoons, earthquakes, power loss, telecommunications failures, break-ins and similar events. If any of the foregoing occurs, we may experience a complete system shut-down. To improve performance and to prevent disruption of our services. we may have to make substantial investments to deploy additional servers or one or more copies of our Web sites to mirror our online resources. Although we carry property insurance with low coverage limits, our coverage may not be adequate to compensate us for all loss. that may occur. To the extent we do not address the capacity restraints and redundancy described above, such constraints could have a material adverse effect on our business, results of operations and financial condition.

OUR OPERATING RESULTS IN ONE OR MORE FUTURE PERIODS ARE LIKELY TO FLUCTUATE SIGNIFICANTLY AND MAY FAIL TO MEET OR EXCEED THE EXPECTATIONS OF SECURITIES ANALYSIS OR INVESTORS

      Our annual and quarterly operating results are likely to fluctuate significantly in the future due to numerous factors, many of which are outside of our control. These factors include:

-     the rate of customer acquisition and turnover;
-     the prices our customers are willing to pay;
- the amount and timing of expenditures relating to the expansion of our services and infrastructure;
-     the timing and  availability  of facilities  and transport  facilities;
-     the success of our relationships with our partners and distributors;
-     our ability to deploy  our  network  on a timely  basis;
-     introduction  of new  services  or technologies  by our  competitors;
-     price  competition;
-     the  ability of our equipment and service suppliers to meet our needs;
-     regulatory developments, in China;
-     technical  difficulties  or network  downtime;
-     the  success of our strategic alliances;  and
- the condition of the telecommunication and network service industries and general economic conditions.

Because of these factors, our operating results in one or more future periods could fail to meet or exceed the expectations of securities analysts or investors. In that event, any trading price of our common stock would likely decline.

IF SALES FORECASTED FOR A PARTICULAR PERIOD ARE NOT REALIZED IN THAT PERIOD DUE TO THE LENGTHY SALES CYCLE OF OUR SERVICES, OUR OPERATING RESULTS FOR THAT PERIOD WILL BE HARMED

      The sales cycle of our Internet services can be very lengthy, particularly for new markets where a system must be installed and subscribers attracted. The sales cycle for new markets typically involves:

-     a significant technical evaluation;
-     an  initial  trial  rollout to a  relatively  small  number of end users;
-     a commitment  of capital and other  resources;
-     time  required  to engineer  the deployment of our services;
- coordination of the activation of multiple access lines with incumbent carriers; and
-     testing and acceptance of our services.
-     marketing and advertising services

For these and other reasons, our sales cycle for new markets lasts many months. During this lengthy sales cycle, we will incur significant expenses in advance of the receipt of revenues. If sales that we forecast for a particular period do not occur because of our lengthy sales cycle, this event could materially and adversely affect our business, prospects, operating results and financial condition during that period.

WE DEPEND ON INCUMBENT CARRIERS FOR COLLOCATION AND TRANSMISSION FACILITIES

     We must use copper telephone lines controlled by the incumbent carriers in China to provide internet connections to customers. We also depend on the incumbent carriers for collocation and for a substantial portion of the transmission facilities we use to connect our equipment to our servers and users.

WE WILL NEED SIGNIFICANT ADDITIONAL FUNDS, WHICH WE MAY NOT BE ABLE TO OBTAIN

     The expansion and development of our business will require significant additional capital. We intend to seek substantial additional financing in the future to fund the growth of our operations, including funding the significant capital expenditures and working capital requirements necessary for us to provide service in our targeted markets. We believe that our current capital resources will be sufficient to fund our aggregate capital expenditures and working capital requirements, including operating losses, through approximately December 2001. In addition, our actual funding requirements may differ materially if our assumptions underlying this estimate turn out to be incorrect. Therefore, you should consider our estimate in light of the following facts:

-     we have limited meaningful history of operations or revenues;
- our estimated funding requirements do not reflect any contingency amounts and may increase, perhaps substantially, if we are unable to generate revenues in the amount and within the time frame we expect or if we have unexpected cost increases; and
- we face many challenges and risks, including those discussed elsewhere in "Risk Factors."

     We may be unable to obtain any future equity or debt financing on acceptable terms or at all. Recently the financial markets have experienced extreme price fluctuations. A market downturn or general market uncertainty may adversely affect our ability to secure additional financing. If we are unable to obtain additional capital or are required to obtain it on terms less satisfactory than what we desire, we will need to delay deployment of our network services or take other actions that could adversely affect our business, prospects, operating results and financial condition. To date, our cash flow from operations has been insufficient to cover our expenses and capital needs. Please see "Management's Discussion and Analysis of Financial Condition and Results of Operations-Liquidity and Capital Resources."

WE MAY BE UNABLE TO EFFECTIVELY EXPAND OUR SERVICES AND PROVIDE A SUBSTANTIAL NUMBER OF USERS

     Due to the limited access to of our Internet services, we cannot guarantee that our business will be able to attract a substantial number of end users at high volume.

PRIVACEY CONCERNS MAY PREVENT US FROM SELLING DEMOGRAPHICALLY TARGETED SERVICES IN THE FUTURE

      To the extent we collect data derived from user activity on our network and from other sources, we cannot be certain that any trade secret, copyright or other protection will be available for such data or that others will not claim rights to such data.

      Ad serving technology enables the use of "cookies," in addition to other mechanisms. to deliver targeted advertising, to help compile demographic information, and to limit the frequency with which an advertisement is shown to the user. Cookies are bits of information keyed to a specific server, file pathway or directory location that are stored on a user's hard drive and passed to a Web site's server through the user's browser software. Cookies are placed on the user's hard drive without the user's knowledge or consent, but can be removed by the user at any time. Due to privacy concerns. some Internet commentators, advocates and governmental bodies have suggested that the use of cookies be limited or eliminated. Any limitation on our ability to use cookies could impair our future targeting capabilities and adversely affect our business.

OUR FAILURE TO ACHIEVE YEAR 2000 COMPLIANCE FOR OUR COMPUTER SYSTEMS MAY ADVERSELY AFFECT OUR BUSINESS

     Currently, many computer systems and hardware and software products are coded to accept only two digit entries in the date code field and. consequently, cannot distinguish 21st century dates from 20th century dates. As a result, many companies' software and computer systems may need to be upgraded or replaced in order to function properly after December 31, 1999. We have conducted assessments of our Year 2000 readiness have upgraded or replaced the system hardware and software that we have identified as non-compliant for Year 2000 purposes. We have contacted our third-party vendors, licensors and providers of software, hardware, content and services regarding their Year 2000 readiness. Following our testing and after contacting our vendors and licensors, we have made a complete evaluation of our Year 2000 readiness, and determined and completed all known changes necessary to be Year 2000 compliant, and have developed contingency plans in the event of problems, Please see "Management's Discussion and Analysis of Financial Condition and Results of Operations-Year 2000 Compliance" for detailed information concerning our state of readiness, potential risks, and contingency plans regarding the Year 2000 issue. If, however a Year 2000 software problem exists undetected, it could adversely effect our systems for up to two weeks.

WE MAY BE INVOLVED IN FURURE LITIGATION WITH RESPECT TO OUR USE OF TECHNOLOGY RIGHTS

      We currently license technology from third parties. As we continue to introduce new services that require new technology, we anticipate that we may need to license additional third-party technology. We cannot provide assurance that these technology licenses will be available to us on commercially reasonable terms, if at all. In addition, it is possible that in the course of using new technology. we may inadvertently breach the technology rights of others and face liabilities for such breach. Our inability to obtain any of these technology licenses or inadvertent breach of others' technology rights could delay or compromise the introduction of new services and could materially and adversely affect our business and financial condition. See "Business."

      We enter into confidentiality agreements with our employees and consultants, and control access to and distribution of our documentation and other licensed information. Despite these precautions, it may be possible for a third-party to copy or otherwise obtain and use our licensed services or technology without authorization, or to develop similar technology independently. In addition, there are countries where effective copyright. trademark and made secret protection may be unavailable or limited, and the global nature of the Internet makes it virtually impossible to control the ultimate destination of our products. Policing unauthorized use of our licensed technology is difficult and time can be no assurance the steps taken by us will prevent misappropriation or infringement of our licensed technology. In addition, Litigation may be necessary in the future to enforce our intellectual property rights, to protect our trade secrets or to determine the validity and scope of the proprietary rights of others, which could result in substantial costs and diversion of our resources and could have a material adverse effect on our business. results of operations and financial condition.

WE MAY BE HELD LIABLE FOR INFORMATION RETRIEVED FROM OUR NETWORK

     Because our services can be used to download and distribute information to others, there is a risk that claims may be made against us for defamation. negligence, copyright or trademark infringement or other claims based on the nature and content of such material, such as violation of censorship laws in the PRC. Although we carry general liability insurance, our insurance may not cover potential claims of this type, or may not be adequate to indemnify us for all liability that may be imposed. Any imposition of liability that is not covered by our insurance or is in excess of our insurance coverage could have a material adverse effect on our business, results of operations and financial condition. See --Political, Economic and Regulatory Risks--Regulation of the information industry in PRC may adversely affect our business" below.

RISKS RELATING TO THE GREATER CHINA AND INTERNET INDUSTRY

OUR INDUSTRY IS INTENSELY COMPETITIVE

      The Greater China and Asian Internet market is characterized by an increasing number of entrants because the start-up costs are low. In addition, the Internet industry is relatively new and subject to continuing definition and as a result. our competitors may better position themselves to compete in this market as it matures. Many of our existing competitors. as well as a number of potential new competitors, have longer operating histories in the Internet market, greater name recognition, larger customer bases and databases and significantly greater financial. technical and marketing resources than we do. Any of our present or future competitors may provide services that provide significant performance, price, creative or other advantages over those offered by us. We can provide no assurance that we will be able to compete successfully against our current or future competitors.

COMPETITION. OUR COMPETITION WITH RESPECT TO USER TRAFFIC, EASE OF USE AND FUNCTIONALITY INCLUDE:

o Chinese language based Web search and retrieval companies such as Yahoo! China. Sina.com. Netease, Soho, Shanghai Online. ChinaByte and Netvigator (which is owned by Hongkong Telecom);
o English language based Web search and retrieval companies such as Infoseek, Lycos, Yahoo! and Microsoft Network, (MSN); and
o Retrieval services and products offered by Altavista HotWired Venture's and Inktomi's HotBot. and OpenText.

   In the future, we will encounter competition from other ISPs and Internet companies. Our competitors may develop services that are equal or superior to those we offer our users and may achieve greater market acceptance than our offerings in the area of performance, ease of use and functionality.

THE GREATER CHINA AND ASIAN INTERNET INDUSTRY IS A DEVELOPING MARKET AND HAS NOT BEEN PROVEN AS AN EFFECTIVE COMMERCIAL MEDIUM

      The market for Internet services in Greater China and Asia has onlyrecently begun to develop. Since the Internet is an unproven medium foradvertising and other commercial services. our future operating results from online advertising and web solutions services will depend substantially upon the increased use of the Internet for information, publication, distribution and commerce and the emergence of the Internet as an effective advertising medium in Greater China and Asia. Many potential customers will have limited experience with the Internet as an advertising medium or sales and distribution channel, will not have devoted a significant portion of their advertising expenditures or other available funds to Web-related business or Web site development and may not find the Internet to be effective for promoting their products and services relative to traditional print and broadcast media

      Critical issues concerning the commercial use of the Internet in Greater China and Asia such as security, reliability, cost, ease of deployment, administration and quality of service may affect the adoption of the Internet to solve business needs. For example. the cost of access may prevent many potential users in Asia from using the Internet. Moreover, the use of credit cards in sales transactions is not a common practice in parts of Asia. Until the use of credit cards, or another alternative viable means of electronic payment becomes more prevalent, the development of e-commerce on our Internet will be seriously impeded. In addition, even when credit cards or another means of electronic payment becomes prevalent throughout Asia, consumers will have to be confident that adequate security measures protect electronic sale transactions conducted over the Internet and prevent fraud.

ADVERTISING TARGETING THE ASIAN MARKET MAY NOT INCREASE UNLESS A SIGNIFICANT AMOUNT OF LOCAL LANGUAGE CONTENT IS DEVELOPED ON THE INTERNET

     Currently, there are a limited number of Web sites on the Internet that provide content for Asian browsers in their own languages. We can provide no assurances that content provided through the Internet will increase and become an attractive source of information for the Asian market that will generate use of our network.

OUR EXPANSION INTO THE PRC INTERNET MARKET DEPENDS ON THE ESTABLISHMENT AND MAINTENANCE OF AN ADEQUATE TELECOMMUNICATIONS INFRASTUCTURE IN THE PRC BY THE PRC GOVERMENT

     Unlike Taiwan and Hong Kong, where the telecommunications infrastructure is comparable to U.S. standards and where private companies compete as ISPs, the telecommunications infrastructure in the PRC is not well developed. In addition, access to the Internet is accomplished primarily by means of the government's backbone of separate national interconnecting networks that connect with the international gateway to the Internet, which is owned and operated by the PRC government and is the only channel through which the domestic PRC Internet network can connect to the international Internet network. Although private sector ISPs exist in the PRC, almost all access to the Internet is accomplished through ChinaNet, the PRC's primary commercial network, which is owned and operated by the PRC government. We rely on this backbone and China Telecom to provide data communications capacity primarily through local telecommunications lines. As a result, we will continue to depend on the PRC government to establish and maintain a reliable Internet infrastructure to reach a broader base of Internet users in the PRC . We will have no means of getting access to alternative networks and services, on a timely basis or at a, in the event of any disruption or failure. There can be no assurance that the Internetinfrastructure in Greater China will support the demands associated with continued growth- If the necessary infrastructure standards or protocols or complementary products, services or facilities are not developed by the PRC government our business could be materially and adversely affected

OUR COMPUTER SYSTEM IS VULNERABLE TO HACKING, VIRUSES AND OTHER DISRUPTIONS

      Inappropriate use of our Internet services could jeopardize the security of confidential information stored in our computer system, which may cause losses to us. Inappropriate use of the Internet includes attempting to gain unauthorized access to information or systems-commonly known as "Cracking" or "hacking." Although we intend to implement security measures to protect our facilities, such measures could be circumvented. Alleviating problems caused by computer viruses or other inappropriate uses or security breaches may require interruptions, delays or cessation in our services. We do not carry "errors and omissions" or other insurance covering losses or liabilities caused by computer viruses or security breaches.

POLITICAL, ECONOMIC AND REGULATORY RISKS

THE ECONOMIC CLIMATE IN ASIA IS VOLATILE

      Beginning in mid-1997, when the Thai Baht first depreciated substantially, many countries in Asia have experienced significant economic downturns and related difficulties. As a result of the decline in the value of the region's currencies, many Asian governments and companies had difficulties servicing foreign currency denominated debt and many corporate borrowers defaulted on their payments. As the economic crisis spread across the region, governments raised interest rates to defend their weakening currencies, which adversely impacted domestic growth rates. In addition, liquidity was substantially reduced as foreign investors curtailed investments in the region and domestic banks restricted additional lending activity. The currency fluctuations, as well as higher interest rates and other factors, have materially and adversely affected the economics of many countries in Asia. Estimated real GDP growth for many of them have decreased. Economic developments in countries throughout Asia could materially and adversely affect our business, results of operation and financial condition.

THERE ARE ECONOMIC RISKS ASSOCIATED WITH DOING BUSINESS IN GREATER CHINA

      The PRC economy has experienced significant growth in the past decade, but such growth has been uneven across geographic and economic sectors and has recently been slowing. There can be no assurance that such growth will not continue to decrease or that any slow down will not have a negative effect on our business. The PRC economy is also experiencing deflation which may continue in the future. The current economic situation may adversely affect our profitability over time as expenditures for Internet-related services may decrease due to the results of slowing domestic demand and deflation

      On October 7, 1999, the Guangdong International Trust and Investment Corporation, an investment holding company of Guangzhou Province, was declared insolvent and shut down by the PRC government. Subsequently many other similarly situated PRC provincial investment holding companies have defaulted on their loans and experienced financial difficulties. As a result, our clients and suppliers may have limited access to credit which may adversely affect our business, In addition, the international financial markets in which thesecurities of the PRC government, agencies and private entities are waded alsohave experienced significant price fluctuations upon speculation that the PRCgovernment may devalue the Renminbi which could increase our costs relative to our PRC revenues.

REGULATION OF THE INFORMATION INDUSTRY IN THE PRC MAY ADVERSELY AFFECT OUR BUSINESS

      The PRC has enacted regulations governing Internet access and the distribution of news and other information. The Propaganda Department of the Communist Party has been given the responsibility to censor news published in China to ensure, supervise and control political correctness The Ministry of Information Industry has published implementing regulations That subject online information providers to potential liability for content included on their portals and the actions of subscribers and others using their systems, including liability for violation of Chinese laws prohibiting the distribution of content deemed to be socially destabilizing. Because many Chinese laws, regulations and legal requirements with regard to the Internet are relatively new and untested. their interpretation and enforcement of what is deemed to be socially destabilizing by Chinese authorities may involve significant uncertainty. In addition, the Chinese legal system is a civil law system in which decided legal cases have little precedential value. As a result in many cases it is difficult to determine the type of content that may result in liability. We cannot predict the effect of further developments in the Chinese legal system, particularly with regard to the Internet, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the preemption of local regulations by national laws.

     Periodically. the Ministry of Public Security has stopped the distribution of information over the Internet which it believes to be socially destabilizing. The Ministry of Public Security, has the authority to cause any local ISP to block any Web site maintained outside of China at its sole discretion. Web sites that are blocked in China include many major news-related Web sites such as www.cnn.com. www.latimes.com, WWW.NYTIMES.COM and WWW.APPLEDAILY.COM. The Chinese government has also expressed its intention to closely control possible new areas of business presented by the Internet, such as Internet telephony. If the Chinese government were to take any action to limit or eliminate the distribution of information through our website or to limit or regulate any current or future applications available to users on our website, such action could have a material adverse effect on our business, financial condition and results of operations.

      The Chinese government also regulates access to the Internet by imposing strict licensing requirements and requiring ISPs in China to use the international inbound and outbound Internet backbones. Our business is MOFTEC (Ministry of Foreign Trade and Economic Cooperation) approved and holds a license to operate. in China We cannot provide assurance that we will be able to obtain any necessary additional license required in the future or that future changes in Chinese government policies affecting the provision of information services. including the provision of online services and Internet access. will not impose additional regulatory requirements on us or our Service Providers, intensify competition in the Chinese information industry or otherwise have a material adverse effect on our business, financial condition and results of operations.

A CHANGE IN CURRENCY EXCHANGE RATES COULD INCREASE OUR COSTS RELATIVE TO OUR REVENUES

      Historically, substantially all of our revenues and a large part of expenses and liabilities were denominated in Chinese Renminbi. We also incur expenses in U.S. and Canadian dollars. In the future, we may also conduct business in Hong Kong and other foreign countries and generate revenues, expenses and liabilities in other foreign currencies. As a result, we are subject to the effects of exchange rate fluctuations with respect to any of these currencies. We have not entered into agreements or purchase instruments to hedge our exchange rate risks although we may do so in the future.

RESTRICTIONS ON CURRENCY EXCHANGE RATES COULD INCREASE OUR COSTS RELATIVE TO OUR REVENUES

     Although Chinese governmental policies were introduced in 1996 to allow greater convertibility of the Renminbi. significant restrictions still remain. We can provide no assurance that the Chinese regulatory authorities will not impose greater restrictions on the convertibility of the Renminbi. Because the majority of our future revenues may be in the form of Renminbi, any future restrictions on currency exchange may limit our ability to utilize revenue generated in Renminbi to fund our business activities outside the PRC.

OTHER RISKS

OUR SERVICES MAY SUFFER BECAUSE THE TELEPHONE LINES WE REQUIRE MAY BE UNAVAILABLE OR IN POOR CONDITION

      Our  ability  to  provide  Internet   connections  services  to  potential
customers depends on the quality, physical condition, availability and maintenance of telephone lines within the control of the incumbent carriers. We believe that the current condition of telephone lines in many cases will be inadequate to permit us to fully implement our network services. In addition, the incumbent carriers may not maintain the telephone lines in a condition that will allow us to implement our network effectively. The telephone lines may not be of sufficient quality or the incumbent carriers may claim they are not of sufficient quality to allow us to fully implement or operate our network services. Further, some customers use technologies other than copper lines to provide telephone services, and connections might not be available to these customers.

OUR SUCCESS DEPENDS ON OUR RETENTION OF CERTAIN KEY PERSONNEL AND ON THE PERFORMANCE OF THOSE PERSONNEL

      Our success depends on the performance of our officers and key employees. Members of our management team have worked together for only a short period of time. We do not have "key person" life insurance policies on any of our employees nor do we have employment agreements for fixed terms with any of our employees. Any of our employees, including any member of our management team, may terminate his or her employment with us at any time. Given our early stage of development, we depend on our ability to retain and motivate high quality personnel, especially our management. Our future success also depends on our continuing ability to identify, hire, train and retain highly qualified technical, sales, marketing and customer service personnel. Moreover, the industry in which we compete has a high level of employee mobility and aggressive recruiting of skilled personnel. We may be unable to continue to employ our key personnel or to attract and retain qualified personnel in the future. We face intense competition for qualified personnel, particularly in software development, network engineering and product management. Please see "Business-Employees" and "Management."

WE DEPEND ON THIRD PARTIES FOR EQUIPMENT, INSTALLATION AND PROVISION OF FIELD SERVICE

      We currently plan to purchase all of our equipment from may vendors and outsource part of the installation and field service of our networks to third parties. Our reliance on third party vendors involves number of risks, including the absence of guaranteed capacity and reduced control over delivery schedules, quality assurance, production yields and costs. If any of our suppliers reduces or interrupts its supply, or if any significant installer or suppliers reduces or interrupts its service to us, this reduction or interruption could disrupt our business. Although multiple manufacturers currently produce or are developing equipment that will meet our current and anticipated requirements, our suppliers may be unable to manufacture and deliver the amount of equipment we order, or the available supply may be insufficient to meet our demand. If our suppliers or licensors enter into competition with us, or if our competitors enter into exclusive or restrictive arrangements with the suppliers or licensors, then these events may materially and adversely affect the availability and pricing of the equipment we purchase and technology we license.

     A SYSTEM FAILURE OR BREACH OF NETWORK SECURITY COULD CAUSE DELAYS OR INTERRUPTIONS OF SERVICE TO OUR CUSTOMERS

      Our operations depend on our ability to avoid damages from fires, earthquakes, floods, power losses, excessive sustained or peak user demand, telecommunications failures, network software flaws, transmission cable cuts and similar events. A natural disaster or other unanticipated problem at our owned or leased facilities could interrupt our services. Additionally, if an incumbent carrier, competitive carrier or other service provider fails to provide the communications capacity we require, as a result of a natural disaster, operational disruption or any other reason, then this failure could interrupt our services.

RISKS ASSOCIATED WITH POTENTIAL GENERAL ECONOMIC  DOWNTURN

      In the last few years the general health of the economy, in China where we have conducted all of our operations to date, has been relatively strong and growing, a consequence of which has been increasing capital spending by individuals and growing companies to keep pace with rapid technological advances. To the extent the general economic health of China declines from recent levels, or to the extent individuals or companies fear a decline is imminent, these individuals and companies may reduce expenditures such as those for our services. Any decline or concern about an imminent decline could delay decisions among certain of our customers to roll out our services or could delay decisions by prospective customers to make initial evaluations of our services. Any delays would have a material and adverse effect on our business, prospects, operating results and financial condition.

IF WE ARE REQUIRED TO REGISTER AS AN INVESTMENT COMPANY, WE WOULD BECOME SUBJECT TO SUBSTANTIAL REGULATION WHICH WOULD INTERFERE WITH OUR ABILITY TO CONDUCT OUR BUSINESS PLAN

      As a result of our previous financings, we have substantial cash, cash equivalents and short-term investments. We plan to continue investing the excess proceeds of these financings in short-term instruments consistent with prudent cash management and not primarily for the purpose of achieving investment returns. Investment in securities primarily for the purpose of achieving investment returns could result in our being treated as an "investment company" under the Investment Company Act of 1940. The Investment Company Act requires the registration of companies that are primarily in the business of investing, reinvesting or trading securities or that fail to meet certain statistical tests regarding their composition of assets and sources of income even though they consider themselves not to be primarily engaged in investing, reinvesting or trading securities.

      We believe that we are primarily engaged in a business other than investing in or trading securities and, therefore, are not an investment company within the meaning of the Investment Company Act. If the Investment Company Act required us to register as an investment company, we would become subject to substantial regulation with respect to our capital structure, management, operation, transactions with affiliated persons and other matters. Application of the provisions of the Investment Company Act to us would materially and adversely affect our business, prospects, operating results and financial condition.

WE EXPECT OUR STOCK PRICE TO BE VOLATILE

      The trading price of our common stock has been and is likely to continue to be highly volatile. Our stock price could fluctuate widely in response to many factors, including the following:

-     our historical and anticipated quarterly and annual operating results;
- announcements of new products or services by us or our competitors or new competing technologies;
-     the addition or loss of business customers;
- variations between our actual results and analyst and investor expectations;
- conditions or trends in the telecommunications industry, including regulatory developments;
- announcements by us of significant acquisitions, strategic partnerships, Joint Venture or capital commitments;
-     additions or departures of key personnel;
-     general market and economic conditions.

In addition, in recent years the stock market in general, and the Nasdaq National Market and the market for Internet and technology companies in particular, have experienced extreme price and volume fluctuations. These fluctuations have often been unrelated or disproportionate to the operating performance of these companies. These market and industry factors may materially and adversely affect our stock price, regardless of our operating performance.

WE HAVE A LIMITED HISTORY OF OUR STOCK TRADING

     Prior to the offering, there has been limited a public market for any common shares of capital stock, on the OTC Bulletin Board. This price may not be indicative of the price at which our shares will trade following the completion of the registration of these shares..

     In addition, we cannot guarantee that an active trading market for our common shares will continue, or, will be sustained following the registration of the shares, or that the market price of the shares will not decline below the current.

     The trading price of our shares could also be subject to significant volatility in response to, among other factors:
o investor perceptions of us and investments relating to Greater China and Asia;
o     developments in the Internet industry;
o     variations in our operating results;
o     announcements of new product or service offerings;
o     technological innovations;
o changes in pricing made by us, our competitors or providers of alternative services;
o     the depth and liquidity of the market for our common shares; and
o     general economic and other factors.

FORWARD-LOOKING STATEMENTS CONTAINED IN THIS PROSPECTUS MAY NOT BE ACCURATE

      Included in this prospectus are various forward-looking statements which can be identified by the use of forward looking terminology such as "may,"
"will," "expect," "anticipate," "estimate," "continue," "believe" or other similar words. We have made forward-looking statements with respect to the following, among others:

o     our goals and strategies;
o     the importance and expected growth of Internet technology;
o the pace of change in Internet marketplace; the demand for Internet services; and
o     revenues.

   These statements are forward-looking and reflect our current expectations. They are subject to a number of risks and uncertainties, including but not limited to, changes in the economic and political environments in Greater China and Asia, changes in technology and changes in the Internet marketplace. In light of the many risks and uncertainties surrounding, Greater China, Asia and the Internet marketplace, prospective purchasers of the shares offered hereby should keep in mind that we cannot guarantee that the forward-looking statements described this prospectus will transpire.

THERE ARE SPECIAL RISKS INVOLVED WITH INVESTING IN STOCKS OF NON-U.S. REVENUE COMPANIES

    You should carefully consider the special risk that revenues are solely from China, together with all of the other information included in this prospectus before you decide to purchase our common shares. As all of our revenues are from Greater China , there are major risks associated with investing in our common shares not typical with investments in common stock of U.S. revenue companies, because all of our operations and revenues are from China, and are subject to all of the economic, political, business and regulatory risks previously discussed for China operations.

NO INTENT  TO PAY DIVIDENDS

      We have not paid any dividends, and we do not intend to pay cash dividends in the foreseeable future.

THE PRICE OF OUR COMMON STOCK MAY DECLINE DUE TO SHARES ELIGIBLE FOR FUTURE
SALE

      Sales of substantial amounts of common stock in the public market following this offering, or the appearance that a large number of shares is available for sale, could adversely affect the market price for the common stock. The number of shares of common stock available for sale in the public market is limited by those registered hereby, or already in the public hands. In addition to the adverse effect a price decline could have on holders of common stock, that decline would likely impede our ability to raise capital through the issuance of additional shares of common stock or other equity securities. See "Shares Eligible for Future Sale".

YOU WILL INCUR IMMEDIATE AND SUBSTANTIAL DILUTION

     The public offering price is substantially higher than the net tangible book value per share of the outstanding common stock after this offering. Accordingly, if you purchase common stock in this offering at an assumed offering price of $_______ per share, you will incur immediate and substantial dilution of $_______ in the from the price you pay for the common stock in this offering when compared to net tangible book value per share of the common stock.

DILUTION FROM ISSUANCES OF SHARES IN THE FUTURE

       The Company may issue additional shares to finance its future capital and operations requirements and for acquisitions of other companies to consolidate into its operations. Any such issuance will reduce the present percent of ownership of previous investors (see "Risk Factor - Control") and may result in additional dilution to investors purchasing shares from this offering.

CONTINUED CONTROL BY OUR MANAGEMENT

     More than fifty percent (50%) of the total number of our authorized shares will remain unissued if all the shares offered hereby are sold. Our Management will continue to control the Company after the offering. The board of directors has the power to issue such shares without shareholder approval. The issuance of any such shares to persons other than the existing shareholders would reduce the amount of control held by the shareholders following this offering. There are presently no commitments, contracts, or intentions to issue any additional shares to any other persons, except when future warrants are exercised. We may issue stock to acquire other companies complimentary to our business, and, if opportunities become available which can best be obtained by issuing shares of our stock, we will consider the issuance of its shares for such opportunities. In the event that any such shares are issued, the proportionate ownership and voting power of every other shareholder will be reduced.

THERE IS NO COMMITMENT TO PURCHASE ANY SHARES BEING REGISTERED

     No entity has any obligation or commitment to purchase any of the Shares offered. Consequently, no assurance can be given that any Shares will be sold.

POSSIBLE DEPRESSIVE EFFECT OF FUTURE SALES OF COMMON STOCK;REGISTRATION RIGHTS

      There are currently outstanding 21,360,000 shares of Common Stock, including those being offered for resale in this registration. The 5,885,000 shares of Common Stock offered by the Selling Stockholders hereby will be freely tradable without restriction under the Securities Act. Subject to restrictions on transfer referred to below, all other shares of Common Stock were issued by us in private transactions, are treated as "restricted securities" as defined under the Securities Act and in the future may be sold in compliance with Rule 144 under the Securities Act or pursuant to a registration statement filed under the Securities Act. Rule 144 generally provides that a person holding restricted securities for a period of one year may sell every three months in brokerage transactions or market-maker transactions an amount equal to the greater of (i) one percent (1%) of our issued and outstanding Common Stock or (ii) the average weekly trading volume of the Common Stock during the four calendar weeks prior to such sale. Rule 144 also permits, under certain circumstances, the sale of shares without any quantity limitation by a person who is not an affiliate of the company and who has satisfied a two year holding period. The sale of substantial numbers of such shares, whether pursuant to Rule 144 or pursuant to a registration statement, may have a depressive effect on the market price of our Common Stock. See "Shares Eligible for Future Sales."

 ENFORECABILITY OF CIVIL LIABILITIES AGAINST OUR COMPANY

All of our assets are located outside the United States. In addition, a majority of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of our or such persons' assets are located outside the United States. As a result, it may be difficult for you to within the United States to enforce against them or against us, judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.

"SMALL CAP" STOCK MARKET TRENDS

      The investment community has historically favored blue chip stocks over the small cap issues, even though, in many instances, these smaller companies may offer investors greater potential for significant growth and capital appreciation. One reason is the limited amount of media coverage which is afforded these emerging growth companies. A lack of media exposure makes it extremely difficult for small companies to communicate their messages to individual investors. There are thousands of these smaller issuers competing for the same investor dollar. Even more interesting is Wall Street's definition of small cap. While it varies substantially, the general consensus seems to be that "small cap" refers to companies with less than a $500 million market cap. Those with less than a $100 million market cap are considered "micro-cap".

       There are a number of publicly traded companies that are successfully competing for the small cap dollar. On the Nasdaq National Market System (NMS) the 100 most actively traded stocks, representing approximately 4% of the total number of NMS companies, accounted for nearly 37% of the total trading volume in 1997. The situation is even more dramatic on the Nasdaq small cap exchange where the top 100 issues, approximately 5% of the total, accounted for well over 44% of the trading volume. The top issuers on NASDAQ-NMS had average daily trading volumes of 1.7 million, and the top issuers on the small cap had average daily trading volume of 200,000 shares. The balance of Nasdaq companies had comparable average figures of 70,000 on NMS and 15,000 on Small Cap. Poor liquidity can limit the future prospects of companies for fundings, acquisitions, internal growth and expansion.

SUMMARY FINANCIAL INFORMATION

      The following summary financial information should be read in conjunction with the financial statements of the Company and related notes included elsewhere in this Prospectus.

      Financial information for the year ended December 31, 1998 is compared to the year ended December 31, 1997.
                                          1998              1997
                                          ----              ----
Total Currents Assets                    376,179             365,428
Other                                    228,396             189,340
                                         -------------------------------
Total Assets                             604,575             554,768
Total Current Liabilities                 40,504              12,975
Total Shareholder's Equity               564,071             541,793
Total Revenues and Fees                  527,988              96,177
Total Cost of Revenues and Fees
General and Administrative Expenses      510,555             333,084
Income From Operations                    17,433            (236,907)
Total Other Income (Expenses)              4,845               7,221

Net Income                                22,278            (229,686)
Basic and Diluted Earnings Per
 Common Shares                            $0.001               $0.02
                                         ============================
Weighted Average Number of Common
Shares Outstanding                    14,075,000          12,127,082
                                         ============================

      The following unaudited supplementary data presents comparative summary financial information for the three months ended, and (unaudited):

                                     First Six Months     First Six Months
                                     1998                 1999
                                     ------------------------------------------
Total Revenues & Fees                     258,915               (309,403)
General and Administrative Expenses      (202,126)              (327,060)
                                     ------------------------------------------
Income (loss) From Operations              56,789                (17,657)
Total Other Income (Expenses)               1,927                 45,647
"S" Corp. Net Income                       58,716                 27,990
                                     ==========================================
Basic and Diluted Earnings Per                  -                      -
Common Share                                    -                      -
                                     ==========================================
Basic Weighted Average Number of
Common Shares Outstanding              14,075,000             16,055,773

Weight Average Number of Common
Shares outstanding, assuming           14,075,000             17,385,106
dilution
                                     ==========================================

      The following unaudited supplementary data presents net income per share for the fiscal year ended December 31, 1998 and the three months ended June 30, 1999 (unaudited). There will be no effect or change to the number of shares outstanding.

                                                         Period
                                                         ------
                                                1998              1999
                                                ----              ----
Net income before (loss) income
taxes as reported                               22,278           (9,660)

Net income                                      22,278           (9,660)

Basic and diluted Weighted average common
shares outstanding                          14,075,000        18,014,780

Basic and diluted Income per common share        0.001                -
                                             =========        ==========
                                       23

      The information set forth in this Prospectus includes "forward-looking statements" within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. Words "estimated", "intends", "believes", "plans", "planning", "expects", and "if" are intended to identify forward-looking statements. Although we believe that the assumptions made and expectations reflected in the forward-looking statements are reasonable, it must be recognized that there is no assurance that the underlying assumptions will, in fact, prove to be correct, or that actual future results will not be different from our expectations.

                                     COMPANY

Previous History
----------------

    On September 6, 1996, we were incorporated under the laws of the State of Florida under the name of Placer Technologies, Inc.

      On April 2, 1997, we acquired 100% interest of Infornet Investment Limited (a Hong Kong corporation). Through this subsidiary in 1997, Xin Hai Technology Development Ltd. (Xin Hai), an experienced Internet Service Provider (ISP) which owns and operates Internet licenses in the cities of Beijing and Shenyang, China. The Infornet/Xin Hai agreement provides us with an 80% interest in Placer Technologies Corp. Joint Venture, until Infornet has recouped all of its invested capital, at which time the profit sharing reverts 49% to XIN HAI and 51% to us (Infornet).

      On June 11, 1997, we purchased 100% interest of Infornet Investment Corp., a British Columbia corporation. Infornet Investment Corp. manages daily operations for the Registrant.

      On July 24, 1998, we changed our name from Placer Technologies, Inc. to Xin Net Corp. in order to reflect our core business of more accurately.

                                   BUSINESS

Corporate Overview

Our holding company structure comprised of our major subsidiaries is as follows, with the jurisdiction of incorporation of each major subsidiary included in parentheses:

                                  Xin Net Corp.
                                 (Florida, USA)

Infornet Management Corp                              Infornet Investment LTD
(100% Owned)                                          (100% Owned)
(BC. Canada)                                          (Hong Kong)

                                                       Placer Technology Corp
                                                       Joint Venture
                                                       (Beijing, China)
                                                       (with XIN HAI TECHNOLOGY
                                                       LTD)



      Business of Issuer. General Operations
      --------------------------------------

The primary focus of the Company is to be a major Internet Company in China, through the Joint Venture with XIN HAI Technology Development LTD. Presently Xin Hai, its Chinese partner in the Joint Venture Placer Technologies Corp. is the fifth largest ISP company in Beijing and the third largest ISP company in Shenyang. It is one of only a handful of privately owned Internet Service Companies in China.

     We currently maintain our home office at: #830 - 789 West Pender Street, Vancouver, B.C. Canada V6C 1H2 (telephone number is 1-604-6-9638). We also have offices as part of our Joint Venture in Beijing at Suite 210, Building B, No - 11Wu Gen Lin Road, West District, Beijing, PRC, and in Shenyang, P.R.C. at # 44 North HuangHe St., HuangGu, Shenyang, Liaoning, P.R.C., Post Code 110034 and Shanghai, P.R.C. at 17A Hua ye Building No. 69 Yixueyuan Rd, Xujiahui District, Shanghai, Postal Code 200032.

     Our core business is to act as a co-venturer to supply of Internet services in China by covering the major cities through A Joint Venture with our operating partner-Xin Hai Technology Development LTD. in the Placer Technologies Corp. Joint Venture (the "Joint Venture".) Businesses include ISP, Home-page portal, Internet Advertising, E-commerce and other value-added services.

      Current Business
      ----------------

      Through our wholly owned subsidiary Infornet Investment LTD (Hong Kong) we are in a Joint Venture with Xin Hai Technology Development Ltd. (Xin Hai) for upgrading telecommunication technology and services in China. This has evolved into an internet focused service provider and e-commerce business. Xin Hai Technology Development LTD started its Internet service in Beijing in April 1997. For purposes of this discussion, the Joint Venture operations will be termed Joint Venture . We entered into the Joint Venture with Xin Hai in August 1997.

     ISP licenses in China are tightly controlled by the Ministry of Information Industry and provide a substantial barrier to entry. Foreign ownership is not allowed in Chinese ISP operators. Our Joint Venture with Xin Hai Technology Development Ltd. provides for us designs and develops the computer software and computer network systems and provide capital for the ISP business owned and operated by Xin Hai. The Infornet/Xin Hai agreement provides Infornet with 80% revenue participation in Xin Hai until Infornet recoups its investment, at which time the profit share reverts to 49% to Xin HAI and 51% to Infornet. Xin Hai is currently a supplier of Internet services in China in the major cities Beijing, Shanghai and Shenyang. Xin Hai management is currently planning to open offices Guangzhou (pop. 14 million) and Taiyuan (pop. 7 million), for which licenses are already in hand. Licenses in 6 other major cities are in hand. Official statistics put the number of internet users in China at 2.1 million at the end of 1998. This number is predicted to grow to more than 4 million at the end of the current year, and to 10 million at the end of year 2000.

      Placer Technologies Corp., the Company's Joint Venture with Xin Hai Technology Development Ltd., has obtained the approval of MOFTEC, China's Ministry of Foreign Trade and Economic Cooperation, and has a business license.

      Joint Venture Agreement for ISP business
      ----------------------------------------

     Operations of Placer Technologies Corp., the "Joint Venture Company," are defined in the "Operating Agreement of the Cooperative Joint Venture Contract." Xin Hai Technology Development Ltd., the Chinese partner in the Joint Venture, is contracted by the Joint Venture to conduct the day-to-day operations

      Joint Ventures
      --------------

Xin Hai is responsible for:

- coordinating with all existing customers and actively promoting sales and applications of the Joint Venture Company's products, as well as supporting sales of goods and services of the Joint Venture Company to customers;
- obtaining all required pen-nits and authorizations (whether local, municipal, provincial, state or other) and registrations which may be required or applicable to the constitution of the Joint Venture Company including the preparation and submission of the necessary documents for the examination and approval authorities;
- securing and obtaining all necessary licenses, permits and authorizations from the administration which may be applicable or necessary to the business of the company;
- assisting the Joint Venture Company in handling the applications for processing import customs declarations for the machinery and mechanical and electronic equipment to be used and arranging transportation and delivery within the Chinese territory;
- assisting the Joint Venture Company in contracting for and obtaining all necessary infrastructure and utility facilities, such as water, electricity, transportation, etc;
- according to applicable laws and regulations in China, assisting the Joint Venture Company in applying for and obtaining a reduction or exemption of taxes, including local taxes, business tax, import or custom duties, sales taxes or other duties on material, equipment or other goods imported into China for the purposes of the Joint Venture Company, and in obtaining other preferential tax treatments for the Joint Venture Company and the Parities for the maximum available period;

- obtaining all necessary permits or authorization from the appropriate foreign exchange control bureaus confirming the Infornet can have access to all required U.S. dollars or other foreign currency acceptable to it and that Infornet can send its investments to the overseas;
- Xin Hai warrants that it will not cooperate with any party other than Infornet with regard to business of the Company;
- Performing any other responsibilities as may be agreed upon by and between Parties.

We are responsible for:

- making the capital contribution to the Joint Venture Company as contemplated in the Joint Venture agreements for capital and operations funds in accordance with the laws and regulations in China;
- assisting Xin Hai in purchasing and/or leasing equipment, material, office supplies, transportation, communication lines from local or overseas suppliers;
- within the China's territory, Infornet warrants that it will not cooperate with any other party than Xin Hai for the business specified in this agreement;

      Placer Technologies Corp., the Joint Venture, collects internet revenues from Xin Hai Technology Development Ltd. All Revenues are deposited by Xin Hai into a bank account in the name of Xin Hai which shall require joint signatures and joint seals of both a Xin Hai authorized officer and a Joint Venture Company authorized officer for any withdrawal of money from it. Forty percent (40%) of the Revenue shall be transferred to another bank account (second account) of the Xin Hai while the other sixty percent (60%) of the Revenue shall be transferred to a bank account of the Joint Venture Company. The forty percent (40%) Revenue transferred to a second account of Xin Hai shall be used to cover the Operating Expenditures. If the amount is less than actual Operating Expenditures, then the Xin Hai must remit the surplus to the Joint Venture Company. The use of the sixty percent (60%) Internet Revenue transferred to the Joint Venture Company shall be reported to the two Parties of the Joint Venture Company under the terms of the network investment/construction return, technical service fees and profit repatriated to network owners.

      The Joint Venture is liable for the operating expenditures of the Internet network. These operating expenditures include: space and office rental, salaries, and overhead of network operators, leased lines, miscellaneous office furniture and equipment, Internet system hardware and software, advertising, travel and promotion, reasonable entertainment, marketing costs, insurance and management cost.

      Our wholly owned subsidiary, Infornet Investment Ltd. is obligated to contribute all of the capital of the Joint Venture which we provide to Infornet. Under the Joint Venture the required capital is $525,000 USD with a total investment of $2,000,000 (U.S.) and Infornet Investment Ltd. has already contributed all required capital. No further capital contribution is required from Infornet Investment Ltd, however we have advanced and will continue to advance loans to the Joint Venture as necessary to continue the business, but subject to the limits of our capital.

      Certain Obligations of the Joint Venture company
      ------------------------------------------------

     Under the Joint Venture  contract,  the Joint Venture provides the Internet
Network  with  all  the  communication   equipment  as  well  as  the  necessary
accessories for selling or leasing to end users.

     The Joint Venture also shall perform or cause to be performed all the engineering services in respect of the Internet Network which include but shall not be limited to: the engineering design; the integration, the installation and the testing of the Internet Network; the customization of the Internet Network protocol and of the network management software; the development of end user interface software and user application software; the technical support to the Internet Network and advisory service on maintenance; the supply of parts and instruments to the Internet Network.

     Xin Hai Technology Development Ltd. holds the "business," including ISP operating licenses, industrial property rights, and network. The ownership and title to all of the assets compromising the Internet Network shall remain with the Joint Venture during the term of the Joint Venture, Xin Hai shall, subject to the Agreements, be entitled to the custody and control of such assets on behalf of the Joint Venture . Subject to the prior written approval of the Joint Venture , title to any such assets may be vested in Xin Hai and, in all such cases, such assets shall be held by Xin Hai in trust for the Joint Venture . Xin Hai is not liable for further capital contribution, except as necessary to operate the Internet business of the Joint Venture.

      The day-to-day network operations of the Joint Venture are conducted by the Chinese partner, Xin Hai. General management is assumed by Mr. Xin Wei, an employee of Infornet Investment Corp. (the Company's wholly owned Canadian subsidiary), who is also the president of Xin Hai Technology Development LTD. Strategic issues and decisions are tackled by a team compromised of the Company's board of directors and Mr. Xin Wei. Xin Hai Technology LTD. has agreed as an addendum to the Joint Venture agreement that until all investment in the Joint Venture has been recouped by our company, that we will designate the managers/directors of the Joint Venture and control the decisions of the Joint Venture.

      The Joint Venture may be terminated prior to the expiration of its 20 year term in one of the following ways:
      -breach of agreement which goes uncured
      -by mutual  agreement  between the partners;
      -in case the Joint Venture is bought by a third party;
      -or, in case of bankruptcy, or receivership or liquidation of a party; -excessive losses due to force majeure.

Upon termination, the assets of the Joint Venture will be allocated:
      -a) if Infornet Investment Ltd. has not yet recouped its invested capital, 80% of the assets go to Infornet and 20% go to Xin Hai.
      -b) if Infornet Investment Ltd. has already recouped its invested capital, 51% of the assets go to Infornet and 49% go to Xin Hai.

      Events of Default
      -----------------

      If any party fails to perform its duties specified in the present Joint Venture Contract or in the Articles of Association, or if the Party seriously breaches the provisions of the Joint Venture Contract or of the Articles of Association, and thereby causes damage to the operations of the Joint Venture Company or causes directly or indirectly, the failure to reach the goals regarding the operations specified in the Joint Venture Contract, such act shall be deemed an event of default by the Party who breaches the Joint Venture Contract. The other Party is entitled to claim for remedy, and shall have the right to terminate the Joint Venture Contract by filing an application to the competent examination and approval authorities. Should the Joint Venture Company continue to operate, the Party who breaches the Joint Venture Contract must compensate for the economic losses and damages incurred by the Joint Venture Company and the shareholders thereof.

      The Joint Venture provides that within eighty (80) days after the end of each Fiscal Year, an annual report will be prepared for such Fiscal Year containing: audited financial statements as at the end of, and for, such Fiscal Year (prepared in accordance with international generally accepted accounting principles (International GAAP) adopted in China consistently applied, with comparative financial statements as at the end of, and for, the immediately preceding Fiscal Year) containing a balance sheet; a statement of profit and loss; a statement of changes in financial position; and a statement of change capital; a report of the Auditors on such financial statements stating that such financial statements have been prepared in accordance with international generally accepted accounting principles (International GAAP) adopted in China consistently applied; a report an allocations and distributions (whether directly or indirectly) to the Parties;

INDUSTRY AND CHINA MARKET

China Economy
-------------

      China is one of the largest countries in the world and is the most populated. Since 1949, China underwent about 30 years of severe central planning and was mostly closed to the outside world. Within that period the country was subjected to the "Great Leap Forward" of the late 50's and the "Cultural revolution" of the late 60's. When the country was returned to a market economy by Deng Xiaoping, 1 billion Chinese were set free to pursue economic growth and its rewards. Today, after over 20 years of economic reforms, China has risen from an under-developed economy with little technical or industrial expertise to the third largest economy in the world after the United States and Japan.

China - Computer Industry With 1.2 billion people, China accounts for about one fifth of the world's population. Computer usage is rapidly growing, especially amongst the younger age groups, leading industry analysts to be optimistic about the prospects for this market. Computer consultant International Data Corp.
(IDC) predicted that PC sales in China would amount to 3.9 million units in 1998, a 30% increase over the previous year. During the second quarter of the year, 994,000 DC units were sold, making the Chinese market the second-fastest growing market for PCs in Asia, after India.

      Growth is expected to keep climbing in 1999, with IDC forecasting sales of
4.9 million units for this year. Analysts expect tremendous long-term growth in the consumer market because of China's large population and the actually low penetration rate of home computers.

      Although large companies like IBM and Microsoft dominate the world market, in 1998 Chinese PC companies held about 60% of the domestic market share. The reason is simply one of price and affordability.

China - Computer Affordability
------------------------------

      The average annual per capita disposable income in urban households has increased significantly since 1992. Then, monthly income of 400 Yuan (about US$50) was desirable, yet currently, urban foreign JV employees' salary falls in a range of 5,000 to 10,000 Yuan (about US$625 to US$1,250) per month. Urban local enterprise employees' salary averages 4,500 Yuan (about US$562.50) per month. The mainstream computer sells for 8,000 to 15,000 Yuan (about US$1,000 to 1,875), the low end sells for only 6,000 Yuan to 8,000 Yuan (about US$750 to US$1,000).

China - Internet
----------------

      Chinese Internet users have increased from 10,000 in 1994 to 620,000 by the end of 1997. At present, Internet users are increasing by more than 150,000 per month on average. There were about 2.1 million at the end of 1998, and by the end of year 2000, there may be 10 million users. China's PC market's exponential growth and technological advancements are the major forces driving the Internet boom.

      Large corporations are entering the China market. In March 1999, Microsoft unveiled a new product called Venus, developed by a joint venture in China. "Venus" would let Chinese consumers view the Internet through their TV sets and is similar to Microsoft Web TV product in the U.S.

Future Plans for ISP in China
-----------------------------

      China has recently allowed other domestic companies to do businesses formerly monopolized by China TeleCom. Presently, foreign investors are still restricted from direct operation. China is also investing heavily to improve the bandwidth and the quality of their backbone - ChinaNet, while at the same time reducing the rates for telecommunications services. Based on those facts, we plan to open more offices in major cities and enhance E-commerce and other value-added services.

Governmental regulation for Internet services in China
------------------------------------------------------

      To date, Chinese Internet operating licenses have been restricted to Chinese companies only.

      The Registrant, through its subsidiary Infornet, participates with Xin Hai Technology Development LTD. a Chinese privately owned company in the Internet business in China. If the Chinese government liberalizes policy toward foreign participation in Internet Operating Licenses, it could substantially increase competition in the markets where the Joint Venture operates. Thereby adversely affecting the company markets.

      The Chinese government, while currently open to Joint Venture, could at any time, restrict operations, or expropriate from foreign participants' assets in China. Any such action could have disastrous financial consequences to the company and its business.

      Statistics
      ----------

      Statistics on Internet usage, industry sales and market estimates are taken from various articles appearing in newspapers and magazines such as "The South China Morning Post", "The Wall Street Journal", "Asia Times" and "Beijing Review" citing sources such as the Chinese Ministry of Information Industry (formerly the Ministry of Posts and Telecommunication) which oversees that Internet in China. Another source is the June 1999 Report by the BDA and the Strategis Group, titled "The Internet in China".


      An article in the August 1999 issue of "China Today", titled "Government Encourages Market Competition in Telecommunications Industry" mentions "Since 1990, fixed telephone line use has been steadily increasing at an annual rate of 40 percent, and mobile phone use has been increasing 157 percent annually. According to the World Telecommunications Yearbook, China's telecommunications industry growth is the fastest in the world."

Competitive Conditions
----------------------

Privately owned ISPs often compete with government owned or affiliated ISPs. The playing field is not always level, as the latter can benefit from subsidized access to dial-up lines, leased lines and Internet bandwidth (BDA Report p. 94). The Company does not have a Joint Venture with a Chinese government owned company, but rather leases lines from China Telecom. In China, access to the Internet is predominantly achieved using telephone lines. Growth in Internet usage is largely an urban phenomenon; to the 20% of the Chinese population who reside in the cities, the telephone is a common commodity.

In spite of severe competitive conditions, the Company plans to grow its business in China based on excellent service, user friendliness and interesting content on its web site.

The growth in number of Internet users does not translate into the same growth in number of Internet subscribers. This is due to the fact that many users access the Internet at work, through their employers' Internet access; moreover, several individuals may access the Internet using a single subscriber account.

Dial-up Internet access is still expensive in China as compared to North America for example, even more so when the average salary is taken into consideration. However long distance telephone rates are coming down, as shown by the significant tariff reduction by Chinanet on March 1, 1999. In addition, the Shanghai Telecom offers to its telephone subscribers the free installation of a second telephone line.

      We have introduced an expanded online E-Commerce service to the Chinese market in 1999. Xin Hai now operates a live online auction site. For our expansion program, we have completed a $5.5 million private placement of restricted shares in early 1999.

      To facilitate growth Xin Hai will solicit PC manufacturers and retailers to bundle services, put more effort on system integration services, and will offer more value-added. Revenues from e-commerce operations will consist of fees collected from businesses, such as restaurants, flower shops, etc. that advertise on the Joint Venture's web site. Moreover, we anticipate revenues from the new on-line auction business in the form of listing fees from sellers and commissions from sellers on goods and services sold through successful bids. Xin Hai will also enhance its portal type home page and E-commerce offerings. The Joint Venture will also look for strategic alliances with suitable partners.

     The network in which we participate as a Joint Venturer has attracted more than 30,000 subscribers in 2 1/2 years of operations. Our Joint Venture through Xin Hai Technology Development Ltd. (Joint Venture partner) has about 80 employees at its present locations in Beijing, Shenyang and Shanghai

Industry Background
-------------------

      Development of the Internet. The Internet is a global network of interconnected, separately administered public and private computer networks that enables commercial organizations, educational institutions, government agencies and individuals to communicate, access and share information, provide entertainment and conduct business remotely. Use of the Internet has grown rapidly since the start of its commercialization in the early 1990's. International Data Corporation, also referred to as IDC, estimates that there were approximately 23.4 million Internet users in Asia (including Japan) at the end of 1998 and projected that the number of users will grow to 98.7 million by the end of 2003. This reflects a compound annual growth rate of 33.4%. This rapid growth in the popularity of the Internet is due in large part to increasing computer and modem penetration, development of the Web, the introduction of easy-to-use navigational tools and utilities, and the growth in the number of informational, entertainment and commercial applications available on the Internet Technological advances relating to the Internet have occurred and continue to occur rapidly. resulting in more robust and lower cost infrastructures, improved security and increased value-added services and content. Growth in client/server computing, multimedia personal computers and online computing services and the proliferation of networking technologies have resulted in a large and growing group of people who are accustomed to using networked computers for a variety of purposes, including e-mail, electronic file transfers, online computing and electronic financial transactions- These trends have led businesses increasingly to explore opportunities to provide Internet based applications and services within their organization and to customers and business partners.

      World Wide Web. An important factor in the widespread adoption of the Internet has been the emergence of a network of servers and information available called the World Wide Web. The Web is a network medium rich in content, activities and services. A few examples of what is available on the Web include magazines, news feeds, radio broadcasts. and corporate, product, educational, research, and political information. as well as activities, including chat and Web communities and customer services, including reservations, banking, games and discussion groups.

      The rapid deployment of the Web has introduced fundamental changes in the way information can be produced. distributed and consumed, lowering the cost of publishing information and extending its potential reach. Companies from many industries are publishing products and company information or advertising materials and collecting customer feedback and demographic information interactively. The structure of Web documents allows an organization to publish significant quantities of information while simultaneously allowing each user to view selected information that is of particular interest in a cost effective and timely fashion.

      Asia-Pacific Internet Growth Opportunities We believe the Asia-Pacific region presents a promising market for Internet growth. IDC forecasts in its March 1999 publications that in the Asia-Pacific region (including Japan), the number of Internet users will increase from 23.4 million at the end of 1998 to
98.7 million by the end of 2003, reflecting a compound annual growth rate of 33.4%, while in the more developed U.S. Internet market, the number of Internet users will increase from 70.1 million in 1998 to 181.1 million in 2003, reflecting a compound annual growth rate of 20.9%. Industry research projects that Internet users outside the United States will surpass U.S.
users by the year 2000.

      We believe the recent economic downturn in the Asia-Pacific region has not significantly slowed the rate of Internet penetration in many individual Asia-Pacific markets, as consumers and corporate customers have discovered that Internet applications, such as e-mail and Web site advertising, represent lower-cost substitutes for comparable non-Internet products and services. In addition, we believe the recent volatility in Asia-Pacific financial markets has increased the demand for reliable, around-the-clock news and information on local, regional and global events. which is often readily available only through the Internet.

      IDC has projected high growth in both Internet usage and personal computer installations, important indicators for Internet accessibility in each of the primary markets in which we currently operate. The following table summarizes key historical and projected data in the Greater China and Asia markets:

                                                    Compound  Annual Growth Rate

                                                           1998 - 2003
                                                --------------------------------
                                          (in millions except penetration rates)

China

 Number of internet users (a)                       2.4       16.1         46.3%
 Number of PCs installed                            9.9       35.1         29.9%
 Internet penetration rate (b)                      0.2%      1.3%         45.4%
 PC penetration rate (c)                            0.8%      2.7%         27.5%
 Population (d)                                  1,236.9  1,291.1           0.7%


 Hong Kong

 Number of Internet users (a) .................0.7   2.2   25.7%
 Number of PCs installed (a) ..................1.6   2.5   9.3%
 Internet penetration raw (b) ................10.6% 30.3%  23.4%
 PC penetration rate (c) .....................24.2% 35.3%  7.8%
 Population (d) .............................  6.7   7.2   1.4%

 Asia (including Japan) (e)

 Number of Internet users (a) ................23.4    98.7  33.4%
 Number of PCs installed (a) .................65.0   130.0  14.9%
 Internet penetration rate (b) ................0.8%    3.2% 32.0%
 PC penetration rate (c) ......................2.2%    4.2% 13.8%
 Population (d) ...........................2,895.5 3,063.4   1.1%

China. China has a population of approximately 1.2 billion and an Internet penetration rate of approximately 0.2% at 1998, With its large population and government commitment to the development of the Internet, we believe China represents enormous potential for Internet use in the long-term.

Hong Kong. Hong Kong has a well-educated. technologically sophisticated population- With a population of 6.7 million and an Internet penetration rate of approximately 10.6% at 1998, we believe Hong Kong should be quick to utilize Internet technologies.

Asia. With a projected Internet user compounded annual growth rate of over 30% per year during the five-year period between 1998 and 2003. we expect online opportunities to develop significantly in Asia.

The Internet as a New Business Medium
-------------------------------------

The growth in the number of Internet users, the amount of time users spend on the Internet, the increase in the number of Web sites and the rate of Internet and PC penetration is being driven by the increasing importance of the Internet as a content resource, advertising medium and platform for consumer services.

E-commerce, The Internet is dramatically affecting the methods by which consumers and businesses are evaluating and buying goods and services, and by which businesses are providing customer service. Businesses have sought to capitalize on the Internet as a platform for consumer services through the establishment of Web sites devoted exclusively to the dissemination of information relating to their products and services. Our services cater directly to such businesses seeking to expand online, and we are able to provide comprehensive solutions to our clients ranging from the design and development of their Web site to access.

As part of providing services, we also assist businesses seeking to conduct sales transactions directly to consumers through e-commerce on their Web sites. The Internet provides online merchants with the ability to reach a global audience and to operate with minimal infrastructure, reduced overhead and greater economics of scale, while providing consumers with a broad selection, increased pricing power and unparalleled convenience. As a result, the volume of business transacted on the Internet is anticipated to grow in significance.

We have also sought to engage in e-commerce ourselves to capitalize on the revenue generating opportunities through our ISP system. In September 1999, we launched on online auction site in China. IDC projects that e-commerce in China, will grow by a compound annual growth rate of 242.8% and will reach approximately $3.8 billion, in 2003.

The Xin Net Opportunity
-----------------------

Xin Net offers a comprehensive suite of Internet related services and solutions to the Greater China and Asia markets. We believe that by offering an integrated platform of content, community and commerce and related services, we are well positioned to capitalize on the growth of the Internet throughout Asia.

Our Strategy
------------

    Our strategy is to capitalize on the Internet growth in Greater China and Asia and among Chinese users. We believe the Greater China and Asian markets represent one of the fastest growing and potentially one of the largest user groups on the Internet today, In order to capitalize on this growth opportunity in the Greater China and Asian Internet markets, we seek through Strategic partnership to: o Provide access to subscribers/users o Create a platform for e-commerce and value-added services specifically tailored to the Greater China market.

     We believe the Greater China market will adopt Web-based e-commerce as an increasing number of businesses and consumers embrace the Internet as a viable method of purchasing goods and services. Over the long-term, our strategy is to facilitate e-commerce developments in these markets and generate revenues on a transaction basis for businesses over our network.

o Utilize strategic alliances, business partnerships and acquisitions to enhance our products and services and to expand our presence geographically throughout Asia.

       In order to increase our traffic, build our market we continue to pursue strategic relationships with prominent. internationally recognized business partners who offer quality content, technology and distribution capabilities as well as marketing and cross-promotional opportunities.

Our Products, Services and Solutions
------------------------------------

Our operating partner in China, Xin Hai, has been granted Internet licenses in six new Chinese cities. They are Guangzhou (formerly Canton), Dalian, Nanjing, Wuhan, Chengdu and Xian. Together with Beijing, Shanghai, Shenyang and Taiyuan, Xin Hai now has licenses for ten major cities with a combined population of about 80 million. Geographically, Xin Hai has enough cities to form a major national ISP company. After a month of pre-opening sales and marketing , our Shanghai office is fully operational as of July 1, 1999. Following Shanghai and Taiyuan, management plans to open Guangzhou, the key city in Southern China.

We are now offering domain name registration services. Xin Hai has recently incorporated the website WWW.CHINADNS.COM , the first in China to offer online site registration. Our Xin Hai venture also provides web hosting and web page design services.

Xin Hai has been awarded "Strategic Partner" status from IBM China. This status officially identifies Xin Hai as an OEM for IBM hardware and software including Netfinity servers, PC's, Intellistation Work Stations, ThinkPad, Aptiva Multimedia PC's and all related products. Xin Hai now has the right to use IBM in its advertising and promotional material, and receive special support and training from IBM. This is recognition from IBM of Xin Hai position in the China Internet market.

Xin Hai is an Internet  Service  Provider  (ISP) and Internet  Content  Provider
(ICP) that has more than 30,000 subscribers. Xin Hai currently operates a live online auction site in china www.xinbid.com Xin Hai Network

      Our ISP system and business is organized on the fundamental concept of Internet access and commerce. This basic structure is a platform for creating a rich variety of online products and allows us to be an attractive host to online advertisers. We not only host and serve advertising, but strategically direct Internet traffic to Web sites designed hosted, or maintained or on our network.

      Content Services. Xin Hai provides a one-stop gateway to the Internet that aggregates, organizes and delivers information to meet the needs of users interested in localized information pertaining to Greater China. This localized content is delivered through our network ISP;

o Chnmail.com is our premier site for content, community and commerce products and services in simplified Chinese, entertainment as well as providing value-added community services through our chat and message board services,

Marketing
---------

      We believe we have already achieved some name recognition and market share through our URLs, Going forward, we will seek to achieve even broader market penetration and increase the use of our sites by well designed advertising campaigns and advantageous promotional offers to new subscribers

Increasing Usage By Existing Consumers. We regularly enhance our services and update content hosted on our network in order to encourage frequent visits by users. We offer community building services designed to increase user usage and loyalty. We are developing personalized services that enable consumers to establish a personal profile and receive information targeted to their interests. Because customizing these personalized services typically requires some effort and time on the part of the consumer, we believe that consumers who use our personalized services will continue to use our Portals and not switch to a competitive service

Joint Venture Employees
-----------------------

     As of the end of September 1999, the Joint Venture had eighty (80) full-time employees, consisting of 32 in marketing, and in sales, and 32 in technical operations and support Our future success will depend in part on our ability to continue to attract, retain and motivate highly qualified technical and marketing personnel. From time to time, we also employ independent contractors to support our development. marketing, sales and support and administrative organizations. Our employees are not represented by any collective bargaining unit and we have never experienced a work stoppage.

Facilities
----------

Servers. The systems infrastructure consists of multi-vendor server systems geographically located in China, in Bejing, Shanghai and Shenyang interconnected to the Internet through co-location at major ISP data center facilities and at our own sites. The auction site infrastructure is located in British Columbia, Canada.

Regulation of Internet Operations
---------------------------------

      Under the Administrative Measures on Security Protection for International Connections to Computer Information Networks, any use of the PRC Internet infrastructure which results in a breach of the public security or the provision of socially destabilizing content is a violation of Chinese laws and regulations. A breach of the public security includes:

o     breach of national security or disclosure of State secrets;
o infringement on State, social or collective interests or the legal rights and interests of citizens; or
o     illegal or criminal activities.

Socially destabilizing content includes content that:

o incites defiance or violation of the PRC Constitution, laws, or administrative statutes;
o incites subversion of State power and the overturning of the socialist system;
o     incites national division and harms national unification;
o incites hatred and discrimination among nationalities and destroys national unity;
o fabricates or distorts the truth, spreads rumours or disrupts social order;
o spreads feudal superstition, involves obscenities, pornography. gambling, violence, murder, horrific acts or instigates criminal acts;
o openly humiliates another party or slanders another party through a fabrication of the truth;
o     damages the reputation of a State organ; or
o     violates the Constitution, laws or administrative statutes.

   If through the provision of our services to our users in the PRC, we commit any of the above, whether with or without intent, we would be subject to significant liability. Potential liability would include being disconnected from the ChinaNet or blocked in the PRC. Where breaches are severe, criminal proceedings may be initiated against us.

   Our Joint Venture partner Xin Hai, provides regulatory advice to us and reviews content provided through our network to determine whether such content is in compliance with PRC regulatory requirements. Because of the stringent requirements relating to the type of content allowed utilizing the PRC Internet infrastructure and our conservative interpretation of such regulations, the content we provide: over our network is stringently edited and may not be as interesting as other Web sites which do not try to comply with PRC regulatory requirements. Such Web sites, however, may run the risk of being blocked from the PRC Internet infrastructure by local public security bureaus.

   The PRC has also enacted other regulations governing Internet connections and the distribution of information via the Internet According to the Administrative Measures on China Public Multimedia Telecommunication. Internet content providers are required to report to the Ministry of Post and Telecommunication (the predecessor of Ministry of Information Industry) or provincial Post and Telecommunication Bureau for verification and to enter into an interconnection agreement and undertaking letter for information security with China Telecom or other node Service Providers. We have complied with these requirements.

   Under the Administrative Measures on Security Protection for International Connection to Computer Information Networks, entities with their computer information networks interconnected with the Internet are required to register a notice filing with the relevant authorities designated by local public security bureaus. We have fulfilled these registration procedures.


      We can make no prediction as to the effect, if any, that market sales of common shares registered hereby or the availability of shares for sale will have on the market price prevailing from time to time. Nevertheless. sales of significant numbers of common shares in the public market could adversely affect the market price of the common shares and could impair our future ability to raise capital through an offering of its equity securities.

      We will encounter substantial competition from other Internet service companies, most of which are major multinational corporations. Any potential purchaser of the shares should carefully review all "Risk Factors" section and the "Financial Statements" section herein.

  Products,  Services, Markets, Methods of Distribution and Revenues.
  -------------------------------------------------------------------

      Internet Services are presently our principal services. The market is focused on China's major cities; Xin Hai offices in Beijing and Shenyang have been operating since 1997. Shanghai opened in June/July 1999. Offices in Guangzhou and Taiyuan are planned to open soon. Revenues come from subscription fees, domain name registration online usage fees, home page design fees and other miscellaneous sources.

Working Capital Needs
---------------------

      The working capital needs of the Registrant arise primarily from: expand existing capacity of the services, open more offices in other major cities, launch new value-added services, enhance capability for E-commerce design and development in the People's Republic of China. These requirements have been met by a private placement for an amount of US$5.5 millions. This provides the needed working capital for the near and medium term of the Company.

Dependence on client base.
--------------------------

      Presently the our primary revenue comes through the Joint Venture from subscription fees, net cards and domain name registration from the client base in Beijing, Shanghai and Shenyang. At the end of September 1999, the number of our subscribers totaled over 31,000. Our dependence on this client base will continue in the foreseeable future.

Backlog of Orders.      None.

Government Contracts.   None.

Competitive Conditions.
-----------------------

A number of factors, beyond our control and the effect of which cannot be accurately predicted may affect the marketing of the ISP and services. These factors include political policy on ISP's operation, political policy to open the doors to foreign investors, the availability of adequate capital. The Internet Services industry in China is highly competitive. Xin Hai faces competition from government owned ISPs and other privately owned ISPs. Many of them possess greater financial and personnel resources than Xin Hai and therefore have greater leverage to use in developing new services, expanding capacities, hiring personnel and marketing. Accordingly, a high degree of competition in these areas is expected to continue. The markets for Internet services and content have increased substantially in recent years. But cost of lines rental is still the major expense of Xin Hai, Currently, all ISPs can only rent lines from China TeleCom. There is uncertainty as to future line cost, although it has been reduced by half recently and is expected to continue to come down. There is no assurance the Registrant's revenues will not be adversely affected by these factors.

      The market in China is monitored by the Government, which could impose taxes or restrictions at any time which would make operations unprofitable and infeasible and cause a write-off of capital investment in Chinese ISP opportunities.

     A number of factors, beyond the Registrant's control and the effect of which cannot be accurately predicted may affect the marketing of the ISP and services. These factors include political policy on ISP's operation, political policy to open the doors to foreign investors, the availability of adequate and width of the ChinaNet backbone and gateway.

Registrant Sponsored Research and Development.  None.
-----------------------------------------------------

Compliance with related Laws and Regulations.
---------------------------------------------

      The operations of our Xin Hai joint venture are subject to local, provincial and national laws and regulations in the People's Republic of China. Xin Hai Technology Development LTD. holds licenses to do businesses in the currently operated locations: Beijing, Shanghai and Shenyang, as well as in seven other cities. We are unable to assess or predict at this time what effect such regulations or legislation could have on our activities in the future.

      (a)  Local regulation -

      The Registrant cannot determine to what extent future operations and earnings of the Placer Technologies Corp. joint venture may be affected by new legislation, new regulations or changes in existing regulations.

      (b)  National regulation -

     The Registrant cannot determine to what extent future operations and earnings of the Placer Technologies Corp. joint venture may be affected by new legislation, new regulations or changes in existing regulations. (See Discussion of such lows previously under "Regulations of Internet Ooperations" and Government Regulation for Internet Service in China")

      The value of the Registrant's investments in the Placer Technologies Corp. Joint Venture may be adversely affected by significant political, economic and social uncertainties in the People's Republic of China ("PRC"). Any changes in the policies by the Government of the PRC could adversely affect the Xin Hai Joint Venture by, among other factors, changes in laws, regulations or the interpretation thereof, confiscatory taxation, restrictions on currency conversion, the expropriation or nationalization of private enterprises, or political relationships with other countries.

Material Agreements
-------------------

      Joint Venture Agreement

      In a Joint Venture agreement dated August 25, 1998 through a 100% owned subsidiary Infornet Investment Ltd., ( Registered in Hong Kong) - we entered into a Joint Venture with Xin Hai Technology LTD to provide technology and capital to expand ISP services I China. We agreed to contribute 100% of the capital expenditure of the Joint Venture; in return, Infornet Investment Ltd. will receive 80% of the profit generated by the Joint Venture until recoupment of its investment and thereafter the profit share will revert to 49% to Xin Hai Technology Development, LTD. and 51% to the company. Other substantive provisions have been summarized in the Business section under "Joint Venture Agreement for ISP Business".

Number of Persons Employed.
---------------------------

     As of October 20, 1999, our holding company had two employees, Xiao-qing Du and Xin Wei , through Infornet Investment Corp., each at a salary of C$2,500 per month. X.Q. Du is president of Infornet Investment Corp. (Canada) and Xin Wei is responsible for the operations in China. Marc Hung serves as President full time.

      Our joint venture partner Xin Hai, had 80 full-time employees in the PRC at the end of September 1999.

YEAR 2000 CONSIDERATION

We have assessed and continue to assess the risk of "Y2K" problems in the operation of our business. This includes an examination of all computer-controlled processing and analytical equipment, the power supply to the facility, telephone, banking services and water supply to the facility. We have completed the Y2K assessment and taken all corrective action required through software upgrades and equipment modification. Should further problem areas be noted, corrective action will be taken to minimize disruption of the Company's operation.

Year 2000 issues "Year 2000 problems" result primarily from the inability of some computer software to properly store, recall or use data after December 31, 1999. We are is engaged in business activities, which rely on information technology ("IT") systems including for billing and accounting, as well as system connections for ISP customers and servers. All of our hardware and software have been upgraded for 2000 compliance accordingly, we do not believe that we will be materially affected by Year 2000 problems, except potentially from third party Internet and telephone systems which could be impaired by partial system disruptions. We rely on non-IT systems that may suffer from Year 2000 problems including telephone systems, facsimile and other office machines. Moreover, while we rely on third-parties that may suffer from Year 2000 problems that could affect the Company's operations, we do not believe that such third-party Year 2000 problems will affect the company in a manner that is different or more substantial than such problems affect other similarly situated companies. We have designed a limited contingency plan with respect to Year 2000 problems that may affect the Company or third-parties suppliers.

      The foregoing is a "Year 2000 Readiness Disclosure" within the meaning of the Year 2000 Information and Readiness Disclosure Policy. The nature of the Company's business does not subject it to compliance with federal, state and local provisions which have been enacted or adopted regulating the discharge of materials into the environment, or otherwise relating to the protection of the environment, which would have a material effect upon our capital expenditures, earnings or competitive position.

             PRICE RANGE OF OUR COMMON STOCK & STOCKHOLDER MATTERS

           (a) Market Information

       The following information sets forth the high and low bid price for the Company's common stock for each quarter within the two years preceding the date of this registration statement. The Company's common stock is traded over the counter and quoted on the OTC Bulletin Board. The following information has been obtained by the Company with reference to such source.

                                 Bid (U.S. $)


1999                           High        Low
----                           ----        ---

First Quarter                 $2.00       $ .34
Second Quarter                $5.91       $1.68
Third Quarter                 $3.44       $1.50

1998
----

First Quarter                $ .53       $.187
Second Quarter                 .375       .15
Third Quarter                 1.06        .25
Fourth Quarter                 .78        .24

 1997
 ----

First Quarter                $ .75       $.03
Second Quarter                 .84        .68
Third Quarter                  .45        .25
Fourth                         .50        .156

Because of recent changes in the rules and regulations governing the trading of small issuers securities, our securities are presently classified as "Penny Stocks," which classification places significant restrictions upon broker-dealers desiring to make a market in such securities. It has been difficult for management to interest any broker - dealers in our securities and it is anticipated that these difficulties will continue until our Company is able to obtain a listing on NASDAQ at which time market makers may trade our securities without complying with such stringent requirements. The existence of market quotations should not be considered evidence of the "established public trading market." The public trading market is presently extremely limited as to number of market markers in our stock and the number of states within which our stock is permitted to be traded.

       The over-the-counter market quotations above reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

           (b) Holders. As of October 30, 1999 we had approximately 108 shareholders of record.

           (c) Dividends. No dividends have been paid in any year.

 MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

 Liquidity  and Capital  Resources
 -----------------------------------

     We had cash capital of $536,189 at 1998 year end which was virtually unchanged from year end 1997.

     The Company had no other capital resources other than the ability to use its common stock to achieve additional capital raising in a private placement. The Company has equipment of $227,427 on the books which is not necessarily liquid at such value. Other than cash capital, the other assets would be illiquid.

     At the end of the second quarter 1999 (June 30th), we had $6,399,009 in cash and current liabilities of $144, 664. The increase in cash was due to a private placement of units in May, 1999.

      We have revenues from our operations at this time. However capital from private placements and/or borrowing against assets are required to fund future operations. We completed a private offering of Common Stock at $0.40 per share for $750,000 in June 1998. In 1999 we closed a private placement of 5.5 million units of common stock at US$1.00 per Unit consisting of one (1) common share and one (1) Non-Transferable Share Purchase Warrant. One (1) Warrant entitles the holder to purchase on or before March 31, 2001 one (1) additional unit of the Issuer at a price of US$2.00 per Unit, each Unit consisting of one (1) common share and one (1) additional warrant. The additional warrant entitles the holder to purchase one (1) additional common share of the Issuer at a price of US$5.00 per share on or before March 31, 2002.

      Outstanding warrants are not included in the "Liquidity and Capital Resources" and they are not valued in our financial statements.

RESULTS OF OPERATIONS

     We will carry out the plan of business as discussed above. We cannot predict to what extent its liquidity and capital resources will be depleted by the operating losses (if any) of the Placer Technologies Corp. Joint Venture. For fiscal year 1999, we anticipate increased revenues derived from an increase in subscriber base and expanded e-commerce business.

RESULTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 1998 AS COMPARED TO THE YEAR ENDED DECEMBER 31, 1997

     The Company achieved revenues of $527,988 in 1998 in the form of the net sales from its Joint Venture in China with XIN HAI Technology Ltd. Its net sales in 1997 were $96,177. The Company incurred operating expenses of $510,555 in 1998 compared to operating expenses of $333,084 in 1997. Operating income for 1998 was $17,433 in contrast to the 1997 operating loss of ($236,907). The Company had miscellaneous income of $4,845 in 1998 and $7,221 in 1997. The net income in 1998 was $22,278 compared to the net loss in 1997 of ($229,686). The per share income for 1998 was $.001, and the per share loss for 1997 was ($.02)

      Revenues increased from $96,177 in 1997 to $527,988 in 1998 mainly due to increased fees from dial-up Internet access and e-mail subscribers. Operations did not occur throughout the whole year of 1997: Beijing, China operations started in April 1997 and Shenyang, China operations began in October 1997. In 1998, both operations were fully operational during the whole year. Subscribers increased from only a few thousand at the end of 1997 to 17,000 at the end of the following year, 1998.

     The same growth situation basically explains the increase in expenses from $333,084 in 1997 to $510,555 in 1998. Full year space and office rentals, additional leased lines, additional equipment, more employees, increased advertising and promotion, increased traveling and increased professional consulting and accounting fees comprise the principle items of increased expenditure.

     Future trends: The Company cannot assure that any profit on revenues can occur in the future, because the Company intends, under its joint venture agreement, to invest in further Internet "backbone" and technology for its China Internet operations. The Company expects to spend in excess of $500,000 in 1999 on development of its business in China, and it could be expected that it may have a loss on operations.

CHANGES IN FINANCIAL CONDITION

     At year end 1998 the Company's assets had increased to $604,575 compared to $554,768 at year 1997. The current assets totaled $376,179 at 1998 year end compared to $365,428 at 1997 year end. Total and current liabilities at year end 1998 were $40,504 compared to $12,975 at 1997 year end. In May, 1999, the company completed a private offering of units which achieved $5,500,000 in cash. At June 30, 1999 we had $6,399,009 in cash.

RESULTS OF OPERATIONS FOR THE QUARTER ENDED JUNE 30, 1999 AS COMPARED TO THE QUARTER ENDED JUNE 30, 1998

     The Company had revenues of $170,088 in the second quarter of 1999 as compared to $144,112 in the same quarter in 1998. The Company incurred general and administrative expenses of $244,362 in the quarter in 1999 and similar general administrative expenses of $98,557 in the same quarter in 1998. The Company reflected on operating loss of $(54,274) in the second quarter of 1999 as compared to $45,555 in profits in the same quarter in 1998. The Company had miscellaneous income of $44,614 in 1999 and $514 in 1998 in the quarter. Net loss for the quarter in 1999 were $(9,660) and $46,069 in net earnings in the second quarter in 1998. The earnings per share in the quarter in 1999 and 1998 were nominal.

RESULTS OF OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30, 1999 COMPARED TO SAME PERIOD IN 1998

      Revenues increased to $309,403 from $258,915, in 1998 an increase of nearly 20%. Fees for dial-up Internet access and e-mail principally contributed to the increase. During this period, less usage per customer and a reduction of rates charged to the customer produced lesser revenues than otherwise would have been achieved.

     Expenses increased to $327,060 from $202,126 in 1998, an increase of more than 60%, because of the Company's significant increases incurred in operating,
and  equipment expenses,   administrative  &  office  expenses,  consulting  &
management fees and professional costs. The revenues and all the expenses relate to the Joint Venture, which is our sole business so far.

NEED FOR ADDITIONAL FINANCING

     We have capital sufficient to meet the Company's current cash needs, including the costs of compliance with the continuing reporting requirements of the Securities Exchange Act of 1934. We may have to seek loans or equity placements to cover future cash needs to continue expansion. There is no assurance, however, that the available funds will ultimately prove to be adequate to continue its business and our needs for additional financing are likely to increase substantially.

     No commitments to provide additional funds have been made by management or other stockholders. Accordingly, there can be no assurance that any additional funds will be available to us to allow it to cover operations expenses. The company achieved a private placement of $5,500,000 in May 1999 and retains over $5,000,000 as capital.

      If future revenue declines, or operations are unprofitable, we will be forced to develop another line of business, or to finance its operations through the sale of assets it has, or enter into the sale of stock for additional capital, none of which may be feasible when needed. The registrant has no specific management ability, nor financial resources or plans to enter any other business as of this date.

     From the aspect of whether we can continue toward its business goal of maintaining and expanding the Joint Venture for Internet Services in China, we may use all of its available capital without generating a profit.

       The effects of inflation have not had a material impact on our operation, nor is it expected to in the immediate future.

       Although we are unaware of any major seasonal aspect that would have a material effect on the financial condition or results of operation, the first quarter of each fiscal year is always a financial concern. It is not uncommon for companies to shut down their operation or operate on a skeletal crew during the Chinese New Year holiday. Therefore in effect, the first quarter really has only two months for generating revenue.

Recent Accounting Pronouncements
--------------------------------

      In December 1996, the Financial Accounting Standards Board ("FASB") issued

      Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings Per Share", which is effective for both interim and annual periods ending after December 15, 1997. SFAS No. 128 requires all prior period earnings per share data to be restated to conform to the provisions of the statement. The Company adopted SFAS No.128 for the six-months ended December 31, 1997. The adoption of this standard did not effect the Company's earnings per share.

      In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income," which established standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by, or distributions to, owners. Among other disclosures, SFAS No.130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements.

      In June 1997, the FASB issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information", which supersedes SFAS No. 14, "Financial Reporting for Segments of a Business Enterprise". SFAS No. 131 establishes standards for the reporting of certain information about operating segments by public companies in both annual and interim financial statements. SFAS No. 131 defines an operating segment as a component of an enterprise for which separate financial information is available and whose operating results are reviewed regularly by the chief operating decision maker to make decisions about resources to be allocated to the segment and to assess its performance.

      SFAS Nos. 130 and 131 are both effective for financial statements for periods beginning after December 15, 1997 and both require comparative information for earlier years to be restated. The adoption of SFAS No. 130 is not expected to have a material effect on the Company's financial position or results of operations. The adoption of SFAS No. 131 will have no effect on the Company's financial position or results of operations and the Company is currently reviewing SFAS No. 131 in order to fully evaluate the impact, if any, the adoption of the provisions of this Statement, will have on future financial disclosures.

Market Risk
-----------

      The Company does not hold any derivatives or investments that are subject to market risk. The carrying values of any financial instruments, approximate fair value as of those dates because of the relatively short-term maturity of these instruments which eliminates any potential market risk associated with such instruments.

Legal Proceedings
-----------------

       The Company, in the normal course of business, maybe engaged in lawsuits, as a plaintiff or defendant, involving matters such as compensation disputes, employment matters, contract disputes and other matters related to its business. No lawsuits are presently pending against the Company.

Submission of matters to a vote of security holders. No matters have been submitted to security holders in the past year.


                                CAPITALIZATION

       The following table sets forth (i) the capitalization of the Company as of June 30, 1999.

                                            June 30, 1999    December 31, 1998

                                     ------------------------------------------

ASSETS                                    $6,981,199            $604,575
                                          ----------            --------
Accounts Payable                             114,180              20,504
                                             -------              ------
TOTAL CURRENT LIABILITIES                   $144,664             $40,504
                                            --------             -------
LONG TERM DEBT                               184,474                   -
TOTAL LIABILITIES                            329,138              40,504
                                             =======               ======

STOCKHOLDER'S  EQUITY  Capital  Stock -
($0.001  par  value,  50,000,000  shares
authorized, shares issued and outstanding at
December 31, 1998 was 14,075,000
and 20,975,000 were issued and                 20,975             14,075
outstanding as at June 30, 1999)
Paid In Capital                             6,846,090            792,990
                                            ---------            -------
Retained earnings (deficit)                  (215,004)          (242,994)
                                     ------------------------------------------
TOTAL STOCKHOLDER'S EQUITY                 $6,652,061           $564,071
                                     ------------------------------------------

 TOTAL LIABILITIES AND
 STOCKHOLDER'S  EQUITY                     $6,981,199           $604,575

 DIRECTORS AND EXECUTIVE  OFFICERS AND SIGNIFICANT  MEMBERS OF MANAGEMENT

(a) The following table furnishes the information concerning our directors and officers as of October 15, 1999. The directors of the Registrant are elected every year and serve until their successors are elected and qualify.

Name                Age          Title                    Term
----                ---          -----                    ----

Xiao-qing Du        28        President of Subsidiary     Annual
                              Infornet Investment Corp.
                              and Director                Annual

S.Y. Marc Hung      54        President and Director      Annual

Ernest Cheung       49        Director  and Secretary     Annual

Maurice Tsakok      47        Director                    Annual

Xin Wei             29        President of Xin Hai        Annual
                              Development Corp. (Joint
                              Venture partner of the
                              Company in China)

      On March 10, 1999 Jing Liang resigned as a director of the Company.

     On April 6, 1999, Xiao-qing (Angela) Du resigned as president of Xin Net Corp. Messrs. Maurice Tsakok and Marc Hung were elected to the board of directors. Marc Hung was appointed to the position of President.

The following table sets forth the portion of their time the Directors devote to the company:

Ernest Cheung     25%   Angela Du       100%
Marc Hung        100%   Maurice Tsakok   25%

      The term of office for each director is one (1) year, or until his/her successor is elected at the Registrant's annual meeting and is qualified. The term of office for each officer of the Registrant is at the pleasure of the board of directors.

      The board of directors has neither nominating nor auditing committee. Therefore, the selection of persons or election to the board of directors was neither independently made nor negotiated at arm's length.

(b)   Identification of Certain Significant Employees.

     Strategic matters and critical decisions are handled by the directors and executive officers of the Company, Marc Hung, Ernest Cheung and Maurice Tsakok. Day-to-day management is delegated to Xiao-qing (Angela) Du, Marc Hung in Canada and Xin Wei in China. Du and Wei are employees of our wholly-owned subsidiary, Infornet Investment Corp.
      (c) Family Relationships. Xiao - qing Du and Xin Wei are husband and wife.

      (d) Business Experience.

      The following is a brief account of the business experience during the past five years of each director and executive officer of our Company, including principal occupations and employment during that period and the name and principal business of any corporation or other organization in which such occupation and employment were carried on.

Xiao-qing (Angela) Du, President of subsidiary Infornet Investment Corp. and Director, age 28, was President and Director of our company from 1996 to April 1999. She received a Bachelor of Science in International Finance in 1992 from East China Normal University. She received a Master of Science in Finance and Management Science in 1996 from the University of Saskatchewan Canada. She has been Business Manager of China Machinery & Equipment I/E Corp. (CMEC) from 1992 to 1994. She is now President of Infornet Investment Corp., our wholly owned subsidiary in Hong Kong and remains a director of our company.

Ernest  Cheung,  Secretary  and  Director,  age  49,  has  been  Secretary  of the Registrant since May, 1998. He received a B. Math in 1973 from University of Waterloo Ontario. He received an MBA in Finance and
Marketing from Queen's University, Ontario in 1975. From 1991 to 1993 he was Vice President of Midland Walwyn Capital, Inc. of Toronto, Canada. From 1992 - 1995 he served as Vice President and Director of Tele Pacific International Communications Corp. He has also served as President for Richco Investors, Inc. since 1995. He has been a Director of Registrant since 1996. He is currently a Director of Agro International Holdings, Inc. since 1997, Spur Ventures, Inc. since 1997, Richco Investors, Inc. since 1995 and Drucker Industries, Inc. since 1997.

Marc Hung, B.A.Sc.(E.E.), M.A. Sc. (E.E.) University of Montreal (1969 & 1971), President and Director, age 54, has been President of the Registrant since April 6, 1999. From May 1992 to April 1997, Marc Hung was director, Power System Technology, a division of Institut de Recherche en Electricite du Quebec (IREQ), Hydro-Quebec's Research Institute. His main tasks consisted of general management, networking, promotion of the division's technological products and services and negotiations with potential partners for spinning off promising innovations. The field of responsibility included, amongst others, software products and services, software engineering and telecommunications technology. From May 1997 to June 1998, he was loaned by Hydro-Quebec to the Canadian Centre for Magnetic Fusion (CCFM), a fundamental research entity formed by Hydro-Quebec, the Institut National de Recherche Scientifique (INRS) and (up to March 1997) Atomic Energy of Canada Ltd. Besides general management, his main mandate was to develop and propose a plan for the commercialization of the Centre's innovative products and services.

Maurice Tsakok, Director, age 47, was employed, from 1994 to 1996, by a mutual fund company who as a Vice-President responsible for computer operations and research on global technology companies. From 1997 to present, he acted as a consultant on the high-tech industry and provides technical analysis on high-tech companies. He holds a Mechanical Engineering degree (1974 University of Minnesota) as well as an MBA specializing in Management Information Systems
(MIS) (1976 Hofstra University).

Xin Wei is President of Xin Hai Technology Development Corp., the Joint Venture partner in Placer Technology Corp., our Joint Venture in China. Xin Wei graduated from Beijing Industry University in 1991 with a diploma in Computer Science. From 1991 to 1992 Xin Wei was a sales engineer of Beijing Sino-Soft Computer Institution. From 1992 to 1995 he was a Director of Beijing Xin Hai Technology Development Corp. From 1995 to 1996 he was a student in Canada, and also served as a director of Xin Hai Technology Development Corp.

      (e) Directors Compensation

      Directors who are also officers of the Registrant receive no compensation for services as a director.

EXECUTIVE COMPENSATION

      (a) Cash Compensation.

      Compensation paid by our company for all services provided up to September 30, 1999 (1) to each of our five most highly compensated executive officers whose cash compensation exceeded $60,000 and (2) to all officers as a group.

             SUMMARY COMPENSATION TABLE OF EXECUTIVES
              Cash Compensation       Security Grants
------------------------------------------------------------------------------

Name and      Year  Salary  Bonus  Consulting  Number Securities  Long Term
Principal                          Fees/Other  of     Underling    Compensation/
Position                           Fees ($)    Shares Options/     Option
                                                      SARs(#)
------------------------------------------------------------------------------

Xiao-qing Du  1997  20,000    0      0             0         0       0
President of  1998  20,000    0      0             0         0       0
Infornet      1999  15,000    0      14,500        0         0       0
Subsidiary

------------------------------------------------------------------------------
Marc Hung     1998       0    0      0             0                 0
                                                                ( 150,000
President     1999       0    0      10,000        0         0   options@ $.40/
                                                                 share(prior
                                                                 to becoming a
                                                                 director or
                                                                 officer)
------------------------------------------------------------------------------
Ernest Cheung, 1998     0     0      0             0         0
Secretary      1999     0     0      2,000         0         0
------------------------------------------------------------------------------
Officers as a  1998 20,000    0      26,500        0         0
Group          1999 15,000           (CDN)
                    (CDN)
Effective on April 6, 1999, Marc Hung was appointed as President of the company and Angela X. Du resigned as the President of our company. She the President of Infornet Investment Corp., the wholly owned operating subsidiary in Canada.
(1)Richco Investors, Inc. of which Mr. Cheung is an officer and director, received 385,000 shares of stocks for its services in structuring the private placement.
    (e)  termination of Employment  and Change of Control  Arrangements. None.

    (f) Stock purchase options:

SUMMARY COMPENSATION TABLE OF DIRECTORS


                        Cash Compensation             Security Grants
------------------------------------------------------------------------------

Name and       Year    Annual   Meeting  Consulting    Number   Securities
Principal              retainer Fees ($) Fees/Other    of       Underling
Position               Fees ($)          Fees($)       Shares   Options/SARs(#)
                                                       (#)
------------------------------------------------------------------------------
------------------------------------------------------------------------------

Xiao-qing Du,  1998    0          0        0           0           0
Director       1999    0          0        0           0           0
------------------------------------------------------------------------------
------------------------------------------------------------------------------
Jing Liang,    1998    0          0        0           0           0
Director       1999    0          0        0           0           0
(resigned in
1999)
------------------------------------------------------------------------------
------------------------------------------------------------------------------
Ernest Cheung, 1998    0          0        0           0           0
Director       1999    0          0        0           0           0
------------------------------------------------------------------------------
Maurice Tsakok 1999    0          0        8,000 CDN   0           0
------------------------------------------------------------------------------
Directors as a         0          0        8,000 CDN   0           0
group
------------------------------------------------------------------------------
------------------------------------------------------------------------------
(1) See note (1) under Compensation Table of Executives

     No director, except for those who are also officers of the Company as listed above, received any compensation in 1998.

      Effective on May 1, 1998, Jing Liang resigned from his position as Secretary of the Company. Ernest Cheung was appointed Secretary of the Company as of the same date.

      Effective March 10, 1999 Jing Liang resigned as director of the Company.

      Effective on April 6, 1999, Mr. Marc Hung and Mr. Maurice Tsakok were elected as directors of the board.

(e) Termination of Employment and Change of Control Arrangements.  None.

(f) Stock purchase options:

     On February 26, 1999, stock options for a total of 480,000 shares at $.40 per share were granted to officers and employers (or persons who became officers) that had contributed to our success of the company in the past: Marc Hung (150,000 shares)and Xin Wei (330,000shares) (Note: Mr. Wei is not an officer of the Company, but an employee of Infornet Investment Corp.) All share options were exercised as of April 6, 1999.

      Section 16(a) of the Securities Exchange Act of 1934, as amended (The "Exchange Act"), requires the Registrant's officers and directors, and persons who own more than 10% of a registered class of the Registrant's equity securities, to file reports of ownership and changes in ownership of equity securities of the Registrant with the Securities and Exchange Commission and NASDAQ. Officers, directors and greater-than 10% shareholders are required by the Securities and exchange Commission regulation to furnish to Registrant with copies of all Section 16(a) that they file.

Some of the officers and directors of the Company will not devote more than a portion of their time to the affairs of the Company, although Marc Hung and Angela Du devote full time to the company. There will be occasions when the time requirements of the Company's business conflict with the demands of their other business and investment activities. Such conflict may require that the company attempt to employ additional personnel. There is no assurance that the services of such persons will be available or that they can be obtained upon terms favorable to the Company.

      There is no procedure in place which would allow officers or directors to resolve potential conflicts in an arms - length fashion. Accordingly, they will be required to use their discretion to resolve them in a manner which they consider appropriate.

           SECURITY OWNERSHIP OF PRINCIPAL OWNERS AND MANAGEMENT

     (a) Beneficial owners of five percent (5%) or greater, of our Common Stock:
The following sets forth information with respect to ownership by holders of more than five percent (5%) of our Common Stock known by us based upon 21,360,000 shares outstanding at September 30, 1999.

Title of       Name and Address        Amount of             Percent of
Class          of Beneficial Owner     Beneficial Interest   Class
-----          -------------------     -------------------   -----

               Xiao-qing Du
Common Stock   #2754 Adanac St.            2,076,000              9.7%
               Vancouver, BC V5K 2M9

Common Stock   Richco Investors Inc.       3,272,500              15.3%
               Ste 830 789 West Pender St.
               Vancouver, BC V6C 1H2

Common Stock   Ernest Cheung (1)           3,272,500              15.3%
               Ste 830 789 West Pender St.
               Vancouver, BC V6C 1H2

Common Stock   Maurcie Tsakok (1)          3,272,500              15.3%
               Ste 830 789 West Pender St.
               Vancouver, BC V6C 1H2

      (b) The following sets forth information with respect to the Registrant's Common Stock beneficially owned by each Officer and Director, and by all Directors and Officers as a group, at September 30, 1999.

Title of              Name of             Amount of             Percent of
Class                 Beneficial Owner    Beneficial Ownership  Class
-----                 ----------------    --------------------  -----

Common Stock      Xiao-qing Du (Director)   2,076,000            9.7%
                  2754 Adonac St.
                  Vancouver, B.C. V5K 2M9

Common Stock      Ernest Cheung (1)         3,272,500           15.3%
                  Richco Investors
                  (See Richco Investors below)

Common Stock      Maurice Tsakok (1)        3,272,500           15.3%
                  Richco Investors
                  (See Richco Investors below)

Common Stock      Richco Investors, Inc.    3,272,000           15.3%
                  Ste. 830,789 W. Pender St.
                  Vancouver B.C. V6C 1H2
                  (beneficially owned by
                  Ernest Cheung, Director
                  and Secretary)
                  Maurice Tsakok (a Director)
                  is also Director of Richco
                  Investors, Inc.

Common Stock      S. Y. Marc Hung             118,000             .5%
                  830,789 W. Pender St.
                  Vancouver B.C. V6C 1H2

Total as a group                            5,466,500           25.6%

(1) Through Richo Investors, Inc. which owns 3,272,500 shares. Mssrs. Cheung and Tsakok are officers, directors and shareholders of Richco Investors Inc.

Compensation Committee Interlocks and Insider Participation

      We have established a Compensation Committee on October 5, 1999 which consists of two directors, Marc Hung and Ernest Cheung.

Committees of the Board of Directors

      Audit Committee. On August 31, 1999, the Board of Directors established an Audit Committee, which consists of two directors, Marc Hung and Ernest Cheung. The Audit Committee will be charged with recommending the engagement of independent accountants to audit the Company's financial statements, discussing the scope and results of the audit with the independent accountants, reviewing the functions of the Company's management and independent accountants pertaining to the Company's financial statements and performing such other related duties and functions as are deemed appropriate by the Audit Committee and the Board of Directors.

      Compensation Committee. The Compensation Committee will be responsible for reviewing general policy matters relating to compensation and benefits of directors and officers, determining the total compensation of the officers and directors of the Company.

Director Renumeration

      All directors will be reimbursed for out-of-pocket expenses incurred in connection with attendance at board and committee meetings. We may grant options to directors under the Company's Stock Incentive Plan.

Performance Graph

     Due to the illiquidity of the Company's Common Stock and the amount of shares of its Common Stock which are restricted from trading (approximately 75% of outstanding shares at October 30, 1999), a performance graph has not been disclosed in this Registration Statement. Such information, in the opinion of management, would be misleading to the investor. From inception to date, the Company's Common Stock has been very thinly traded on the OTC Bulletin Board.

CERTAIN  RELATIONSHIPS AND RELATED  TRANSACTIONS

     Certain Transactions On February 20, 1997, the Company issued 4,000,000 shares of common stock for services rendered at $.001 per share to 15 shareholders, none of whom were affiliated or shareholders. The following shareholders received shares equal to or greater than 5% of the then outstanding shares: Xin Wei - 750,000 shares. Xin Wei was awarded 750,000 shares as founder of Xin Hai Technology Development Ltd. and for obtaining the necessary ISP permit, business license and MOFTEC approval on February 20, 1997. No cash was received by the company from the issuance of the shares.

      During 1997, the Company issued 5,000,000 shares of common stock to acquire the wholly owned subsidiary, Infornet Investment Corp. (Canada) to X. Qing (Angela) Du - 4,000,000 shares and Jing Liang - 1,000,000 shares.

      On August 25, 1997, through the wholly-owned subsidiary, Infornet Investment Limited (Hong Kong), the Company formed cooperative Joint Venture called Placer Technologies Corp. (a limited liability company) with Xin Hai Technology Development Ltd. (a People's Republic of China Corporation) as a partner, for a term of twenty (20) years. Xin Hai Technology Development Ltd. (Xin Hai) is engaged in the business of developing computer hardware, software, and telecommunication network technology, and providing consultation and training services.

      On February 26, 1999, stock options for a total of 1.4 million share at $.40 per share were granted to parties that had contributed to the efforts of the company in the past. They are: Lancaster Pacific Investment Ltd., Tandoor Holdings Limited, Marc Hung, Kun Wei and Xin Wei. All 1.4 million share options were exercised as of April 6, 1999.

      Tandoor Holdings was instrumental in the formation of the Company. It prepared the original business plan for Xin Hai Technologies and helped in the structuring of the Xin Hai/Infornet Joint Venture. It also helped in presentations to potential investors.

      Lancaster Pacific introduced the Shenyang office team to Xin Hai and contributed to the establishment of the Company's second operating location. It also helped in the design of the accounting and management information systems for Xin Hai.

      In May 1999, Marc Hung, President and Director, purchased 80,000 units of the private placement at the $1.00 offering price. Richco Investors, Inc. Richco Investors, Inc., a public company of which both Mssrs. Ernest Cheung and Maurice Tsakok are directors officers and shareholders purchased 700,000 units in the private placement at $1.00 per unit in May 1999.

      In February 1999, Marc Hung, who was neither an officer nor director but since has become President and Director, was granted and exercised (in March, 1999) an option to purchase 150,000 shares of common stock at $.40 per share. The option to purchase shares was granted to him for services rendered since
July 1998 as advisor to the Company in matters relating to management, technology and strategies.

      In February 1999, Kun Wei, a shareholder, was granted and exercised (in March) an option to purchase 330,000 shares of common stock at $.40 per share. The option to purchase shares was granted to him for contributing to the success of the Joint Venture, in particular with regards to technology development and implementation.

      In February 1999, Xin Wei, a shareholder, was granted and exercised (in March) an option to purchase 330,000 shares of common at $.40 per share. The option to purchase shares was granted to him for contributing to the success of the Joint Venture, in particular with regards to general management of Xin Hai Technology Development Ltd., business development and governmental relations.

      On September 17, 1999 385,000 units were issued to Richco Investors, Inc. as a consulting fee for services rendered in structuring the unit placement.

                                LEGAL MATTERS

     The Company from time to time may be a party to certain legal proceedings. The Company is not presently involved in any legal proceedings.

                 CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS.

     Clancy & Co.PLLC completed the audit of the balance sheets as of December 31, 1997, and 1998 and the related statements of operations, stockholders' equity and cash flows for the years ended December 31, 1997, and 1998. The Independent Audit Report for 1997 contained an opinion which included a paragraph discussing uncertainties related to continuation of the Company as a going concern. In connection with these prior audits, no disagreement exists with any former Accountant on any matter of accounting principles or practices, finacial statements disclosure, or auditing scope of procedure, which disagreement which disagreement if not resolved to the satisfaction of the former Account would have caused the Accountant to make reference in connection with his reoprt to the subject matter of the disagreement(s).

                           DESCRIPTION OF SECURITIES


 COMMON  STOCK

     Our Articles of Incorporation as amended authorize the issuance of 50,000,000 shares of common stock at .001 par value. Each record holder of Common Stock is entitled to one vote for each share held on all matters properly submitted to the stockholders for their vote. Cumulative voting for the election of directors is not permitted by the Articles of Incorporation.

      Holders of outstanding shares of Common Stock are entitled to such dividends as may be declared from time to time by the Board of Directors out of legally available funds; and, in the event of liquidation, dissolution or winding up of the affairs of the Company, holders are entitled to receive, ratabl the net assets of the Company available to stockholders after distribution is made to the creditors. Holders of outstanding shares of Common Stock have no preemptive, conversion or redemptive rights. All of the issued and outstanding shares of Common Stock are, and all unissued shares when offered and sold will be, duly authorized, validly issued, fully paid, and nonassessable. To the extent that additional shares of the Company's Common Stock are issued, the relative interests of then existing stockholders may be diluted.

                                    WARRANTS

     We have issued 5,885,000 warrants as part of our unit private placement in May 1999. Each warrant entitles the holder to purchase, on or before March 31, 2001, one (1) additional unit of at a price of US $2.00 per unit, each unit consisting of one (1) common share and one (1) additional warrant. The additional warrant entitles the holder to purchase one (1) additional common share of the Issuer at a price of US $5.00 per share on or before March 31, 2002. On September 17, 1999 we issued 385,000 warrants to Richco Investors, Inc. as part of the 385,000 units awarded for structuring the private placement.

                            REPORT TO STOCKHOLDERS


      We shall make available annual reports to a stockholders containing audited financial statements reported upon by its independent auditors. We intends to release unaudited quarterly or other interim reports to its stockholders as it deems appropriate.

                          TRANSFER AGENT AND REGISTRAR


      Holloday Transfer, Inc., is the transfer agent and registrar for all of our securities, including the $.001 par value common stock.

                      LIMITATIONS ON DIRECTOR' LIABILITY

     Our bylaws require us to indemnify our directors and officers, and allow us to indemnify our other employees and agents, to the fullest extent perrmitted by law. We have also entered into agreements to indemnify our directors and certain executive officers. We belive thata these provisions and agreements are necesary to attract and retain qualified directors and executive officers. At present, there is no pending litigation or proceding involving any director, officer, employee or agent where indemnification will be required or permitted. We are not aware of any threatened litigation or proceeding that might result in a claim for such indemnification. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, it is against public policy and is therefore unenforceable.

      The Board of Directors may alter, amend or repeal the ByLaws of the Company by the affirmative vote of at least a majority of the entire Board of Directors, provided that any ByLaws adopted by the Board of Directors may be amended or repealed by the shareholders. The shareholders may also adopt, repeal, or amend, the ByLaws of the Company by the affirmative vote of at least a majority of the shares that are issued and outstanding and entitled to vote.

                             PLAN OF DISTRIBUTION

      The shares of Common Stock have been registered for offer and sale from time to time by Selling Stockholders to purchasers directly or through agents, brokers or dealers. Such sales may be made in the over-the-counter market or otherwise at market prices then prevailing or in negotiated transactions. No Selling Stockholder is obligated to sell any Common Stock pursuant to this Prospectus.

      Selling Stockholders and any brokers or dealers participating in the registration of the shares of Common Stock may be deemed to be "underwriters" under the Securities Act, and any profit on the sale of the shares of Common Stock by them and any discounts, commissions or concessions received by any broker or dealer may be deemed to be underwriting discounts and commissions under the Securities Act. We are is not aware of any arrangement among Selling Stockholders to sell or refrain from selling any shares of Common Stock.

     Certain expenses in connection with the registration of the shares of Common Stock pursuant to this Prospectus, including fees and expenses of our legal counsel and independent auditors, filing fees and printing expenses, will be borne by us. Selling Stockholders will bear additional legal expenses that they incur, if any, as well as commissions and discounts received by brokers or dealers in connection with the sale of shares of Common Stock. We have has agreed to indemnify Selling Stockholders against certain civil liabilities in connection with the Registration Statement of which this Prospectus is a part (the "Registration Statement"), including certain liabilities under the Securities Act.

      Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares of Common Stock may not simultaneously engage in market making activities for specified periods prior to the commencement of the distribution. In addition, and without limiting the foregoing, each Selling Stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Rules 10b-6 and 10b-7, which provisions may limit the timing of purchases and sales of Common Stock by Selling Stockholders.

                             SELLING STOCKHOLDERS

      The Registration Statement has been filed pursuant to Rule 415 under the Securities Act to afford the holders of shares of Common Stock registered hereby, the opportunity to sell the shares of Common Stock in a public transaction rather than pursuant to an exemption from the registration and prospectus delivery requirements of the Securities Act.

     We are registering certain outstanding shares of Common Stock owned by selling shareholders under the Securities Act. The registration fee related to the registration of these shares is being paid by the Company. The Company will be responsible for their own accounting expenses, brokerage commissions or underwriting discounts, and transfer fees incurred in the sale of their shares. The Selling Security Holders intend to sell their shares directly, through agents, dealers, or underwriters in the public market or otherwise on terms and conditions and at prices determined at the time of sale by the Selling Security Holders or as a result of private negotiations between buyer and seller. We will not be assisting the Selling Security Holders in selling their shares. We intend to deliver to the Selling Security Holders copies of a current prospectus to be used in connection with their sales. They will be advised as to the date as of which such prospectus will no longer be current. Expenses of any such sale will be borne by the parties as they may agree. We will realize no proceeds from the sale of any such shares.

     All of the Selling Security Holders are listed below. The Company is registering all of the shares owned by each Selling Security Holder (concurrent with the effectiveness of the Registration Statement.) If all of the Selling Security Holders are successful in offering all of their shares, they will own no shares of the Company, but may retain warrants to purchase units or shares. No Selling Security Holder has held any position or office with the Company or has any material relationship with the Company, except as noted in the footnotes.

Name & Address                     Number
--------------                     of Shares
                                   ---------

Mitsukiku Investments Ltd          625,000
PO Box 428Les Braves House,
Les Banques
St. Peter Port
Guernsey4V1 3W2

Tandoor Holdings Ltd               570,000
20D Primrose
Mansion
Taikooshing
Hong Kong

Richco Investors Inc.            1,085,000   (1)
830-789 West Pender Street
Vancouver B.C.
Canada V6C 1H2

Development Fund 11 of
Nova Scotia Inc.                   190,000
c/o Richco Investors Inc.
830-789 West Pender Street
Vancouver B.C.Canada V6C 1H2

Mr. Minhas Sayani                   75,000
PO Box 30020 Dubai
United Arab Emirates

Xerxes Venture Capital Fund Ltd.    50,000
PO Box 88 I Grenville St.
St. Helier, Jersey
JE4 9PF UK

Goldpac Investment Fund             40,000
16D 139 Drake St
Vancouver B.C.
V6Z 2T8 Canada

Nottinghill Resources Ltd.          50,000
Mareva House 4 George St.
Nassau, Bahamas

Mr. Allan Slaughter                 10,000
1368 Madrona Dr.
Bay, B.C.
V9P 9C9 Canada

Mr. David Atkinson                   7,500
4590 Keith RD
West Vancouver B.C.
V7W 1W2 Canada

Mr. Michael Atkinson                 7,500
#210 1315 W. 11th Ave.
Vancouver B.C.
V6H 1K7 Canada

Mrs. Juanita L. Po                   5,000
842 Clements Ave.
North Vancouver B.C.
V7R 2K7 Canada

Mr. Joseph Go and                   10,000
Mrs. Babs Po
1045 Montroyal Blvd.
N. Vancouver 13C
V7R 2H5 Canada

Bradstone Equity Partners Inc.     200,000
#638-375 Water St.,
Vancouver B.C.
V6B 5C6 Canada

403401 B.C.Ltd.                    150,000
#638-375 Water St.,
Vancouver B.C.
V6B 5C6 Canada

Silver Shadow Investments Ltd.      20,000
PO Box546 28-30 The Parade
St. Helier Jersey
Channel Islands

Cayman Islands Securities Ltd.      80,000
PO Box 2835 G.T.
Grand Cayman

B. W. I.Chelsea Capital Corp.       70,000
#200-750 W. Pender St.
Vancouver B.C.
V6C 1B5 Canada

Mr.Carlo K.Rahal                    25,000
6410 Charing Crt.
Burnaby B.C.
V5E 3Y3 Canada

Mr.David M.Lyall                   100,000
6745 W. Blvd
B.C.V6P 5R8 Canada

Ms. Linda A. Massie                 10,000
305-1750 West 13th Ave
Vancouver B.C.
V6J 2H1 Canada

Mr. Patrick Hung                    60,000
6-1200 Brunette Ave.
Coquitlam B.C.
V3K 1G3 Canada

Ms Chantal Hung                     60,000
6C Winston Churchill Lane
Curepipe
Mauritius

Mr. Marc Hung                       80,000    (2)
6- 1200 Brunette Ave.
Coquittam B.C.
V3K 1G3 Canada

Hare & Co.                         100,000
c\o Bank of New York1
Wall Street - 3rd Floor
New York, N.Y. 10286

Clariden Bank,                     180,000
Claridestrasse 26,
8002 Zurich
Switzerland

Mr.Brian Findlay                    50,000
29433 Simpson Rd,
Abbotsford, B.C.
V6C I H9 Canada

Mr.Hazel L. Allington                3,500
4614 Woodgreen Dr.
West Vancouver B.C.
V7S 2V2 Canada

Ms.Sharon Allington                  1,500
4614 Woodgreen Dr
West Vancouver B.C.
V7S 2V2 Canada

Orbit Leasing Corp.                 90,000
310-1324 17th Ave. SW
Calgary Alberta
T2T 5S8 Canada

Taylor Oil Products Ltd.            80,000
PO Box 1062 GT
Grand Cayman.
B.W.I.

Caribbean Avionics Ltd.            280,000
PO  Box  599
Carribean Place Providenciales,
Turks & Caicos Is.
Yonderiche

International  Consultant           15,000
102-1318 West 6th  Ave.
Vancouver,  B.C.
V6H 1A7 Canada

Ms. Jane Lee Kennedy                 1,500
1253 Hunter Rd
Delta B.C.
V4L 1Y9 Canada

Mr. Billee Davidson                 10,000
3902 West 38th Ave.
Vancouver B.C.
V6N 2Y6 Canada

Mr. F. Goelo                       120,000
PO Box 10910
Grand Cayman
Cayman Islands
B.W.I.

Aberdeen Holdings Ltd.              50,000
60 Market Square
Belize City
Belize

Mr. Ken Aloysius Kow                16,000
Ms. Dannie Kow
(two names on the cert.)
2957 East 56 Ave
Vancouver B.C.
V5S 2A2 Canada

Mr. Floyd Hill                      25,000
1800-609 Granville St.
Vancouver B.C.
V7S IC4 Canada

Ms. Linda Collins                   25,000
3939 W. 38th Ave
Vancouver B.C.
V6N 2Y7 Canada

Mr. Patrick C. Lincoln               5,000
17 Leacock CT
Thornhill ON
L3T 6X9 Canada

Mr. Rodney B. Johnston              25,000
17412-29th Ave.
S. Surrey B.C.
V4P 9R1 Canada

Mr. L. C. Allington                 50,000
4614 Woodgreen Dr
West Vancouver B.C.
V7S 2V2 Canada

Mr. Hugh Cooper                     10,000
425 Rabbit Lane
West Vancouver B.C.
V7S 1J1 Canada

Ms. Sharon Cooper                   40,000
425 Rabbit Lane
West Vancouver 13C
V7S 1J1 Canada

J.F. Yang Capital Corp.            250,000
15 Starling House
Charlbert St.London
NW8 7BS UK

Mr. Brent Petterson                  2,500
603-1500 Ostler  Court,
North  Vancouver  B.C.
V7G 2S2  Canada

Prism  Holdings Inc.                25,000
PO Box 150,
Design House,
Providenciales,
I Turks & Caicos Islands
B.W.I.

Ms.Christine Smith                  10,000
#314-3738 Norfolk St.
Burnaby B.C.
V5G 4V4 Canada

First Nevisian Stockbrokers Ltd.    40,000
Barclays Building,
Maw St.Charlestown Nevis
B. W. I.

Tedburn Ltd.                       150,000
2C Engineers Road,
Gibraltar

J.R. Ing Associates                 35,000
130 Adelaide St. West
Toronto ON
M5P I G6 Canada

Sirhc HoldingsmLtd.                150,000
9 Church St.
Hamilton Hm11
Bermuda

A&E Capital Funding Inc.           250,000
2300 Yonge St. Suite 3000
Toronto ON
M4P 1E4 Canada

Thesis Group Inc.                  150,000
19 Hanover Terrace Regents  Park
London
NW1  4RJ UK

Mr.Barry Fraser                     15,000
1300-777 Dunsmuir St.
Vancouver B.C.
V7Y I K2 Canada

Mr.William Adams                    10,000
PO Box 92240102
Skyline Pl.
Garibaldi Highlands
Vancouver B.C.
VON 1TO Canada

Mr.Fred TSE                        40,000
186 Stevens Dr.
West Vancouver B.C.

                                 5,885,000
                                    shares
(1) Richco Investors is a public company of which Ernest Cheung and Maurice Tsakok are directors.
(2) Marc Hung is President and a Director of the Company

                        DETERMINATION OF OFFERING PRICE

     Prior to this offering, there has been a very limited market for the shares of the Company's Common Stock . The offering price will be based upon the market price at the time of sale of shares. There is no direct relation between the market price and the assets, book value, shareholders' equity or net worth of the Company.

                                 LEGAL MATTERS

      The law firm of Michael A. Littman, 10200 W. 44th Ave., #400 Wheat Ridge, Colorado 80033, has acted as counsel for the Company in connection with this Offering.

                                    EXPERTS
     The financial statements of the Company as of December 31, 1998 and as of June 30, 1999 and for the years then ended have been included in the Registration Statement in reliance upon the report of Clancey & Co., PLLC, independent auditor, and upon the authority of said firm as experts in accounting and auditing.

                         WHERE YOU CAN FIND INFORMATION

     We have filed a Registration Statement on Form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission, Washington, DC, relating to the securities offered hereby. This Prospectus, filed as part of the Registration Statement, does not contain certain information set forth in, or annexed as exhibits to, the Registration Statement. For further information with respect to the Company and the securities offered hereby, reference is made to the Registration Statement, including the exhibits thereto, which may be inspected without charge at the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, DC 20549, or inspected and copied at, and obtained at prescribed rates from, the Public Reference Section of the Securities and Exchange Commission at its principal office at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549. Statements contained in this Prospectus regarding the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of the contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by that reference.

     IN ADDITION, WE FILE REPORTS, PROXY STATEMENTS AND OTHER INFORMATION WITH THE SEC YOU, MAY READ AND COPY ANY DOCUMENT WE FILE AT THE SEC'S PUBLIC REFERENCE ROOMS IN WASHINGTON D.C., NEW YORK, NEW YORK AND CHICAGO , ILLINOIS. PLEASE CALL THE SEC AT 1-800-SEC-0330 FOR FURTHER INFORMATION ON THE PUBLIC REFERENCE ROOMS. OUR SEC FILINGS ARE ALSO AVAILABLE TO THE PUBLIC ON THE SEC'S WEBSITE AT HTTP://WWW.SEC.GOV.

                                        PART II
                                        -------


ITEM 25.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

      Set forth below is a statement of expenses expected to be incurred by the company in connection with the issuance and distribution of the securities to be registered, other than underwriting discounts and commissions.

      Legal Fees                                $35,000*
      Accounting Fees                           $15,000*
      Filing Fees                               $15,000*
      Printing & Engraving
      share certificates and Prospectuses       $10,000*
      Non-Accountable Expenses                  $10,000*
(*    Estimates Only)

ITEM 26.    RECENT SALES OF UNREGISTERED SECURITIES

      Within the last three (3) years, the following sales have been made of the Company's $.001 par value Voting Common Stock. Consideration received is shown.

1996 Year                                     Purchasers List
-------------------------------------------------------------

Name & Address                      Date of   Number  Consideration  Price per
--------------                                        -------------
                                    Purchase  of Shares              Share
                                    --------  ---------              -----

Sinh Le
1403- 4300 Mayberry St. Burnaby,
B.C. V5H-4A4                        12/11/96    1000          $250        $.25

Terrence Johnson
1403- 4030 Mayberry St. Burnaby,
B.C. V5H-4A4                        12/11/96    1000          $250        $.25

Kashmir Singh
1025- Augusta Ave, Burnaby,
B.C. V5A-1K3                        12/11/96    2000          $500        $.25

Noah Natovitch
121-3280 E. 58th Ave,Vancouver,
B.C V5S-3T2                         12/11/96    1000          $250        $.25

Todd H. Weaver
2000 South Ocean Lane #11,
Ft. Lauderdale FL 33316             12/11/96    4000        $1,000        $.25

Fleet Sparrow, Inc.
7 Prince Street, P.O. Box 1117,
Belize City, Belize                 12/11/96    2000          $500        $.25

David Mundie
2419 TreeTop Lane, N. Vancouver,
B.C. V2H-2K6                        12/11/96    2000          $500        $.25

Redbrook Creek Corp
7 Prince St. P.O. Box 1117,
Belize City, Belize                 12/11/96    2000          $500        $.25

Wes Janzen
#100- 8500 Alexandra Road,
Richmond, B.C. V6X-1C4              12/11/96    2000          $500        $.25

Wes Kroeker
#100- 8500 Alexandra Road,
Richmond, B.C. V6X-1C4              12/11/96    2000          $500        $.25

L. James Harder
5512 Okanagan N. Ave., Site 1B
Camp 11, Vernon B.C.V1T-6Y5         12/11/96    2000          $500        $.25

Kari - Anne Chase
85 Walnut Crescent, Whitehorse,
Yukon Y1A-5C7                       12/11/96    2000          $500        $.25

Steven Giles
309-727 Hughton Road, Kelowna,
B.C. V1X-7J7                        12/11/96    1000          $250        $.25

Robert N. Hatton
1830 Large Ave, RR #5 S-17B, C-53,
Kelowna, B.C. V1X-4K4               12/11/96    1000          $250        $.25

Adrian Klien
575 Perry Road, Kelowna,
B.C. V1X-1J1                        12/11/96    1000          $250        $.25

Lamber Dhaliwal
3556 Calder Ave, N.
Vancouver, B.C.                     12/11/96    2000          $500        $.25

Biro Dhaliwal
3556 Calder Ave, N.
Vancouver, B.C.                     12/11/96    2000          $500        $.25

Doris Mackney
Box 44021, Oyama,
B.C. V4V01ZS                        12/11/96    2000          $500        $.25

Stephane Martin
1704 Smithson Dr., Kelowna,
B.C. V1Y-4E3                        12/11/96    1000          $250        $.25

Guy Martin
1704 Smithson Dr., Kelowna,
B.C. V1Y-4E3                        12/11/96    1000          $250        $.25

Lawrence Kit
Box 32, Vegreville,
Alberta, T9C-1R1

Mervyn Kit
6604-132 A/ Ave.
Edmonton, AB T5C-2 B.C.             12/11/96    1000          $250        $.25

Emil Kit
5365 Bogette Place
Kamloops, B.C. V2C-6B2              12/11/96    1000          $250        $.25

Robert Thompson
14250 Middlebench Rd,
Oyama, B.C. V4V-2B9                 12/11/96    1000          $250        $.25

Bob Mackney
P.O. Box 44021,
Oyama, B.C. V4V-1Z5                 12/11/96  11,000        $2,750        $.25

Dean Mackney
11574 Artela Rd,
Winfield, B.C. V4V-1H4              12/11/96    1000          $250        $.25

Robert Brown
13525 Lake Pine
Winfield B.C. V4V-1A3               12/11/96    1000          $250        $.25

Susan Bozyk
109-980 Dilworth Dr,
Kelowna, B.C. V1V01S6               12/11/96     500          $125        $.25

Cal McCarthy
10060 McCarthy Road,
Winfield, B.C. V4V-1T1              12/11/96    1000          $250        $.25

Sheelagh Thompson
14250 Middllebench Road,
Oyama, B.C. V4V-2B9                 12/11/96    1000          $250        $.25

Tarif Mapara
1790 Boundary Rd,
Burnaby, B.C. V5M-4M2               12/11/96    1000          $250        $.25

Saira Mapara
1790 Boundary Rd,
Burnaby, B.C. V5M-4M2               12/11/96    1000          $250        $.25

Zaher Mapara.
1576 Lodgepole Pl,
Coquitlam, B.C. V3E-2V9             12/11/96    1000          $250        $.25

Mumtaz Mapara
1576 Lodgepole Pl,
Coquitlam, B.C. V3E-2V9             12/11/96    1000          $250        $.25

Riaz Mapara
1576 Lodgepole Pl,
Coquitlam, B.C. V3E-2V9             12/11/96    1000          $250        $.25

Fairous Mapara.
1576 Lodgepole PI,
Coquitlam, B.C. V3E-2V9             12/11/96    1000          $250        $.25

Sam Mapara ITF:
Arman Mapara 2932
Blackbear Ct. Coq, B.C.             12/11/96    1000          $250        $.25

Sam Mapara ITF:
Ariana. Mapara 2932
Blackbear Ct. Coq, B.C.             12/11/96    1000          $250        $.25

Anisha Mapara
2932 Blackbear Court,
Coquitlam, B.C                      12/11/96    1000          $250        $.25

Sameer Mapara
2932 Blackbear Court,
Coquitlam, B.C.                     12/11/96    1000          $250        $.25

Tazmina MangaIji
8214 Lakeland Drive,
Burnaby, B.C. V5A-4C9               12/11/96    2000          $500        $.25

Maidenhood MangaIji
8214 Lakeland Drive,
Burnaby, B.C. V5A-4C9               12/11/96    2000          $250        $.25

Garry McColl
#1405-2020 Bell Wood Ave,
Burnaby, B.C. V5B-4P8               12/11/96    1000          $250        $.25

Larry Kozak
1103-9595 Erickson Dr,
Burnaby, B.C. V3J-7N9               12/11/96    2000          $500        $.25

Rob Kozak
1103-9595 Erickson Dr,
Burnaby, B.C. V3J-7N9               12/11/96     500          $125        $.25

Garry Messer
25767 La Salina Pl,
Moreno Valley, CA 92551             12/11/96     500          $125        $.25

Sharon Delbridge
25767 La Salina PI,
Moreno Valley, CA 92551             12/11/96    1000          $250        $.25

James M. Lucas
P.O. Box 872,
Blue Jay, CA 92317                  12/11/96    2000          $500        $.25

Joe Gamache
1421 Barber Ct.
Bunning, CA 92220                   12/11/96    1000          $250        $.25

Dustin Lee Sexton
8350 Magnolia Ave, Unit 125,
Riverside, CA 92504                 12/11/96    1000          $250        $.25

Ramona Lee Sexton
3957 San Mateo,
Riverside, CA 92504                 12/11/96    1000          $250        $.25

William Navarro
23403 Silver Strike Dr,
Canyon Lake, CA 92587               12/11/96    2000          $500        $.25

Jake Penner
1688 West 65th Ave,
Vancouver, B.C. V6P-2R3             12/11/96    2000          $500        $.25

Vern Craig
1369 Compton Cres,
Tsawwassen, B.C. V4L-IP8            12/11/96    1000          $250        $.25

Doug Maxwell
605 West Kent Ave,
Vancouver, B.C. V6P-6T7             12/11/96    1000          $250        $.25

M. Erik Nylin
RR6-S600, C36,
Courtenay, B.C. V9N-8H9             12/11/96    1000          $250        $.25

Dorothy L. Nylin
RR6-S600, C36,
Courtenay, B.C. V9N-8H9             12/11/96     500          $125        $.25

Richard T, Wotruba
501 Las Alturas Rd,
Santa Barbara, CA 93103             12/11/96     500          $125        $.25

Patricia A. Wotruba
501 Las Alturas Rd,
Santa Barbara, CA 93 10-1           12/11/96    1200          $300        $.25

Bhupinder Mroke
5076 Victoria Dr,
Vancouver, B.C. V5P-3T8             12/11/96    1000          $250        $.25

Jackueline Herauf
#56-28 Berwick Cres NW,
Calgary, AB T3K-IY7                 12/11/96    2000          $500        $.25

Larry I Sandler D.D.S
272 Wolverine Lake Dr,
Wolverine Lake, MI 48390            12/11/96    2000          $500        $.25

Linda C. Sandler
272 Wolverine Lake Dr,
Wolverine Lake, NU 483 90           12/11/96    1000          $250        $.25

D. Percy Ryan
2423 37th Street SE,
Calgary, AB T2B-OZI                 12/11/96    2000          $500        $.25

Jageero Singh
122 West Braemar Rd, N.
Vancouver, B.C. V7N-2S8             12/11/96    2000          $500        $.25

Jagbir Johl
122 West Braemar Rd, N.
Vancouver, B. C. V7N-2 S 8          12/11/96    2000          $500        $.25

Bob L. Stobbe
9420 98A Ave,
Fort St John, B.C. V 15-1 1R4       12/11/96     500          $125        $.25

Britt L. Weaver
6741 Alexandria Lane,
Charlotte, NC 28270                 12/11/96     500          $125        $.25

Katherine H. Weaver
6741 Alexandria Lane,
Charotte, NC 28270                  12/11/96    1000          $250        $.25

Dorilda Limoges
6509 Coach Hill Rd SW,
Calgary, A13 T2B-1H5                12/11/96    1000          $250        $.25

Vincent Luong
192 Saratoga Close NE,
Calgary, AB T 1 Y-7AI               12/11/96    1000          $250        $.25

Sigurd B. Peterson
2671 MacDonald Dr,
Victoria, B.C. V8N-1Y1              12/11/96    1000          $250        $.25

                                       66
***

Dr. John Dale
Box 499, Nelson, B.C. VIL-5R3       12/11/96    1000          $250        $.25

Diana Haschke
Box 489,
Nelson, B.C. VIL-5R3                12/11/96    1000          $250        $.25

Errol Biebrick
104 Pinewind Close NE,
Calgary, AB TI 8-2H3                12/11/96    1000          $250        $.25

Bradley T. Johns
4602- 45th Ave NE #3 29,
Tacoma, WA 98422                    12/11/96    1000          $250        $.25

Bhupinder Mann
1182 E, 33rd Ave,
Vancouver, B.C. V5V-3B3             12/11/96    1000          $250        $.25

Nirmal S. Mann
1182 F. 33rd Ave,
Vancouver, B.C. V5V-3B3             12/11/96    1000          $250        $.25

S.P. Swadron
3914 W 11th Ave,
Vancouver, B.C. V6R-2L2             12/11/96    2000          $500        $.25

Sylvia Moir
905 Signal Hill Green SW,
Calgary, AB T3H-2Y4                 12/11/96    1000          $250        $.25

John R. Moir
214 555 Strathcona Blvd SW,
Calgary, AB T3H-2Z9                 12/11/96    1000          $250        $.25

Charanjit S. Parmar
17924-99A Ave,
Edmonton, AB T5T-3RI                12/11/96    2000          $500        $.25

Harjit K. Parmar
17924-99A Ave,
Edmonton, AB T5T-3RI                12/11/96    2000          $500        $.25

Murray Bisset
11402-120 St,
Edmonton, AB T5G-2Y2                12/11/96    2000          $500        $.25

Tom Schreiber
14316-123 St,
Edmonton, AB T5X-3M2                12/11/96    2000          $500        $.25

Don Pierson
100 Nottingham Rd,
Sherwood Park, AB T8A-5M5           12/11/96    2000          $500        $.25

Usha Bibra
6112-34A Ave,
Edmonton, AB T6L-IE4                12/11/96    1000          $250        $.25

Sachin Bibra
6112-34A Ave,
Edmonton, AB T6L-1E4                12/11/96     500          $125        $.25

KamaIjit Lall
3664-31A St,
Edmonton, AB T6T-1H6                12/11/96     500          $125        $.25

Tajinder Chohan
165 W. 65th Ave,
Vancouver, B.C. V5R-3T7             12/11/96  73,300       $18,325        $.25
                                              ------        ------
TOTAL                                        200,000       $50,000

The offering and sales of the shares was made in reliance upon the exemptions contained in Rule 504 of Regulation D and Regulation S to offshore residents, and in Canada pursuant to the exemptions from registration contained in section 55(2) (4) and 55 (2) (9) of the Securities Company Act (B.C. and/or paragraphs 128(a) or 128(h) of the Securities Rules to the Securities Act).

1997                                  PRIVATE PLACEMENT
----                                  -----------------

Subscriber                       Date of    Consideration   Shares     Price Per
---------                        Purchase                              Share
                                 -------------------------------------------

Balraj Mann                      6/2/97     $40,000          100,000      $.40
6228 Tiffany Blvd.
Richmond, B.C. V7C 4Z2

Thesis Group Inc.                6/2/97     $20,000           50,000      $.40
19 Hanover Terrace
Regents Park
London, England NW1 4RT

Hare & Co.                       6/2/97     $40,00           100,000      $.40
EB.C. Zurich AG
Bellariastrasse 23
8027 Zurich, Switzerland

Cayman Islands Securities Ltd.   6/2/97    $100,000          250,000      $.40
P.0, Box 1062 GT
Grand Cayman
BWI

Strategic Lines Asset Management 6/2/97     $40,000          100,000      $.40
3/F 73 Front Street
Hamilton HM NX
Bermuda

Floyd Hill                       6/2/97     $29,000           72,500      $.40
4557 - W, 8th Ave.
Vancouver, B.C. V6R 2A4

Richard Angus                    6/2/97    $100,000          250,000      $.40
1548 Marine Dr.
Vancouver, B.C. V7V 1H8

Taylor Oil Products              6/2/97    $100,000          250,000      $.40
Box 1062
3rd Floor, One Capital Place
Grand Cayman, BWI

Silver Shadow Investment Ltd.    6/2/97    $100,000          250,000      $.40
P.O. Box 546
St. , Helier, Jersey J E4 8XY
Channel Islands

Billee Davidson                  6/2/97     $25,000           62,500      $.40
3902 - W. 38th Avenue
Vancouver, B.C. V6N 2Y6

A. Gregori Imports Ltd,          6/2/97     $60,000          150,000      $.40
112 - 1010 West Georgia St,
Vancouver, B.C. V6E 2Y2

J R Ing & Associates             6/2/97     $30,000           75,000      $.40
1360 W. 32nd
Vancouver, B.C. V6H 2J3

Linda A. Massie                  6/2/97      $6,000           15,000      $.40
4379 Arbutus St,
Vancouver, B.C. V6J 4S4

Debby Tonn                       6/2/97     $15,000           37,500      $.40
4899 Meadfield Rd.
West Vancouver, B.C.
V7W 3E6

Daphne Killas                    6/2/97     $25,000           62,500      $.40
608-1888 York Ave.
Vancouver, B.C. V6J 5A7

Chris MacPherson                 6/2/97     $10,000           25,000      $.40
Suite 3434 - 666 Burrard Street
Vancouver, B.C. V6C 2X8

Rod Morreau                      6/2/97      $5,000           12,500      $.40
Suite 3434 - 666 Burrard Street
Vancouver, B.C. V6C 2X8

Wendy Chan                       6/2/97      $5,000           12,500      $.40
Suite 3434 - 666 Burrard Street
Vancouver, B.C. V6C 2X8
                                 6/2/97    $750,000        1,875,000      $.40

The issuance of the shares was made in reliance upon the exemption contained in Regulation S as amended, to offshore residents and in Canada pursuant to the exemptions from registration contained in section 55(2) (4) and 55 (2) (9) of the Securities Company Act (British Columbia) and/or paragraphs 128(a) or 128(h) of the Securities Rules to the Securities Act.

1997


                               Date of      Consideration    Number of Price per
                               Purchase                      Shares    Share

Xiao Qing Du                   March 3,1997                   4,000,000
2754 Adanac Street
Vancouver, B.C., V5K 2M9                   ( Exchange for
                                           ( acquisition of
                                           ( 100% of stock of
                                           (Infornet Investment,
                                           ( L.T.D.
Jing Liang                     March 3,1997                   1,000,000
403-1333 Haro Street                                          1,000,000
Vancouver, B.C., V6E 1G4

                                                TOTAL         5,000,000

The issuance of the shares was made in reliance upon the exemption to Registration contained in Regulation S as amended, to offshore residents, and in Canada pursuant to the exemptions from registration contained in section 55(2)
(4) and 55 (2) (9) of the Securities Company Act (British Columbia) and/or paragraphs 128(b) and or 128(h) of the Securities Rules to the Securities Act.

1999                       Option Exercise Note:

The Options were granted to persons or entities which had contributed to the company effort in the past. The average closing price of the common stock ten (10) days prior to February 26, 1999 was $0.40.

                     Date of Consideration Price Per Number
                                     Purchase               Share      of Shares

1. Lancaster Pacific Investment Ltd.  4/6/99  $ 88,000      $.40       220,000
   14/F Tung Hip Commercial Building
   244-252 Des Voeux Road C.
   Hong Kong

2. Tandoor Holdings Limited           4/6/99  $148,000      $.40       370,000
    20D Primrose Mansion
    Taikooshing, Hong Kong

3. S.Y.Marc Hung                      4/4/99  $ 60,000      $.40       150,000
    6-1200 Brunette Ave.
    Coquitlam, B.C.,
    Canada V3K I G3

4. Kun Wei                            4/4/99  $132,000      $.40       330,000
    #69 West Gulou Street
    Beijing, P.R. China

5. Xin Wei                            4/4/99  $132,000      $.40       330,000
    #2754 Adanac Street
    Vancouver, B.C.
    Canada V5K 2M9

                                               560,000               1,400,000

The issuance of the shares was made in reliance upon the exemption contained in Regulation S as amended, to offshore residents and in Canada pursuant to the exemptions from registration contained in section 55(2) (4) and 55 (2) (9) of the Securities Company Act (British Columbia) and/or paragraphs 128(a) or 128(h) of the Securities Rules to the Securities Act.


                              PRIVATE PLACEMENT

Name & Address                   Number    Consideration     Date of   Price per
                                 of Shares                   Purchase  Share
                                                                       (Units)


Mitsukiku Investments Ltd          625,000   $625,000        5/19/99     $1.00
PO Box 428
Les Braves House,
Les Banques St. Peter Port
Guernsey
4V1 3W2

Tandoor Holdings Ltd               570,000   $570,000        5/19/99     $1.00
20D Primrose
Mansion
Taikooshing
Hong Kong

Richco Investors Inc.              700,000   $700,000        5/19/99     $1.00
830-789 West Pender Street
Vancouver B.C.
Canada V6C 1H2

Development Fund 11 of
Nova Scotia Inc.                   190,000   $190,000        5/19/99     $1.00
c/o Richco Investors Inc.
830-789 West Pender Street
Vancouver B.C.
Canada V6C 1H2

Mr. Minhas Sayani                   75,000    $75,000        5/19/99     $1.00
PO Box 30020 Dubai
United Arab Emirates

Xerxes Venture Capital Fund Ltd.    50,000    $50,000        5/19/99     $1.00
PO Box 88 I Grenville St.
St. Helier, Jersey
JE4 9PF UK

Goldpac Investment Fund             40,000    $40,000        5/19/99     $1.00
16D 139 Drake St
Vancouver B.C.
V6Z 2T8 Canada

Nottinghill Resources Ltd.          50,000    $50,000        5/19/99     $1.00
Mareva House 4 George St.
Nassau, Bahamas

Mr. Allan Slaughter                 10,000   $ 10,000        5/19/99     $1.00
1368 Madrona Dr. Bay, B.C.
V9P 9C9 Canada

Mr. David Atkinson                   7,500     $7,500        5/19/99     $1.00
4590 Keith Rd
West Vancouver B.C.
V7W 1W2 Canada

Mr. Michael Atkinson                 7,500     $7,500        5/19/99     $1.00
#210 1315 W. 11th Ave.
Vancouver B.C.
V6H 1K7 Canada

Mrs. Juanita L. Po                   5,000     $5,000        5/19/99     $1.00
842 Clements Ave.
North Vancouver B.C.
V7R 2K7 Canada

Mr. Joseph Go and                   10,000   $ 10,000        5/19/99     $1.00
Mrs. Babs Po
1045 Montroyal Blvd.
N. Vancouver 13C
V7R 2H5 Canada

Bradstone Equity Partners Inc.     200,000   $200,000        5/19/99     $1.00
#638-375 Water St.,
Vancouver B.C.
V6B 5C6 Canada

403401 B.C. Ltd.                   150,000   $150,000        5/19/99     $1.00
#638-375 Water St.,
Vancouver B.C.
V6B 5C6 Canada

Silver Shadow Investments Ltd.      20,000    $20,000        5/19/99     $1.00
PO Box
546 28-30 The Parade
St. Helier Jersey
Channel Islands

Cayman Islands Securities Ltd.      80,000    $80,000        5/19/99     $1.00
PO Box 2835 G.T.
Grand Cayman
B. W. I.

Chelsea Capital Corp.               70,000    $70,000        5/19/99     $1.00
#200-750 W. Pender St.
Vancouver B.C.
V6C 1B5 Canada

Mr.Carlo K.Rahal                    25,000    $25,000        5/19/99     $1.00
6410 Charing Crt.
Burnaby B.C.
V5E 3Y3 Canada

Mr.David M.Lyall                   100,000   $100,000        5/19/99     $1.00
6745 W. Blvd B.C.
V6P 5R8 Canada

Ms. Linda A. Massie                 10,000    $10,000        5/19/99     $1.00
305-1750 West 13th Ave
Vancouver B.C.
V6J 2H1 Canada

Mr. Patrick Hung                    60,000    $60,000        5/19/99     $1.00
6-1200 Brunette Ave.
Coquitlam B.C.
V3K 1G3 Canada

Ms Chantal Hung                     60,000    $60,000        5/19/99     $1.00
6C Winston Churchill Lane
Curepipe
Mauritius

Mr. Marc Hung                       80,000    $80,000        5/19/99     $1.00
6- 1200 Brunette Ave.
Coquittam B.C.
V3K 1G3 Canada

Hare & Co.                         100,000   $100,000        5/19/99     $1.00
C\o Bank of New York
1 Wall Street - 3rd Floor
New York, N.Y. 10286

Clariden Bank,                     180,000   $180,000        5/19/99     $1.00
Claridestrasse 26,
8002 Zurich
Switzerland

Mr.Brian Findlay                    50,000    $50,000        5/19/99     $1.00
29433 Simpson Rd,
Abbotsford, B.C.
V6C I H9 Canada

Mr.Hazel L. Allington                3,500     $3,500        5/19/99     $1.00
4614 Woodgreen Dr.
West Vancouver B.C.
V7S 2V2 Canada

Ms.Sharon Allington                  1,500     $1,500        5/19/99     $1.00
4614 Woodgreen Dr
West Vancouver B.C.
V7S 2V2 Canada

Orbit Leasing Corp.                 90,000    $90,000        5/19/99     $1.00
310-1324 17th Ave.SW
Calgary Alberta
T2T 5S8 Canada

Taylor Oil Products Ltd.            80,000    $80,000        5/19/99     $1.00
PO Box 1062 GT Grand Cayman.
B.W.I.

Caribbean Avionics Ltd.            280,000   $280,000        5/19/99     $1.00
PO Box 599
Carribean Place Providenciales,
Turks & Caicos Is.

Yonderiche International
Consultant                          15,000    $15,000        5/19/99     $1.00
102-1318 West 6th Ave.
Vancouver, B.C.
V6H 1A7 Canada

Ms. Jane Lee Kennedy                 1,500     $1,500        5/19/99     $1.00
1253 Hunter Rd
Delta B.C.
V4L 1Y9 Canada

Mr. Billee Davidson                 10,000    $10,000        5/19/99     $1.00
3902 West 38th Ave.
Vancouver B.C.
V6N 2Y6 Canada

Mr. F. Goelo                       120,000   $120,000        5/19/99     $1.00
PO Box 10910 Grand Cayman
Cayman Islands
B.W.I.

Aberdeen Holdings Ltd.              50,000    $50,000        5/19/99     $1.00
60 Market Square
Belize City
Belize

Mr. Ken Aloysius Kow                16,000   $ 16,000        5/19/99     $1.00
Ms. Dannie Kow
(two names on the cert.)
2957 East 56 Ave
Vancouver B.C.
V5S 2A2 Canada

Mr. Floyd Hill                      25,000    $25,000        5/19/99     $1.00
1800-609 Granville St.
Vancouver B.C.
V7S IC4 Canada

Ms. Linda Collins                   25,000    $25,000        5/19/99     $1.00
3939 W. 38th Ave
Vancouver B.C.
V6N 2Y7 Canada

Mr. Patrick C. Lincoln               5,000     $5,000        5/19/99     $1.00
17 Leacock CT
Thornhill ON
L3T 6X9 Canada

Mr. Rodney B. Johnston              25,000    $25,000        5/19/99     $1.00
17412-29th Ave.
S. Surrey B.C.
V4P 9R1 Canada

Mr. L. C. Allington                 50,000    $50,000        5/19/99     $1.00
4614 Woodgreen Dr
West Vancouver B.C.
V7S 2V2 Canada

Mr. Hugh Cooper                     10,000    $10,000        5/19/99     $1.00
425 Rabbit Lane
West Vancouver B.C.
V7S 1J1 Canada

Ms. Sharon Cooper                   40,000    $40,000        5/19/99     $1.00
425 Rabbit Lane
West Vancouver 13C
V7S 1J1 Canada

J.F. Yang Capital Corp.            250,000   $250,000        5/19/99     $1.00
15 Starling House
Charlbert St.
London
NW8 7BS UK

Mr. Brent Petterson                  2,500     $2,500        5/19/99     $1.00
603-1500 Ostler Court,
North Vancouver B.C.
V7G 2S2 Canada

Prism Holdings Inc.                 25,000    $25,000        5/19/99     $1.00
PO Box 150, Design House,
Providenciales,
I Turks & Caicos Islands
B.W.I.

Ms.Christine Smith                  10,000    $10,000        5/19/99     $1.00
#314-3738 Norfolk St.
Burnaby B.C.
V5G 4V4 Canada

First Nevisian Stockbrokers Ltd.    40,000    $40,000        5/19/99     $1.00
Barclays Building. Maw St.
Charlestown Nevis
B. W. I.

Tedburn Ltd.                       150,000   $150,000        5/19/99     $1.00
2C Engineers Road,
Gibraltar

J.R. Ing Associates                 35,000    $35,000        5/19/99     $1.00
130 Adelaide St. West
Toronto ON
M5P I G6 Canada

Sirhc Holdings Ltd.                150,000   $150,000        5/19/99     $1.00
9 Church St.
Hamilton Hm11
Bermuda

A&E Capital Funding Inc.           250,000   $250,000        5/19/99     $1.00
2300 Yonge St. Suite 3000
Toronto ON
M4P 1E4 Canada

Thesis Group Inc.                  150,000   $150,000        5/19/99     $1.00
19 Hanover Terrace Regents Park
London
NW1 4RJ UK

Mr.Barry Fraser                     15,000    $15,000        5/19/99     $1.00
1300-777 Dunsmuir St.
Vancouver B.C.
V7Y I K2 Canada

Mr.William Adams                    10,000    $10,000        5/19/99     $1.00
PO Box 922
40102 Skyline Pl.
Garibaldi Highlands
Vancouver B.C.
VON 1TO Canada

Mr.Fred TSE                         40,000    $40,000        5/19/99     $1.00
186 Stevens Dr
West Vancouver B.C.

                                5,5000,000 $5,500,000
                                    shares

The issuance of the shares was made in reliance upon the exemption contained in Regulation S as amended, to offshore residents and in Canada pursuant to the exemptions from registration contained in section 55(2) (4) and 55 (2) (9) of the Securities Company Act (British Columbia) and/or paragraphs 128(a) or 128(h) of the Securities Rules to the Securities Act.

                                             Price per
                                    Date     Share       Consideration  Shares
Xin Wei
2754 Adanac Street
Vancouver, B.C. VSK 3M9             2/20/97  $.001        $750        750,000

Kun Wei
403 No I Blvd
Qianmachang Lane
Gulou Street, West
Beijing, China                      2/20/97  $.001        $450         450,000

Xi-ping Qu
403 - 1333 Haro Street
Vancouver, B.C. V6E 1G4             2/20/97  $.001        $300
300,000

Nicole Alagich
1400 - 400 Burrard Street
Vancouver, B.C. V6C 3G2             2/20/97  $.001        $300           3,000

Terry Johnston
1408 - 4300 Mayberry Street
Burnaby, B.C. V5H 4A4               2/20/97  $.001        $300           3,000

Ranjit Bhogal
9042 135 A Street
Surrey, B.C. V3V 7CS                2/20/97  $.001        $300           3,000

Bhupinder Mann
1182 East 33rd Ave.
Vancouver, B.C. V5F 3B3             2/20/97  $.001        $300           3,000

Charles Grahn
203 - 1386 West 73rd Ave
Vancouver, B.C. V6P 3E8             2/20/97  $.001        $300           3,000

Gemsco Management Ltd.
 53 Woodland Drive
 Delta, B.C. V4L 2H4                2/20/97  $.001        $700         700,000

Farmind Link Corp.
2998 Park Lane
West Vancouver, B.C. V7V 1E9        2/20/97  $.001        $700         700,000

Simon Yuen
19835 64th Avenue
Langley, B.C. V2Y 11.S              2/20/97  $.001        $700         700,000

Lionel Welch
7 Prince Street
Belize City, Belize                 2/20/97  $.001        $320         320,000

Kathleen Robinson
P.O. Box 170
Grand Turk
Turks & Caicos Islands, BWI         2/20/97  $.001        $ 10          10,000

Mr. Joseph A. Gamache
1421 Barber Court
Banning CA 92220                    2/20/97  $.001        $ 10          10,000

Hartford Capital Corporation
1400 - 400 Burrard Street
Vancouver,  B.C. V6C 3G2            2/20/97  $.001        $ 45          45,000

The issuance of the shares was made in reliance upon the exemption contained in Regulation S as amended, to offshore residents and in Canada pursuant to the exemptions from registration contained in section 55(2) (4) and 55 (2) (9) of the Securities Company Act (British Columbia) and/or paragraphs 128(a) or 128(h) of the Securities Rules to the Securities Act.

ITEM 27.    EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit No. Item.

3.1    Articles of Incorporation to Placer Technology, Inc.

3.2    Articles of Amendment to Placer Technology, Inc.


3.3    Articles of Amendment to Placer Technology, Inc. to change name to Xin
       Net.*

3.4    Bylaws to Placer Technology, Inc. (Xin Net)*

3.5    Articles of Incorporation to Infornet (B.C.) Investment Corp. &
       Amendment.*

3.6 Articles of Incorporation to Micro Express (Hong Kong) and Amedment to change name to Infornet Investment, LTD. *

3.7    Articles of Association Placer Technology Corp. (China)*

10.1 Contract between Xin Hai Technology Development, L.T.D and Infornet Investment, L.T.D. dated August 25, 1997.*

10.2   Cooperative Joint Venture Contract Placer Technologies/Xin Hai.*

10.3    EDUVERSE Non-Exclusive Binding Agreement.*

5.1    Form of Opinion of Michael A. Littman

24.1   Consent of Michael A. Littman, dated, 1999.

24.2   Consent of Auditor, dated _________________

* Incorporated by reference to Form 10SB Registration Statement filed June 1999, file #026559
                                       79

FINANCIAL STATEMENT SCHEDULES

(1) Financial statements of Xin Net Corp. (formerly Placer Technologies, Inc.) and subsidiaries

Year 1998                                                             Page
---------                                                             ----

Cover page

Index to Financial Statements                                          F-1

Independent Auditors' Report for years ended December 31,
1998 and December 31, 1997                                             F-2

Consolidated Balance Sheet at December 31, 1998                        F-3

Consolidated Statement of Stockholders Equity - December 31, 1998      F-4

Consolidated Statement of Operations As of End of December 31 1998     F-5

Consolidated Statement of Cash Flows As of End of December 31, 1998    F-6

Notes to the Consolidated Financial Statements                         F-7 - F-8

Interim Financial Statements for period ended June 30, 1999
(unaudited)                                                           F-1

Balance Sheet                                                         F-2

Statement of Operations                                               F-3

Statement of Cash Flows                                               F-4

Notes to Financial Statements                                         F-5 - F-7

(2)   Financial Statement Schedules:

All schedules are omitted because they are not applicable or the required information is shown in the financial statements or notes thereto.

ITEM 28.    UNDERTAKINGS

      The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement.

            (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933; +

            (ii) To reflect in the prospectus facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

            (ii) To include any material information with respect to the plan of distribution previously disclosed in the registration statement or any material change to such information in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (4) To provide certificates in such denominations and registered in such names as required by Selected Dealers to permit prompt delivery to each purchaser.

      (5)  See  Item  14  for   Registrant's   undertaking   with   respect   to
indemnification.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of ______________, State of _____________, on
______________________.

                        XIN NET CORP.

                        By: /s/ Marc Hung
                        Its: President

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                     Title                   Date
---------                     -----                   ----

/s/ Xiao-quing Du             Director                      November, 1999
    Xiao-quing Du

/s/ S.Y. Marc Hung            President and Director        November, 1999
    S.Y. Marc Hung

/s/ Ernest Cheung             Secretary and Director        November, 1999
-----------------
     Ernest Cheung

/s/ Maurice Tsakok            Director                      November, 1999
    Maurice Tsakok
***

                              FINANCIAL STATEMENTS
                          (A Development Stage Company)

                                  XIN NET CORP.

                                  XIN NET CORP.
                                   (FORMERLY
                            PLACER TECHNOLOGIES, INC.)
                                AND SUBSIDIARIES

                                  Vancouver, BC

                                  AUDIT REPORT

                           DECEMBER 31, 1998 AND 1997

                                   CONTENTS

Independent Auditors' Report...............................................F-1

Consolidated Balance Sheet at December 31, 1998 and 1997...................F-2

Consolidated Statement of Operations For The Year Ended
       December 31, 1998, For the Period From Inception
       (September 12, 1996) To December 31, 1997, and For
       the Period From Inception (September 12, 1996)
       to December 31, 1998................................................F-3

Consolidated Statement of Stockholders' Equity From Inception
       (September 12, 1997) To December 31, 1998...........................F-4

Consolidated  Statement of Cash Flows For The Year
       Ended  December 31, 1998, For the Period From
       Inception  (September 12, 1996) To December 31,
       1997, and For the Period From Inception
       (September 12, 1996) to December 31, 1998.......................F-5 F-6

Notes to the Consolidated Financial Statements ........................F-7 F-10

All schedules are omitted because they are not applicable or the required information is shown in the financial statements or notes thereto.

                         INDEPENDENT AUDITORS' REPORT


Board of Directors
Xin Net Corp. and Subsidiaries
Vancouver, B.C. V6C 1H2

We have audited the consolidated balance sheet of Xin Net Corp. and Subsidiaries (the Company), as of December 31, 1998 and 1997, and the related consolidated statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit of the financial statements provides a reasonable basis for our opinion.

In our opinion, the financial statements present fairly, in all material respects, the consolidated financial position of Xin Net Corp. and Subsidiaries as of December 31, 1998 and 1997, and the consolidated results of their operations and their consolidated cash flows for the years then ended, in conformity with generally accepted accounting principles.


Clancy  and Co., P.L.L.C.
Phoenix, Arizona
July 25, 1999

                        XIN NET CORP. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEET
                          DECEMBER 31, 1998 AND 1997


                                                        1998              1997
                                                        -----             ----

 ASSETS

Current Assets
   Cash                                              $  336,189      $  337,366
   Accounts Receivable                                   37,376          28,062
   Prepaid Expenses                                       2,614               0
                                                      ---------         --------
Total Current Assets                                    376,179         365,428

Property and Equipment, Net  (Note 3)                   227,427         188,309

Other Assets
   Organizational Costs, Net (Note 2)                       969           1,031
                                                         -------       ---------

Total Assets                                           $604,575      $  554,768
                                                        =======          =======

                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
   Accounts Payable and Other Accrued Liabilities       $20,504      $   12,975
   Other Advances (Note 4)                               20,000               0
                                                        -------        ---------
Total Liabilities                                        40,504          12,975

Commitments and Contingencies                              None            None

Stockholders' Equity
   Common Stock: $0.001 Par Value,  Authorized
50,000,000; Issued and Outstanding, 14,075,000           14,075          14,075
    Additional Paid In Capital                          792,990         792,990
    Retained Earnings (Accumulated Deficit)            (242,994)       (265,272)
                                                       --------        ---------
Total Stockholders' Equity                              564,071         541,793
                                                        -------          -------

Total Liabilities and Stockholders' Equity             $604,575      $  554,768
                                                        =======         ========
  The accompanying notes are integral part of these financial statements.

                         XIN NET CORP. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997


                                For The Year Ended           For The
                                December 31, 1998           Year Ended
                                                          December 31, 1997

Revenues                                $527,988             $   96,177

Expenses
   General and Administrative            510,555                333,084
                                         -------                -------

Operating Income (Loss)                   17,433               (236,907)

Other Income
   Interest Income                         4,845                  7,221
                                           -----                  -----

Net Income (Loss) Available to Common
   Stockholders                        $  22,278             $ (229,686)
                                          ======                 ========

Basic Income (Loss) Per Common Share   $   0.001             $    (0.02)
                                           =====              ===========

Basic Weighted Average Common
Shares Outstanding                    14,075,000             12,127,082
                                       ==========             ==========



  The accompanying notes are an integral part of these financial statements.

                        XIN NET CORP. AND SUBSIDIARIES
                CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997



                                                                                  Loss Accumulated
                                                                                  During the
                                                                    Additional    Development
                                           Common   Stock           Paid In       Stage
                                           Shares            Amount     Capital                              Total

Balance, December 31, 1996                   3,200,000       $ 3,200     $ 49,800      $  (35,586)        $ 17,414
Issuance of Common Stock For Cash at
$.40 Per Share on June 2, 1997               1,875,000         1,875      748,125                          750,000
Issuance of Common Stock in Exchange for
Acquisition of Subsidiary on March 3, 1997   5,000,000         5,000       (4,900)                             100
Issuance of Common Stock For Services at
$.001 Per Share on February 20, 1997         4,000,000         4,000                                         4,000
Loss, Year Ended December 31, 1997                                                       (118,313)        (118,313)
                                            ----------        -----      ----------      -----------       --------

Balance, December 31, 1997, as
previously reported                         14,075,000        14,075      793,025        (153,899)         653,201
Prior Period Adjustment - Error In
Consolidation of Subsidiary's 1997
Financial Statements Expressed in
Canadian Dollars Which Should Have
Been in U.S. Dollars (Note 7)                                                 (35)       (111,373)        (111,408)
                                           ----------         -----      ----------      ---------         --------

Balance, December 31, 1997, as restated     14,075,000        14,075      792,990        (265,272)         541,793
Income, Year Ended December 31, 1998                                                       22,278           22,278
                                            ---------         -----      ----------       ---------        --------

Balance, December 31, 1998                  14,075,000       $14,075     $792,990      $ (242,994)        $564,071
                                            ==========        ======      =======         ========         =======


  The accompanying notes are an integral part of these financial statements.

                                     F-4




                         XIN NET CORP. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997


                                                             For the Year    For the
                                                             Ended December  Year Ended
                                                             31, 1998        December 31, 1997

Cash Flows From Operating Activities
   Net Income (Loss)                                        $  22,278    $(229,686)
   Adjustments to Reconcile Net Income (Loss) to Net Cash
Provided By (Used in) Operating Activities
      Depreciation and Amortization                            47,930       46,760
      Common Stock Issued for Services                              0        4,000
      Changes in Assets and Liabilities
         (Increase) Decrease in Accounts Receivable            (9,314)     (28,062)
         (Increase) Decrease in Prepaid Expenses               (2,614)           0
         (Increase) Decrease in Organizational Costs                0       (1,088)
           Increase (Decrease) in Accounts Payable              7,529       12,975
                                                               ---------   --------
      Total Adjustments                                        43,531       34,585
                                                               ---------  ---------
Net Cash Provided By (Used in) Operating Activities            65,809     (195,101)

Cash Flows From Investing Activities
   Purchase of Property and Equipment                         (86,986)    (235,012)
                                                               ---------   ---------
Net Cash Flows Used in Investing Activities                   (86,986)    (235,012)

Cash Flows From Financing Activities
   Proceeds From Sale of Common Stock                               0      750,000
   Related Party Advances                                      20,000           65
                                                               ---------   ---------
Net Cash Provided by Financing Activities                      20,000      750,065
                                                               ---------   ---------

Increase (Decrease) in Cash and Cash Equivalents               (1,177)     319,952

Cash and Cash Equivalents, Beginning of Year                  337,366       17,414
                                                               ---------   ---------
Cash and Cash Equivalents, End of Year                      $ 336,189    $ 337,366
                                                               =========   =========

                                                     For the Year         For the
                                                     Ended December       Year Ended
                                                     31, 1998             December 31, 1997
Supplemental Information:
Cash paid for:
     Interest                                               $    0        $    0
                                                            ======        ======

     Income taxes                                           $    0        $    0
                                                            ======        ======
Noncash Investing and Financing:
   Common Stock Issued for Services                         $    0        $4,000
                                                            ======        ======
   Common Stock Issued in Exchange for Acquisition of

Subsidiary                                                  $    0        $   65
                                                            ======        ======


  The accompanying notes are an integral part of these financial statements.

                         XIN NET CORP. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1998 AND 1997



NOTE 1 - ORGANIZATION

         Xin Net Corp. (the Company) was incorporated under the laws of the State of Florida on September 12, 1996, under the name of Placer Technologies, Inc., with an authorized capital of 2,000 shares of common stock with a par value of one cent ($0.01) per share. On December 11, 1996, the Company amended its Articles of Incorporation to increase its capital stock to 50,000,000 shares with a par value of one million ($0.001) per share. On July 22, 1998, the Company amended its Article of Incorporation and changed its name to Xin Net Corp. The Company is involved in the development of Internet related products and services, primarily developing web site home pages for small businesses and electronic mail services.

         The Company has two wholly owned subsidiaries: Infornet Investment Limited, (a Hong Kong Corporation) which is a telecommunication and management network company providing financial resources and expertise in telecommunication projects; and Infornet Investment Corp., (a Canadian Corporation), which is engaged in a similar line of business, has 100,000,000 common shares of no par value authorized, with 100 shares issued and outstanding.

         During 1997,  the Company  issued  5,000,000  shares of common stock to
         acquire  the  wholly  owned  subsidiary,   Infornet   Investment  Corp.
         (Canada), for a total value of $65, representing the organizational costs of filing fees. The shares were issued on March 3, 1997.

         On August 25, 1997, through the wholly owned subsidiary, Infornet Investment Limited (Hong Kong), under the laws of the People's Republic of China, the Company formed an 80% cooperative joint venture called Placer Technologies Corp. (a limited liability company) with Xin Hai Technology Development Ltd. (a People's Republic of China Corporation) as a 20% partner, for a term of twenty (20) years. Xin Hai Technology Development Ltd. (Xin Hai) is engaged in the business of developing computer hardware, software, and telecommunication network technology, and providing consultation and training services. Xin Hai is an experienced Internet Service Provider (ISP) based in Beijing, China. ISP licenses are tightly controlled by the Ministry of Information Industry (MII) and provide a substantial barrier to entry. Xin Hai plans to position itself as a major supplier of Internet services in China by covering the major cities.

         The joint venture company manufactures and sells computer network systems, communication equipment and communication engineering services, including development and construction of Internet access networks in China. The joint venture will be operated in accordance with the laws and regulations in China which allow Sino-foreign joint

                         XIN NET CORP. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1998 AND 1997



         venture companies to construct Internet access networks and to have ownership rights and rights for return on investment, but disallow joint venture companies to operate such networks.

         The Company was classified as a development stage company in prior years. The year ended December 31, 1998, is the first year the Company is no longer in the development stage.


NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

         A.  Method of Accounting

         The Company's financial statements are prepared using the accrual method of accounting.

         B.  Cash and Cash Equivalents

         The Company considers all highly liquid debt instruments with a maturity of three months or less to be cash and cash equivalents.

         C.  Concentration of Credit Risk

         The Company maintains U.S. Dollar cash balances in Canadian banks, that are not insured.

         D.  Principles of Consolidation

         The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, Infornet Investment Corp. (Canada) and Infornet Investment Limited (Hong Kong). All significant intercompany transactions and balances have been eliminated in consolidation.

         E.  Purchase Method

         Investments in companies have been included in the financial report using the purchase method of accounting. The Company retains the acquired companies as subsidiaries. The Company's wholly owned subsidiaries, Infornet Investment Corp. (Canada) and Infornet Investment Limited (Hong Kong), provide similar Internet services to the Canadian and Chinese markets.

                         XIN NET CORP. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1998 AND 1997




NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         F.  Property and Equipment

         Property and equipment, stated at cost, is depreciated under the straight-line method over their estimated useful lives, ranging from three to seven years.

         G.  Revenue Recognition

         Revenues are recognized as services are performed.

         H.  Cost Recognition

         Selling, general, and administrative costs are charged to operating expenses as incurred.

         I.  Amortization

         Costs incurred to organize the Company have been capitalized and are amortized using the straight-line method over seven years. Amortization charged to expense during the year ended December 31, 1998 and 1997 was $62 and $47, respectively.

         J.  Use of Estimates

         Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were assumed in preparing the financial statements.

         K.  Income Taxes

         The Company accounts for income taxes under the provisions of Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for

                         XIN NET CORP. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1998 AND 1997



NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         Income Taxes." Under SFAS No. 109, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities, using enacted tax rates in effect for the year in which the differences are expected to reverse. See Note 5.

         L.  Per Share of Common Stock

         Basic earnings or loss per share has been computed based on the weighted average number of common shares outstanding. All earnings or loss per share amounts in the financial statements are basic earnings or loss per share, as defined by SFAS No. 128, "Earnings Per Share."

         M.  Stock-Based Compensation

         The Company accounts for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees." Compensation cost for stock options, if any, is measured as the excess of the quoted market price of the Company's stock at the date of grant over the amount an employee must pay to acquire the stock.

         SFAS No. 123, "Accounting for Stock-Based Compensation," established accounting and disclosure requirements using a fair-value-based method of accounting for stock-based employee compensation plans. The Company has elected to remain on its current method of accounting as described above, and has adopted the disclosure requirements of SFAS No. 123, effective January 1, 1997.

         N.  Foreign Operations

         The financial position and results of operations of the Company's foreign subsidiaries are maintained in a currency other than the reporting currency. Prior to consolidation, the assets, liabilities, revenues, expenses, gains and losses are remeasured into the reporting currency, and any exchange gains or losses that result from remeasuring foreign currency amounts are included in net income/loss in the subsidiaries financial statements. Monentary assets and liabilities, such as property and equipment, accumulated depreciation, intangible assets, amortization, and common stock, are remeasured into the reporting currency using historical exchange rates. Monetary assets and liabilities, such as cash and most liabilities, are remeasured based on

                         XIN NET CORP. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1998 AND 1997



NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         current exchange rates. Revenues and expenses related to nonmonetary items, such as cost of goods sold, depreciation, and amortization of intangible assets, are remeasured using the historical exchange rates, while those related to monetary items are remeasured using current exchange rates. See Note 6.

         O.  Business Segment Information

         The Company implemented SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," effective January 1, 1998. The Company's reportable segments are geographic areas that provide Internet services and products. See Note 6.

         P.  Capital Structure

         The Company has implemented SFAS No. 129, "Disclosure of Information about Capital Structure," effective January 1, 1998, which established standards for disclosing information about an entity's capital structure. The implementation of SFAS No. 129 has no effect on the Company's financial statements

         Q.  Comprehensive Income

         The Company has  implemented  SFAS No.  130,  "Reporting  Comprehensive
         Income," effective January 1, 1998, which requires companies to classify items of other comprehensive income by their nature in a financial statement and display the accumulated balance of other comprehensive income separately from retained earnings and additional paid in capital in the equity section of a statement of financial position. The implementation of SFAS No. 130 has no effect on the Company's financial statements.

         R.  Reclassifications

         Certain prior period amounts have been reclassified to conform to the current year presentation.

         S.  Pending Accounting Pronouncements


         It is anticipated that current pending accounting pronouncements will not have an adverse impact on the financial statements of the Company.

                         XIN NET CORP. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1998 AND 1997



NOTE 3 - PROPERTY AND EQUIPMENT

         Property and equipment consists of the following at December 31:



                                             1998                     1997

         Office Equipment                 $      3,440            $       3,767
         Equipment                             279,551                  228,239
         Furniture                               3,349                    3,004
                                          ----------                   ---------
         Total                                 286,340                  235,010
         Less Accumulated Depreciation         (58,913)                 (46,701)
                                          ----------                   ---------
         Net Book Value                   $    227,427             $    188,309
                                          ==========                   =========

         Depreciation charged to expense during the year ended December 31, 1998 and 1997, was $47,868 and $46,701.

NOTE 4 - OTHER ADVANCES

         Other advances of $20,000 at December 31, 1998, represent funds advanced to the Company, bearing no interest and due on demand. The advance was paid in full as of the date of issuance of these financial statements.

NOTE 5 - INCOME TAXES

         There is no current or deferred tax expense for the years ended December 31, 1998 and 1997, due to the Company's loss position. The benefits of timing differences have not been previously recorded.

         The deferred tax consequences of temporary differences in reporting items for financial statement and income tax purposes are recognized, as appropriate. Realization of the future tax benefits related to the deferred tax assets is dependent on many factors, including the Company's ability to generate taxable income within the net operating loss carryforward period. Management has considered these factors in reaching its conclusion as to the valuation allowance for financial reporting purposes. The income tax effect of temporary differences

                         XIN NET CORP. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1998 AND 1997


         comprising the deferred tax assets and deferred tax liabilities on the accompanying consolidated balance sheet is a result of the following:



NOTE 5 - INCOME TAXES (CONTINUED)

         Deferred Taxes                              1998           1997
         -----------------------------------         ----------     ----
         Net Operating Loss Carryforwards            $  63,668     $  32,729
         Valuation Allowance                           (63,668)      (32,729)
                                                        ------        ------
         Net Deferred Tax Assets                     $       0     $       0
                                                        ======        ======

         The Company has available net operating loss carryforwards of $187,259 for tax purposes to offset future taxable income, which expire principally in the year 2012.

         Pursuant to the Tax Reform Act of 1986, annual utilization of the Company's net operating loss carryforwards may be limited if a cumulative change in ownership of more than 50% is deemed to occur within any three-year period.

NOTE 6 - SEGMENT AND GEOGRAPHIC DATA

         The Company's reportable segments are geographic areas that provide Internet services and products to the Chinese markets. Summarized financial information concerning the Company's reportable segments is shown in the following table. The "Other" column includes corporate related items, and, as it relates to segment profit (loss), income and expense not allocated to reportable segments.


                                      China             Canada             Other          Total
         December 31,  1998
         Revenue                      $  527,988          $43,827          $     0        $ 571,815
         Operating Income (Loss)         114,747         (20,972)          (71,497)          22,278
         Total Assets                    593,510            5,759            5,306          604,575
         Capital Expenditures            282,900            3,440                0          286,340
         Depreciation/Amortization        47,146              784                0           47,930
         Interest Income                   3,566            1,279                0            4,845


         December 31, 1997
         Revenue                       $  96,177          $54,625          $     0        $ 150,802
         Operating Loss                 (139,659)           1,066          (91,093)        (229,686)
         Total Assets                    255,138          298,984              646          554,768
         Capital Expenditures            231,243            3,767                0          235,010
         Depreciation/Amortization        46,249              511                0           46,760
         Interest Income                       0            7,124               97            7,221


                         XIN NET CORP. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1998 AND 1997



         Reconciliation of Segment Information - The reconciling item to adjust total revenues to consolidated revenues is the amount of revenues recorded on Canada's books (a subsidiary) as management fee income, recorded as an expense on the parent's books, and eliminated in consolidation. Management fee income/expense are $43,827 and $54,625 for the years ended December 31, 1998 and 1997, respectively.

NOTE 7 - PRIOR PERIOD ADJUSTMENT

         The accompanying financial statements for 1997 have been restated to correct an error in the consolidation of the Canadian subsidiary's financial statements expressed in Canadian dollars which should have been U.S. Dollars. The effect of the restatement was to decrease net income by $111,373 for 1997.

NOTE 8 - SUBSEQUENT EVENTS

         (1) The Company  completed  an   Offering  in May 1999  and has issued
         5,500,000 shares of common stock, at $1.00 per share, or $5,500,000. The Company has received all of the proceeds as of the date of issuance of these financial statements.

         (2) The Company granted 1,400,000 incentive options on February 26, 1999, exercisable at $0.40 per share and expiring on February 28, 2004. On April 6, 1999, all of the options were exercised at $0.40 per share, or $560,000. The Company has received all of the proceeds as of the date of issuance of these financial statements.

                          Interim Financial Statements
                        for Period Ended June 30, 1999
                                  (unaudited)

ITEM I. FINANCIAL STATEMENTS



                                      XIN NET CORP. AND SUBSIDIARIES
                                        CONSOLIDATED BALANCE SHEETS
                                    JUNE 30, 1999 AND DECEMBER 31, 1998
                               ( Prepared by management and without audit )

Stated in U.S. dollars                                         June 30, 1999              December 31, 1998
------------------------------------------------------------------------------------------------------------
ASSETS

Current Assets
  Cash                                                     $          6,399,009  $                  336,189
  Accounts Receivable                                                                                37,376
                                                                         90,090
  Prepaid Expenses
                                                                          1,450                       2,614
  Inventory
                                                                         15,047                           -
                                                             -------------------   -------------------------
Total Current Assets                                                  6,505,596                     376,179

Property and Equipment, Net                                                                         227,427
                                                                        474,657

Other Assets
  Organizational Costs, Net
                                                                            946                         969

                                                             -------------------   -------------------------
Total Assets                                               $         6,981,199   $                 604,575
                                                             ===================   =========================

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
  Accounts Payable and Other Accrued
    Liabilities                                            $            114,180  $                   20,504
  Other Advances                                                                                     20,000
                                                                              -
  Current portion of Obligation under
    Capital Lease                                   (Note 2)             30,484                           -
                                                             -------------------   -------------------------
                                                                        144,664                      40,504

Obligation under Capital Lease   (Note 2)                               184,474
                                                                                                          -

Commitments and Contingencies
                                                                              -                           -

Stockholders' Equity   (Note 3)
  Common Stock: $0.001 Par Value
    Authorized: 50,000,000
    Issued and Outstanding: 20,975,000                                   20,975                      14,075
  Additional Paid In Capital                                          6,846,090                     792,990
  Accumulated Deficit                                                 (215,004)                   (242,994)
                                                             -------------------   -------------------------
Total Stockholders' Equity                                            6,652,061                     564,071

                                                             -------------------   -------------------------
Total Liabilities and Stockholders' Equity                 $         6,981,199   $                 604,575
                                                             ===================   =========================




                                          See Accompanying Notes


                                              XIN NET CORP. AND SUBSIDIARIES
                                          CONSOLIDATED STATEMENTS OF OPERATIONS
                                  FOR THE SIX-MONTH PERIODS ENDED JUNE 30, 1999 AND 1998
                                       (Prepared by management and without audit)

                                                  Three Months Ended June 30                Six Months Ended June 30
Stated in U.S. dollars                             1999                1998                 1999                1998
---------------------------------------------------------------------------------------------------------------------------
Revenue                                            $  170,088           $  144,112          $  309,403          $  258,915
                                             -----------------   ------------------   -----------------   -----------------

Expenses
   Administration and office
                                                       38,748               13,988              58,253              26,424
   Amortization
                                                        1,842                1,265               3,746               2,558
   Business development
                                                        8,385                1,577               8,386               2,433
   Consulting and management fees
                                                       15,951                    -              25,874                   -
   Foreign exchange (gain) / loss
                                                        (261)                6,034               (261)               3,386
   Interest
                                                        1,621                  969               2,726               1,399
   Professional fees
                                                        9,411                  564              19,479                 908
   Rent
                                                        4,346                    -               6,470                   -
   Salaries and benefits
                                                       17,469               12,639              29,086              35,001
   Selling expenses
                                                      123,252               61,521             169,703             130,017
   Shareholder information, transfer
     agent and filing fees                              3,598                    -               3,598                   -
                                             -----------------   ------------------   -----------------   -----------------

                                                      224,362               98,557             327,060             202,126
                                             -----------------   ------------------   -----------------   -----------------
Operating Profit (Loss)
                                                     (54,274)               45,555            (17,657)              56,789
Other Income
   Interest
                                                       44,614                  514              45,647               1,927
                                             -----------------   ------------------   -----------------   -----------------

Net Earnings (Loss) Available to Common

Stockholders                                       $  (9,660)     $         46,069         $   27,990          $   58,716
                                                   ==========     ================         ===========         ==========

Basic Earnings (Loss) per Common Shares

(Note 4)                                            $      -             $      -            $      -            $      -
                                                    =========            =========           =========           ========

Basic Weighted Average Common Shares
Outstanding   (Note 4)
                                                  18,014,780           14,075,000          16,055,773          14,075,000
                                                  ===========          ===========         ===========         ==========

Diluted Earnings (Loss) per Common Shares

(Note 4)                                          $      -             $      -            $      -            $      -
                                                  ===========          ===========         ===========         ========

Weighted Average Common Shares Outstanding,
Assuming Dilution   (Note 4)
                                                  18,014,780           14,075,000          17,385,106          14,075,000
                                                  ===========          ===========         ===========         ==========




                                                  See Accompanying Notes



                         XIN NET CORP. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
             FOR THE SIX-MONTH PERIODS ENDED JUNE 30, 1999 AND 1998
                  ( Prepared by management and without audit )

                                                             Three Months Ended June 30            Six Months Ended June 30
Stated in U.S. dollars                                      1999               1998                 1999               1998
---------------------------------------------------------------------------------------------------------------------------------
Cash flows from operating activities
  Net profit (loss)                                         $ (9,660)           $ 46,069             $ 27,990           $ 58,716
  Adjustments to reconcile net loss to net cash
    Provided by (Used in) operating activities
    Depreciation and amortization                                                                       3,746
                                                                1,842              1,265                                   2,558
    Changes in assets and liabilities
      (Increase) Decrease in accounts
       receivable                                            (24,583)             55,366             (52,714)           (62,103)
      (Increase) Decrease in prepaid expenses                 (1,450)
                                                                                       -                1,164                  -
      Increase in inventory                                                     (11,952)             (15,047)           (14,809)
                                                                 (45)
      Increase (Decrease) in accounts payable                  14,254           (28,010)                                 (8,408)
                                                                                                       93,676
      Decrease in other advance                              (20,000)                                (20,000)
                                                                                       -                                       -
                                                        --------------    ---------------      ---------------    ---------------
                                                             (39,642)                                                   (24,046)
                                                                                  62,738               38,815
                                                        --------------    ---------------      ---------------    ---------------

Cash flows from investing activities
  Purchases of property and equipment                       (230,708)            (2,657)            (250,953)           (41,473)

Cash flows from financing activities
  Increase in obligation under capital lease                  214,958                                 214,958
                                                                                       -                                       -
  Issuance of common stock                                      6,900                                   6,900
                                                                                       -                                       -
  Issuance of additional paid in capital                    6,053,100                               6,053,100
                                                                                       -                                       -
                                                        --------------    ---------------      ---------------    ---------------
                                                            6,274,958                               6,274,958
                                                                                       -                                       -
                                                        --------------    ---------------      ---------------    ---------------

Increase (Decrease) in cash and cash equivalents
                                                            6,004,608             60,081            6,062,820           (65,519)

Cash and cash equivalents - beginning of period
                                                              394,401            211,766              336,189            337,366

                                                        --------------    ---------------      ---------------    ---------------
Cash and cash equivalents - end of period                  $6,399,009          $ 271,847           $6,399,009          $ 271,847
                                                           ===========         ==========          ===========         =========



                             See Accompanying Notes



                                              XIN NET CORP. AND SUBSIDIARIES
                                      CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                                       FOR THE  SIX-MONTH  PERIOD ENDED JUNE 30,
                                       1999 ( Prepared by management and without audit )


                                                                   Stock        Additional
                                                    Common       Amount At       Paid In              Accumulated
Stated in U.S. dollars                              Shares       Par Value       Capital         Deficit         Total
---------------------------------------------------------------------------------------------------------------------------
Balance,  December 31, 1998                         14,075,000      $  14,075      $ 792,990      $(242,994)     $ 564,071

Exercise of Stock Option for cash at $0.40 per
share on April 4, 1999                                 810,000            810        323,190                       324,000

Exercise of Stock Option for cash at $0.40 per
share on April 6, 1999                                 590,000            590        235,410                       236,000

Issuance of Common Stock for cash at $1.00 per
share on May 19, 1999                                5,500,000          5,500      5,494,500                     5,500,000

Profit for the six months ended June 30, 1999
                                                                                                      27,990        27,990

                                                ---------------------------------------------------------------------------
Balance, June 30, 1999                             20,975,000      $  20,975     $6,846,090     $   (215,004)  $ 6,652,061
                                                 =============     ==========    ===========    =============  ============






                                                  See Accompanying Notes

                         XIN NET CORP. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                             June 30, 1999 and 1998

                  ( Prepared by management and without audit )



1        Basis of Presentation

         The accompanying unaudited financial statements have been prepared in conformity with generally accepted accounting principles. However, certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted or condensed pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC"). In the opinion of the management all adjustments of a normal recurring nature necessary for a fair presentation have been included. The results for interim periods are not necessarily indicative of results for the entire year. These condensed consolidated financial statements and accompanying notes should be read in conjunction with the Company's annual consolidated financial statements and the notes thereto for the fiscal year ended December 31, 1998 included in its Annual Report on Form 10-KSB.

         The unaudited condensed consolidated financial statements include Xin Net Corp. and its subsidiaries. Significant inter-company transactions and accounts have been eliminated.

         Certain prior-period amounts have been reclassified to conform to the current period's presentation.



2        Capital Lease Obligation

         The Company leases computer equipment, repayable at approximately $5,729 (CND 8,434) per month to June 30, 2002. The liability includes imputed interest at an average rate of 4.64% per annum.

                         XIN NET CORP. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                             June 30, 1999 and 1998

                  ( Prepared by management and without audit )



2        Capital Lease Obligation (Continued)

                Total minimum lease payments
                for the year ended December 31
                    1999                                               $       34,373
                    2000                                                       68,746
                    2001                                                       68,746
                    2002                                                       59,686
                                                                       -----------------------
                                                                              231,551
                Less:  Amount representing interest                           (16,593)
                                                                       -----------------------
                Present value of minimum lease payment                        214,958
                Less : Current portion                                        (30,484)
                                                                       =======================
                                                                       $      184,474
                                                                       =======================


3        Stockholders' Equity

         On February 26, 1999, stock options for a total of 1.4 million shares at $0.40 per share were granted. All the options were exercised as of April 6, 1999.

         In May 1999, the Company issued 5,500,000 common shares through its unit private placement, at $1.00 per share, or $5,500,000. Each common share was issued with a warrant. Each warrant entitles the holder to purchase, on or before March 31, 2001, one additional unit of common share at a price of $2.00 per unit, each unit consisting of one common share and one additional warrant. The additional warrant entitles the holder to purchase one additional common share at a price of $5.00 per share on or before March 31, 2002.

                         XIN NET CORP. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                             June 30, 1999 and 1998

                  ( Prepared by management and without audit )



4        Earnings Per Share

         Basic earnings per share is computed by dividing net earnings available to common stockholders by the weighted-average number of common shares outstanding during the period. Diluted earnings per share is computed by dividing net earnings available to common stockholders by the weighted-average number of common shares outstanding during the period increased to include the number of additional common shares that would have been outstanding if potentially dilutive common shares had been issued.

          The following table sets forth the computations of shares and net earnings used in the calculation of basic and diluted earnings per share for the second quarter and the first half of 1999 and 1998 :


                                                                Three months ended         Six months ended
                                                               6/30/99      6/30/98       6/30/99     6/30/98

         Net earnings (loss) for the period                     $ (9,660)    $ 46,069      $ 27,990    $ 58,716


         Weighted-average shares outstanding                   18,014,780  14,075,000    16,055,773  14,075,000
                                                             -------------------------  ------------------------

         Effect of dilutive securities :
         Dilutive options                                               -                   222,488
                                                                                    -                         -
         Dilutive warrants                                              -                 1,106,844
                                                                                    -                         -
                                                             -------------------------  ------------------------

         Dilutive potential common shares                               -                 1,329,332
                                                                                    -                         -
                                                             -------------------------  ------------------------

         Adjusted weighted-average shares and assumed
         conversions                                           18,014,780  14,075,000    17,385,106  14,075,000
                                                               ==========  ==========    ==========  ==========

         Basic earnings per share                               $  (0.00)    $  0.00       $  0.00     $  0.00
                                                                =========    ========      ========    =======

         Diluted earnings per share                             $  (0.00)    $  0.00       $  0.00     $  0.00
                                                                =========    ========      ========    =======



         Due to the loss for the three months ended June 30, 1999, the effect of outstanding options and warrants was not included as the effect would be anti-dilutive.

                         XIN NET CORP. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                             June 30, 1999 and 1998

                  ( Prepared by management and without audit )



4        Earnings Per Share (Continued)

         Warrants to purchase approximately 2,767,000 weighted-average shares of common stock were outstanding during the quarter ended June 30, 1999, that were not included in the computation of diluted earnings per share for the six months ended June 30, 1999, because the warrants' exercise price was greater than the average market price of the Company's common stock during the period and, therefore, the effect would be anti-dilutive.



5        Segment and Geographic Data

         The Company's reportable segments are geographic areas that provide internet services and products to the Chinese markets. Summarized financial information concerning the Company's reportable segments is shown in the following table. The "Other" column includes corporate related items, and, as it relates to segment profit (loss), income and expenses not allocated to reportable segments.



         For three months ended 6/30/1999               China         Canada        Other        Total
         --------------------------------               -----         ------        -----        -----
         Revenue from customers                           $170,088         $   -       $    -    $ 170,088
         Interest revenue                                    1,064                     43,550       44,614
                                                                               -
         Inter-segment revenue
                                                                 -             -            -            -
         Operating income (loss)                            34,873      (29,849)     (14,684)      (9,660)
         Total assets                                    1,311,607       322,818    5,346,774    6,981,199

         For three months ended 6/30/1998               China         Canada        Other        Total
         --------------------------------               -----         ------        -----        -----

         Revenue from customers                           $144,112         $   -       $    -    $ 144,112
         Interest revenue                                      460            54                       514
                                                                                            -
         Inter-segment revenue
                                                                 -             -            -            -
         Operating income (loss)                            70,513      (24,233)        (211)       46,069
         Total assets                                      574,316        30,365          395      605,076



                         XIN NET CORP. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                             June 30, 1999 and 1998

                  ( Prepared by management and without audit )



5        Segment and Geographic Data (Continued)

         For six months ended 6/30/1999                 China         Canada        Other        Total
         ------------------------------                 -----         ------        -----        -----
         Revenue from customers                           $309,403         $   -       $    -     $309,403
         Interest revenue                                    2,097                     43,550       45,647
                                                                               -
         Inter-segment revenue
                                                                 -             -            -            -
         Operating income (loss)                           108,450      (51,043)     (29,417)       27,990
         Total assets                                    1,311,607       322,818    5,346,774    6,981,199

         For six months ended 6/30/1998                 China         Canada        Other        Total
         ------------------------------                 -----         ------        -----        -----

         Revenue from customers                           $258,915         $   -       $    -     $258,915
         Interest revenue                                      646         1,281            -        1,927
         Inter-segment revenue
                                                                 -             -            -            -
         Operating income (loss)                           106,125      (46,788)        (621)       58,716
         Total assets                                      574,316        30,365          395      605,076



         Reconciliation of segment                         3 months ended             6 months ended
         -------------------------
         Information                                   6/30/99        6/30/98      6/30/99      6/30/98

         Revenue from customers                          $ 170,088      $144,112     $309,403     $258,915
         Interest revenue                                   44,614           514       45,647        1,927
         Inter-segment revenues
                                                                 -             -            -            -
                                                    -------------------------------------------------------
         Total consolidated revenues                    $ 214,702      $144,626     $355,050     $260,842
                                                        ==========     =========    =========    ========


                       SECURITIES AND EXCHANGE COMMISSION


                         ---------------------------

                                  FORM SB-2

                            REGISTRATION STATEMENT

                                    UNDER

                          THE SECURITIES ACT OF 1933

                       -------------------------------

                                XIN NET CORP.
              (Exact name of Registrant as specified in charter)
                       -------------------------------

                                   EXHIBITS

                                   EXHIBIT INDEX

Exhibit No. Item.

Incorporated by reference to Form 10SB Registration Statement filed June 1999, file #026559

3.1    Articles of Incorporation to Placer Technology, Inc.

3.2    Articles of Amendment to Placer Technology, Inc.


3.3    Articles of Amendment to Placer Technology, Inc. to change name to Xin
       Net.*

3.4    Bylaws to Placer Technology, Inc. (Xin Net)*

3.5    Articles of Incorporation to Infornet (B.C.) Investment Corp. &
       Amendment.*

3.6 Articles of Incorporation to Micro Express (Hong Kong) and Amedment to change name to Infornet Investment, LTD. *

3.7    Articles of Association Placer Technology Corp. (China)*

10.1 Contract between Xin Hai Technology Development, L.T.D and Infornet Investment, L.T.D. dated August 25, 1997.*

10.2   Cooperative Joint Venture Contract Placer Technologies/Xin Hai.*

10.3    EDUVERSE Non-Exclusive Binding Agreement.*

5.1    Form of Opinion of Michael A. Littman

24.1   Consent of Michael A. Littman, dated, 1999.

24.2   Consent of Auditor, dated _________________

*To be filed by Amendment
** Previously Filed

                                       84